 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-235793
PROSPECTUS SUPPLEMENT
(to Prospectus dated April 28, 2020)
Tellurian Inc.
$500 million Senior Secured Convertible Notes and
Shares of Common Stock Issuable Upon Conversion of the Convertible Notes
We are offering (i) $500,000,000 aggregate principal amount of senior secured convertible notes (the “Notes”) and (ii) shares of our common stock issuable upon conversion of the Notes (such shares, together with the Notes, the “Securities”). Our obligations under the Notes will be secured by a pledge of the equity interests in our wholly-owned subsidiary Tellurian Production Holdings, LLC (“Tellurian Production Holdings”).
The Notes will bear interest at 6.00% per annum, paid quarterly in cash, and will mature on May 1, 2025. The conversion rate for the Notes will be 174.703 shares of our common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $5.724 per share of common stock). The Notes are subject to redemption prior to maturity at our option, or at the option of the holders, in certain circumstances described in this prospectus supplement.
We have engaged Roth Capital Partners, LLC and Citigroup Global Markets Inc., or the placement agents, to act as our placement agents for this offering. We have agreed to pay the placement agents a cash fee totaling 2.0% of the aggregate proceeds of this offering.
We will not make application to list the Notes on any securities exchange or to include the Notes in any automated quotation system. Our common stock is listed on the NYSE American under the symbol “TELL.” The last reported sale price of our common stock on the NYSE American on May 31, 2022 was $4.77 per share.
Delivery of the Notes offered hereby is expected to be made on or about June 3, 2022, subject to satisfaction of customary closing conditions.
Investing in our securities involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement to read about important facts you should consider before buying our common stock.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Placement Agents
Roth Capital PartnersCitigroup
Prospectus Supplement dated June 1, 2022

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We provide information to you about the issuance and sale of the Securities offered hereby in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding the issuance and sale of the Securities offered hereby and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to the issuance and sale of the Securities offered hereby. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.
You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with the issuance and sale of the Securities offered hereby before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the Securities offered hereby. We and the placement agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are not making an offer to sell nor a solicitation of an offer to buy our securities in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the Securities offered hereby is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with the issuance and sale of the Securities offered hereby, is accurate as of any date other than the respective dates thereof.
In this prospectus supplement, references to “Tellurian,” the “Company,” “we,” “us” or “our” refer to Tellurian Inc. and its subsidiaries, unless the context suggests otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and at our website at http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 23, 2022;

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the information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2022 that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 4, 2022;

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our Current Reports on Form 8-K filed with the SEC on January 6, 2022, April 7, 2022 and May 16, 2022; and

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the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as superseded by the disclosures in “Description of Our Capital Stock” in the accompanying base prospectus, and any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement until we sell all of the Securities offered by this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying base prospectus and shall be a part hereof from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.
We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address, telephone number, facsimile number and e-mail address:
Tellurian Inc.
Attention: Corporate Secretary
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone No.: (832) 962-4000
Facsimile No.: (832) 962-4055
E-mail: CorpSec@tellurianinc.com
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
The information in this prospectus supplement, including information in documents incorporated by reference in this prospectus supplement, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “proposed,” “should,” “will,” “would” and similar terms, phrases and expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:
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our businesses and prospects and our overall strategy;

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planned or estimated costs or capital expenditures;

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availability of liquidity and capital resources;

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our ability to obtain financing as needed and the terms of financing transactions, including for the Driftwood Project;

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revenues and expenses;

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progress in developing our projects and the timing of that progress;

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future values of the Company’s projects or other interests, operations or rights; and

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government regulations, including our ability to obtain, and the timing of, necessary governmental permits and approvals.

Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” sections of this prospectus supplement and our filings with the SEC incorporated by reference in this prospectus supplement and include such factors as:
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the uncertain nature of demand for and price of natural gas and liquefied natural gas (“LNG”);

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risks related to shortages of LNG vessels worldwide;

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technological innovation which may render our anticipated competitive advantage obsolete;

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risks related to a terrorist or military incident involving an LNG carrier;

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changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

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governmental interventions in the LNG industry, including increases in barriers to international trade;

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uncertainties regarding our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

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our limited operating history;

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our ability to attract and retain key personnel;

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risks related to doing business in, and having counterparties in, foreign countries;

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our reliance on the skill and expertise of third-party service providers;

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the ability of our vendors, customers and other counterparties to meet their contractual obligations;

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risks and uncertainties inherent in management estimates of future operating results and cash flows;

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our ability to maintain compliance with our debt arrangements;

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changes in competitive factors, including the development or expansion of LNG, pipeline and other projects that are competitive with ours;

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development risks, operational hazards and regulatory approvals;

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our ability to enter into and consummate planned financing and other transactions;

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risks related to pandemics or disease outbreaks;

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risks of potential impairment charges and reductions in our reserves; and

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risks and uncertainties associated with litigation matters.

The forward-looking statements in this prospectus supplement speak as of the date hereof. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement (including the forms of agreement included in the annexes hereto), the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.
Our Business
We are a Houston-based company that intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide (the “Business”). We are developing a portfolio of natural gas, LNG marketing, and infrastructure assets that includes an LNG terminal facility (the “Driftwood terminal”), an associated pipeline (the “Driftwood pipeline”), other related pipelines, and upstream natural gas assets. The Driftwood terminal and the Driftwood pipeline are collectively referred to as the “Driftwood Project.” As of March 31, 2022, our existing natural gas assets consisted of 13,521 net acres and interests in 82 producing wells located in the Haynesville Shale trend of northern Louisiana. Our Business may be developed in phases.
As part of our execution strategy, which includes increasing our asset base, we will consider various commercial arrangements with third parties across the natural gas value chain. We are also pursuing activities such as direct sales of LNG to global counterparties, trading of LNG, the acquisition of additional upstream acreage and drilling of new wells on our existing or newly acquired upstream acreage. In 2021, we entered into four LNG sale and purchase agreements with three unrelated purchasers, completing the planned sales for plants one and two of the Driftwood terminal (“Phase 1”). We are currently focused on securing financing for the construction of Phase 1.
We continue to evaluate the scope and other aspects of our Business in light of the evolving economic environment, needs of potential counterparties and other factors. How we execute our Business will be based on a variety of factors, including the results of our continuing analysis, changing business conditions and market feedback.
Our Company
The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments Inc., a Delaware corporation, in February 2017. Our common stock is listed on the NYSE American. It currently trades under the ticker symbol “TELL.”
Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our Securities in this offering.

THE OFFERING
Issuer
Tellurian Inc.
Notes Offered
Senior secured convertible notes with an aggregate principal amount of $500,000,000.
Interest Rate
The Notes will bear interest at 6.00% per annum, paid quarterly in cash.
Maturity
The Notes will mature on May 1, 2025.
Conversion Price
The conversion rate for the Notes will be 174.703 shares of our common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $5.724 per share of common stock) (the “Conversion Price”).
Investor Redemption
On each of May 1, 2023 and May 1, 2024 (each a “Convertible Redemption Date”), the holders of the Notes may redeem up to $166,666,000 of the initial principal amount of the Notes at par, plus accrued and unpaid interest.
Other Redemptions at the Option of Holders
Holders of the Notes may force us to redeem the Notes for cash upon (i) a fundamental change or (ii) an event of default, at the greater of (a) 115% of the principal amount of Notes then outstanding and (b) 115% of the product of (1) the conversion rate in effect on the trading day immediately preceding the redemption event, (2) the total principal amount of the applicable Notes then outstanding and (3) the average daily volume-weighted average price per share of our common stock for 10 trading days prior to the redemption event, plus accrued and unpaid interest.
Forced Conversion
We will force the holders of the Notes to convert all of the Notes if the trading price of our common stock closes above 200% of the Conversion Price for 20 consecutive trading days and certain other conditions are satisfied (the “Forced Conversion Trigger”).
Collateral
Our senior obligations under the Notes will be secured by a pledge of the equity interests in our wholly-owned subsidiary Tellurian Production Holdings (the “Collateral”) granted by Tellurian Investments LLC. Tellurian Production Holdings owns all of our upstream oil and gas assets.
Covenants
The indenture provides that we will be subject to certain affirmative and negative covenants, including (i) limitations on future indebtedness, excluding financing for the Driftwood Project, (ii) a minimum cash covenant of $100.0 million (provided, however, that if the holders have exercised their right to redeem any portion of the Notes in respect of a Convertible Redemption Date, the minimum cash covenant will decrease to $50.0 million for 30 days after the Convertible Redemption Date) and (iii) additional covenants limiting liens, investments, distributions/dividends/stock purchases, asset transfers, transactions with affiliates and restricted issuances.
Optional Redemption
We may provide written notice to each holder of the Notes calling all of such holder’s Notes for a cash purchase price equal 120% of the principal amount being redeemed, plus accrued and unpaid interest (the “Optional Redemption”), and each holder will have the right to accept or reject such Optional Redemption. Whether or not any holder accepts the offer of an Optional Redemption, upon the Company’s compliance with its redemption obligations to any holders accepting an Optional Redemption or upon all holders rejecting such offer, the Collateral shall be automatically released.
Events of Default
Events of default under the indenture include failures to pay amounts due under the Notes or convert the Notes when required, defaults in covenants, cross-payment default/acceleration of indebtedness in excess of $10,000,000, bankruptcy events, suspension from trading of the Company’s common stock on an eligible exchange and failure to timely file Exchange Act reports.
Ownership Cap
Notwithstanding anything in the indenture to the contrary, no holder will be permitted to exercise conversion rights if doing so would result in it becoming the beneficial owner (as defined under Section 13(d) of the Exchange Act) of more than 4.99% of the shares of the Company (the “Ownership Cap”). If a Forced Conversion Trigger occurs that would result in the investor beneficially owning shares in excess of the Ownership Cap, the investor shall receive, in lieu of such excess shares, the right to receive such shares as and when they can be issued in compliance with the Ownership Cap.
Securities Purchase Agreement; Financing Lock-Up
We will enter into a securities purchase agreement with the investor or investors in this offering. The securities purchase agreement will contain representations, warranties, covenants, termination provisions and indemnification provisions customary for transactions of this type. In addition, the securities purchase agreement will provide that we may not register, offer or issue, including make any filing to do the same, any equity or equity-linked securities until 30 calendar days after the closing of this offering, subject to exceptions for certain project level financing transactions and issuances pursuant to existing arrangements.
The securities purchase agreement will also provide that so long as any Notes are outstanding, the Company may not effect any “Variable Rate Transaction” or issue any senior notes pursuant to its at-the-market debt program. ”Variable Rate Transaction” is generally defined to mean a transaction involving the issuance of convertible securities with a conversion price that varies based on changes in the trading price of our common stock or is subject to being reset at a future date upon the occurrence of specified events (not including customary structural adjustments). Sales of common stock pursuant to an at-the-market equity program and project-level financing transactions in which the conversion price of convertible securities issued cannot be set, and such securities cannot be issued, while the Notes are outstanding, will not be considered Variable Rate Transactions.
Use of Proceeds
We intend to use the net proceeds from the sales of the Notes offered hereby for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Risk Factors
Investing in our Securities involves a high degree of risk. Please see “Risk Factors” on page S-8 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our common stock.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” sections of the documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.
Risks Related to the Offering in General
We have broad discretion in the use of the net proceeds of the offering contemplated by this prospectus supplement and, despite our efforts, we may use such proceeds in a manner that does not improve our operating results or increase the value of your investment.
We currently anticipate that the net proceeds from the offering of our Securities contemplated by this prospectus supplement will be used as described in “Use of Proceeds.” However, we have not determined the specific use of the net proceeds from the offering contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of those funds, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of such proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.
The issuance of shares of our common stock issuable pursuant to the Notes may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.
To the extent we deliver shares of our common stock upon conversion of the Notes, the issuance of such shares will dilute the ownership interests of existing stockholders. Any sales in the public market of such shares could adversely affect prevailing market prices of our common stock.
We do not anticipate that an active trading market will develop for the Notes.
Prior to this offering, there has been no trading market for the Notes, and we do not intend to apply to list the Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We do not anticipate that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case you may not be able to sell your Notes at a particular time or at a favorable price.
Risks Related to Owning the Notes
Servicing the Notes will require a significant amount of cash, and we may not have sufficient cash to pay our obligations under the Notes.
Our ability to make scheduled payments of principal or to pay interest on or to refinance the Notes depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our current operations do not generate sufficient cash flow from operations to satisfy our obligations under the Notes. Accordingly, it is likely that we will need to obtain additional financing in order to pay the principal and interest on the Notes when due. Our ability to refinance the Notes will depend on the capital markets and our financial condition at such time. We may not be able to obtain the necessary capital to refinance the Notes on attractive terms or at all.
Some significant restructuring transactions may not constitute a Fundamental Change, in which case you would not be entitled to require us to purchase the Notes.
Upon the occurrence of a Fundamental Change, as that term is defined in the indenture, you have the right to require us to purchase your Notes. However, the Fundamental Change provisions will not afford protection to the holders of the Notes in the event of other transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a Fundamental Change requiring us to purchase the Notes. In the event of any such transaction, the holders would not have the right to require us to purchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the Notes.
The Fundamental Change repurchase feature of the Notes may delay or prevent an otherwise beneficial attempt to take over our company.
The terms of the Notes require us to offer to repurchase the Notes in the event of a Fundamental Change. A takeover of our company would trigger an option of holders of the Notes to require us to repurchase the Notes. This may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors in the Notes.
We are subject to certain covenants set forth in the Notes. Upon an event of default, including a breach of a covenant, we may not be able to make such accelerated payments under the Notes.
The Notes contain customary events of default, including for non-payment, breach of covenants, defaults under other material indebtedness, bankruptcy, change of control and material judgments. We will require additional financing to continue to conduct our operations and to comply with the terms of the Notes, including by making scheduled redemption payments. Such additional financing may not be available on acceptable terms or at all.
Upon an event of default, the outstanding principal amount of the Notes plus any other amounts owed under the Notes will become immediately due and payable and holders of the Notes could accelerate the amounts due. A default would also likely significantly reduce the market price of our common stock.
Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.
Subject to the covenants in the indenture governing the Notes, we and our subsidiaries may be able to incur substantial additional debt in the future. We are actively considering a variety of potential financing transactions in connection with the development of the Driftwood Project and related activities, including transactions that would involve the issuance of equity or equity-linked securities and secured or unsecured indebtedness. Some of these transactions may result in the Notes being subordinated to new indebtedness of ours or one or more of our subsidiaries or the issuance or potential issuance of common stock that may dilute the value of the shares of common stock issued upon conversion of the Notes or may have other potentially adverse effects on the holders of the Notes. In addition, we will not be restricted under the terms of the indenture governing the Notes from taking a number of other actions that could have the effect of diminishing our ability to make payments on the Notes when due. If we incur additional indebtedness, the related risks that we now face would intensify and could further exacerbate the risks associated with our ability to service our indebtedness.
The conversion rate of the Notes may not be adjusted for all dilutive events.
The conversion rate of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as set forth in Article 5 of the supplemental indenture. However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the market value or trading price of the Notes or our common stock. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion rate.
You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes even though you do not receive a corresponding cash distribution.
The conversion rate of the Notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you for U.S. federal income tax purposes. While adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the Notes will generally not be considered to result in a deemed distribution to you, certain of the possible conversion rate adjustments provided in the Notes will not qualify as being pursuant to a bona fide reasonable adjustment formula. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will generally be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. Moreover, any increase in conversion rate (including an adjustment upon a make-whole fundamental change or notice of redemption) may, depending on the circumstances also be treated as a deemed distribution subject to U.S. federal income tax as a dividend. See “Material United States Federal Income Tax Considerations.”
The rights of noteholders in the collateral may be adversely affected by the failure to perfect security interests in the collateral.
Applicable law requires that a security interest in certain intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the equity securing obligations under the Notes may not be perfected if the collateral agent has not taken or maintained the actions necessary to perfect such liens. The inability or failure of the collateral agent to promptly take all such actions may result in a defect in the perfection, or the loss or extinguishment of the priority, of the security interest for the benefit of the noteholders to which they would have been otherwise entitled.
Rights of holders of Notes in the collateral may be adversely affected by bankruptcy proceedings.
The right of the collateral agent for the Notes to dispose of equity in Tellurian Production Holdings upon acceleration is likely to be significantly impaired by federal bankruptcy law if one or more bankruptcy case(s) is/are commenced by or against Tellurian Production Holdings or its affiliates prior to or possibly even after the collateral agent has disposed of the collateral. Under the U.S. Bankruptcy Code, assuming Tellurian Production Holdings and/or one or more of its affiliates is a debtor in bankruptcy, a secured creditor, such as the collateral agent for the Notes, may be prohibited from disposing of security, without bankruptcy court approval. Moreover, bankruptcy law generally permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents, or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments, the right to receive such payments, or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent could dispose of the collateral, or whether or to what extent holders of the Notes would be compensated for any delay in payment of loss of value of the collateral through the requirements of “adequate protection.” Furthermore, in a bankruptcy case of the equity holder in Tellurian Production Holdings, if we default on the Notes, and the holders of the Notes will be secured only to the extent of the value of the equity in Tellurian Production Holdings in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would have unsecured claims as to the difference. Any claim with respect to the equity in Tellurian Production Holdings is also subordinate to the claims of creditors of Tellurian Production Holdings itself and its subsidiaries. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys’ fees for unsecured claims during the debtor’s bankruptcy case.

USE OF PROCEEDS
The net proceeds from the sale of the Securities offered pursuant to this prospectus supplement will be used for general corporate purposes. Pending the application of the net proceeds, we intend to invest such proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
We will bear all of the expenses of the issuance and sale of the Securities, and such expenses will be paid out of our general funds.

CAPITALIZATION
The following table sets forth our capitalization and cash position as of March 31, 2022 on:
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an actual basis; and

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an as-adjusted basis to give effect to the issuance and sale of the Notes in this offering, assuming the offering is fully subscribed and the net proceeds are initially held as cash and cash equivalents, pending their use as described in “Use of Proceeds.”

This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and the accompanying notes, incorporated by reference into this prospectus supplement and the accompanying prospectus and “Use of Proceeds” in this prospectus supplement.
	As of March 31, 2022
($ in thousands)	Actual	As Adjusted
	(unaudited)	(unaudited)
Cash, cash equivalents and restricted cash	$322,506	$812,506
Debt:
Existing 8.25% Senior Notes due 2028	54,891	54,891
Notes	—	500,000
Total debt	$54,891	$554,891
Stockholders’ equity	524,655	524,655
Total capitalization	$579,546	$1,079,546

DESCRIPTION OF NOTES
The Notes will be issued pursuant to a base indenture and a supplemental indenture, collectively referred to as the “indenture,” by and between us and Wilmington Trust, National Association, as trustee. The following summary is not complete and is qualified in its entirety by reference to the full text of the base indenture, the supplemental indenture (which includes a form of Note) and the securities purchase agreement, which are included in this prospectus supplement as Annexes A, B, and C, respectively.
Notes Offered	Senior secured convertible notes with an aggregate principal amount of $500,000,000.
Interest Rate	The Notes will bear interest at 6.00% per annum, paid quarterly in cash.
Maturity	The Notes will mature on May 1, 2025.
Conversion Price	The conversion rate for the Notes will be 174.703 shares of our common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $5.724 per share of common stock) (the “Conversion Price”). The Conversion Price is subject to adjustment in certain circumstances described in the indenture. See Article 5 of the supplemental indenture.
Investor Redemption	On each of May 1, 2023 and May 1, 2024 (each, a “Convertible Redemption Date”), the holders of the Notes may redeem up to $166,666,000 of the initial principal amount of the Notes at par, plus accrued and unpaid interest. See Section 4.03 of the supplemental indenture.
Other Redemptions at the Option of Holders	Holders of the Notes may force us to redeem the Notes for cash upon (i) a “Fundamental Change” or (ii) an “Event of Default” (as those terms are defined in the indenture), at the greater of (a) 115% of the principal amount of Notes then outstanding and (b) 115% of the product of (1) the conversion rate in effect on the trading day immediately preceding the redemption event, (2) the total principal amount of the applicable Notes then outstanding and (3) the average daily volume-weighted average price per share of our common stock for 10 trading days prior to the redemption event, plus accrued and unpaid interest. See Section 4.02 and Article 7 of the supplemental indenture.
Forced Conversion	We will force the holders of the Notes to convert all of the Notes if (i) the trading price of our common stock closes above 200% of the Conversion Price for 20 consecutive trading days and (ii) at the time of the conversion, the stock is freely tradeable, no event of default has occurred and is continuing and the other equity conditions have been met for 20 consecutive trading days (the “Forced Conversion Trigger”). See Section 5.01 of the supplemental indenture.
Collateral	Our senior obligations under the Notes will be secured by a pledge of the equity interests in our indirect wholly-owned subsidiary Tellurian Production Holdings (the “Collateral”) granted by Tellurian Investments LLC. Tellurian Production Holdings owns all of our upstream oil and gas assets. See Articles 10 and 11 of the supplemental indenture.
Covenants	The indenture provides that we will be subject to certain affirmative and negative covenants, including (i) limitations on future indebtedness, excluding financing for the Driftwood Project, (ii) a minimum cash covenant of $100.0 million (provided, however, that if the holders have exercised their right to redeem any portion of the Notes in respect of a Convertible Redemption Date, the minimum cash covenant will decrease to $50.0 million for 30 days after the Convertible Redemption Date) and (iii) additional covenants limiting liens, investments, distributions/dividends/stock purchases, asset transfers, transactions with affiliates and restricted issuances. See Article 3 of the supplemental indenture.

Optional Redemption	We may provide written notice to each holder of the Notes calling all of such holder’s Notes for a cash purchase price equal 120% of the principal amount being redeemed, plus accrued and unpaid interest (the “Optional Redemption”), and each holder will have the right to accept or reject such Optional Redemption. Whether or not any holder accepts the offer of an Optional Redemption, upon the Company’s compliance with its redemption obligations to any holders accepting an Optional Redemption or upon all holders rejecting such offer, the Collateral shall be automatically released. See Section 4.03(B)(ii) of the supplemental indenture.
Events of Default	Events of default under the indenture include failures to pay amounts due under the Notes or convert the Notes when required, defaults in covenants, cross-payment default/acceleration to indebtedness in excess of $10,000,000, bankruptcy events, suspension from trading of the Company’s common stock on an eligible exchange and failure to timely file Exchange Act reports. See Section 7.01(A) of the supplemental indenture.
Ownership Cap	Notwithstanding anything in the indenture to the contrary, no holder will be permitted to exercise conversion rights if doing so would result in it becoming the beneficial owner (as defined under Section 13(d) of the Exchange Act) of more than 4.99% of the shares of the Company (the “Ownership Cap”). If a Forced Conversion Trigger occurs that would result in the investor beneficially owning shares in excess of the Ownership Cap, the investor shall receive, in lieu of such excess shares, the right to receive such shares as and when they can be issued in compliance with the Ownership Cap. See Section 5.09 of the supplemental indenture.
Securities Purchase Agreement; Financing Lock-Up
We will enter into a securities purchase agreement with the investors or investors in this offering. The securities purchase agreement will contain representations, warranties, covenants, termination provisions and indemnification provisions customary for transactions of this type. In addition, the securities purchase agreement will provide that we may not register, offer or issue, including make any filing to do the same, any equity or equity-linked securities until 30 calendar days after the closing of this offering, subject to exceptions for certain project level financing transactions and issuances pursuant to existing arrangements. See Section 4(j)(i) of the securities purchase agreement.
The securities purchase agreement will also provide that so long as any Notes are outstanding, the Company may not effect any “Variable Rate Transaction” or issue any senior notes pursuant to its at-the-market debt program. “Variable Rate Transaction” is generally defined to mean a transaction involving the issuance of convertible securities with a conversion price that varies based on changes in the trading price of our common stock or is subject to being reset at a future date upon the occurrence of specified events (not including customary structural adjustments). Sales of common stock pursuant to an at-the-market equity program and project-level financing transactions in which the conversion price of convertible securities issued cannot be set, and such securities cannot be issued, while the Notes are outstanding, will not be considered Variable Rate Transactions. See Section 4(j)(ii) and Section 4(j)(iv) of the securities purchase agreement.

Use of Proceeds	We intend to use the net proceeds from the sales of the Notes offered hereby for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.
Please read Annexes A, B and C, which are incorporated by reference in this section, for the complete terms of the indenture and the securities purchase agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS
This section is a discussion of the material U.S. federal income tax considerations relating to the purchase, ownership, conversion and disposition of the Notes and the ownership and disposition of any shares of our common stock issued to the holder of the Notes upon such holder’s exercise of the conversion right (the “Issued Common Shares”), but does not purport to be a complete analysis of all potential tax effects and does not address the effects of any state, local, alternative minimum, estate, gift or non-U.S. tax laws. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect and to differing interpretations, which could result in U.S. federal income tax considerations different from those described below. No rulings from the Internal Revenue Service (the “IRS”) have been or are expected to be sought with respect to the matters discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take a position concerning the tax considerations of the purchase, ownership, conversion, or disposition of the Notes or the ownership and disposition of Issued Common Shares that is different from those discussed below or that any such position would not be sustained.
The summary generally applies only to U.S. holders (as defined below) of the Securities that purchase the Notes in this offering and that hold the Securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as partnerships and pass-through entities and investors in such entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding the Securities as part of a hedging, conversion or integrated transaction or a straddle, persons that own, or are deemed to own, more than 5% of our common stock, persons deemed to sell the Securities under the constructive sale provisions of the Code, or persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Securities to their financial statements). Finally, the summary does not address the potential application of the Medicare contribution tax on net investment income, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.
INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.
As used herein, the term “U.S. holder” means a beneficial owner of the Securities that, for U.S. federal income tax purposes, is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (a) is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Securities, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of the Securities that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of purchasing, owning, converting, or disposing of the Notes and owning and disposing of the Issued Common Shares.

The Notes
Payment of Interest.   Payments of stated interest on the Notes will generally be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
This discussion assumes that the Notes will not be issued with more than a de minimis amount of original issue discount. If, however, the Notes’ principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury regulations, a U.S. holder will be required to include such excess of principal amount over issue price in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.
Additional Interest.   We may be required to pay additional interest on the Notes in certain circumstances. We intend to take the position that the Notes should not be treated as contingent payment debt instruments because of the anticipated remote possibility of such additional payments. Our determination that the Notes are not contingent payment debt instruments, while not binding on the IRS, is binding on U.S. holders unless they disclose their contrary position in the manner required by applicable Treasury regulations. Assuming our position is respected by the IRS, any additional interest on the Notes paid to a U.S. holder would be taxable as additional ordinary income when received or accrued, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. However, the IRS may take a position contrary to our position, which could materially and adversely affect the timing and character of income with respect to the Notes. In particular, if the Notes were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a higher rate on the Notes and to treat gain recognized on the sale or other disposition of a Note (including any gain realized on the conversion of a Note) as ordinary income rather than as capital gain. The remainder of the discussion assumes that the Notes are not treated as contingent payment debt instruments.
Sale, Exchange, or Other Taxable Disposition of Notes.   A U.S. holder will generally recognize gain or loss upon the sale, exchange, or other taxable disposition of a Note, including a conversion of the Note into solely cash, equal to the difference between the amount realized upon the sale, exchange, or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note will generally be its cost for that Note plus the amount, if any, included in income on an adjustment to the conversion rate of the Notes. Any such gain or loss will generally be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, the Note has been held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations under the Code.
Conversion of Notes.   A U.S. holder who receives solely Issued Common Shares and cash in lieu of a fractional share of our common stock upon conversion will generally not recognize any gain or loss, except (i) to the extent of cash received in lieu of a fractional share, which will be taxable as a gain or loss as described below, and (ii) to the extent of the fair market value of Issued Common Shares received with respect to accrued interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder.
A U.S. holder’s initial tax basis in the Issued Common Shares received upon a conversion (other than Issued Common Shares attributable to accrued interest, the initial tax basis of which will equal its fair market value) will equal the adjusted tax basis in the Note that was converted (excluding the portion of the tax basis that is allocable to any fractional share). A U.S. holder’s holding period for Issued Common Shares will generally include the period during which the U.S. holder held the Notes, except that the holding period of any Issued Common Shares received with respect to accrued interest will commence on the day after the date of receipt.
The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash a U.S. holder receives in respect of the fractional share and the portion of the U.S. holder’s adjusted tax basis in the Note that is allocable to the fractional share. Any gain recognized on conversion will generally be capital gain and will be long-term capital gain if, at the time of the conversion, the Note has been held for more than one year.
Conversion of Notes into a Combination of Issued Common Shares and Cash.   If a combination of cash and Issued Common Shares is received in exchange for a U.S. holder’s Notes upon conversion, we intend to take the position that the conversion should be treated as a recapitalization. In this case, gain, but not loss, will be recognized in an amount equal to the excess of the fair market value of the Issued Common Shares and cash received (other than amounts attributable to accrued interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) over the U.S. holder’s adjusted tax basis in the Note, but such gain will only be recognized to the extent of such cash received (excluding cash attributable to accrued interest or received in lieu of a fractional share). Any gain recognized on conversion will generally be capital gain and will be long-term capital gain if, at the time of the conversion, the Note has been held for more than one year.
The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash a U.S. holder receives in respect of the fractional share and the portion of the U.S. holder’s adjusted tax basis in the Note that is allocable to the fractional share.
The initial tax basis in the Issued Common Shares received upon a conversion (other than Issued Common Shares attributable to accrued interest, the initial tax basis of which will equal its fair market value, but including a fractional share deemed received) will equal the adjusted tax basis in the Note that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. holder’s holding period for Issued Common Shares will include the period during which the U.S. holder held the Notes except that the holding period of any Issued Common Shares received with respect to accrued interest will commence on the day after the date of receipt.
Alternative treatments of the conversion of the Notes into cash and Issued Common Shares are possible. For example, the conversion of a Note into cash and Issued Common Shares may instead be treated for U.S. federal income tax purposes as in part a conversion into Issued Common Shares and in part a payment in redemption of a portion of the Note. In such a case, the cash payment received by a U.S. holder could generally be treated as proceeds from the sale of a portion of such U.S. holder’s Notes and taxed in the manner described under “— Sale, Exchange, or Other Taxable Disposition of Notes” above (or, in the case of cash received in lieu of a fractional share, taxed as a disposition of a fractional share). The Issued Common Shares received by a U.S. holder should be treated for U.S. federal income tax purposes as having been received upon a conversion of the Notes, which generally would not be taxable to the U.S. holder, and in that event such U.S. holder’s holding period for such stock would include the period during which the U.S. holder held the Notes. Nonrecognition treatment, however, would not apply to any cash or Issued Common Shares received in respect of amounts attributable to accrued but unpaid interest, which will be taxable to U.S. holders as ordinary interest income to the extent such U.S. holder has not previously included the accrued interest in income. For purposes of determining a U.S. holder’s taxable gain in respect of the cash received, the adjusted tax basis in a U.S. holder’s Notes would generally be allocated pro rata among the Issued Common Shares received by the U.S. holder (other than Issued Common Shares received with respect to accrued but unpaid interest) and the fractional shares that are treated as sold for cash and the cash received, each in accordance with their fair market values. Any gain or loss recognized generally will be long-term capital gain or loss if the U.S. holder’s holding period in the Notes is more than one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations under the Code. U.S. holders should consult their tax advisors regarding the tax treatment of the receipt of cash and Issued Common Shares in exchange for Notes upon conversion, including any alternative treatments.
Constructive Distribution.   The conversion rate of the Notes is subject to adjustment in certain circumstances. Under Section 305(c) of the Code, certain adjustments (or failures to make adjustments) in the conversion rate of the Notes that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may result in a constructive distribution for U.S. federal income tax purposes equal to the value of such increase even though such holder has not received any cash or property as a result of such adjustments. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes will generally not be deemed to result in a constructive distribution.
Certain of the possible conversion rate adjustments provided in the Notes will not qualify as being pursuant to a bona fide reasonable adjustment formula. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, a U.S. holder will generally be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a U.S. holder’s proportionate interest in our assets or earnings could be treated as a deemed taxable dividend to such U.S. holder. Moreover, any increase in conversion rate (including an adjustment upon a make-whole fundamental change or notice of redemption) may, depending on the circumstances also be treated as a deemed distribution subject to U.S. federal income tax as a dividend. Any constructive distribution would be taxable as a dividend, return of capital, or capital gain in accordance with rules regarding distributions on Issued Common Shares described below. It is not clear whether a constructive dividend deemed paid would be eligible for the preferential rates of U.S. federal income tax applicable to certain dividends paid to non-corporate beneficial owners. It is also not clear whether corporate beneficial owners would be entitled to claim the dividends-received deduction with respect to any such constructive dividends.
Issued Common Shares
Distributions.   If after a U.S. holder acquires any Issued Common Shares we make a distribution in respect of our common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution generally will be treated as a dividend to the extent of such current or accumulated earnings and profits and will be includible in a U.S. holder’s income at the time such holder is treated as receiving such distribution for U.S. federal income tax purposes. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock (as described below under “— Sale, Exchange or Other Taxable Disposition of Common Stock”). If the U.S. holder is a U.S. corporation, it would generally be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period and other requirements are satisfied. Subject to certain exceptions, dividends received by non-corporate U.S. holders are taxed at the reduced rates applicable to long-term capital gains, provided that certain holding period requirements are met.
Sale, Exchange or Other Taxable Disposition of Common Stock.   A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of Issued Common Shares. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s tax basis in the Issued Common Shares. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the Issued Common Shares. The gain or loss recognized by a U.S. holder on a sale, exchange or other taxable disposition of Issued Common Shares will be long-term capital gain or loss if the holder’s holding period in the Issued Common Shares is more than one year, or short-term capital gain or loss if the holder’s holding period in the Issued Common Shares is one year or less, at the time of the transaction. Long-term capital gains of non-corporate taxpayers generally are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting requirements will generally apply to interest paid with respect to the Notes, distributions on Issued Common Shares (including constructive distributions deemed paid) and to the proceeds of a sale or exchange of the Securities unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number or certification of exempt status, or fails to report in full interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to IRS.

PLAN OF DISTRIBUTION
We engaged Roth Capital Partners, LLC and Citigroup Global Markets Inc., or the placement agents, to act as our placement agents for this offering. We are offering the Securities to one or more institutional investors (collectively referred to as the “investor”). The placement agents are not purchasing or selling any of the Securities offered hereby but have agreed to use their reasonable best efforts to arrange for the sale of all of the Securities offered hereby. We expect to enter into the securities purchase agreement with the investor for the full amount of the offering and to file the agreement as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information.”
Our obligation to issue and sell the Securities to the investor is subject to the conditions set forth in the securities purchase agreement. The investor’s obligation to purchase the Securities is subject to conditions set forth in the agreement as well. See Annex C for the complete terms of the securities purchase agreement.
The public offering price of the Securities was negotiated between us and the investor based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering, and such other factors as were deemed relevant.
We expect that the sale of the Securities will be completed on or about June 3, 2022. We have agreed to pay the placement agents a cash fee totaling 2.0% of the aggregate proceeds of this offering. In addition, we have agreed to reimburse the placement agents and the investor for certain of their expenses and to indemnify the placement agents for certain liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agents may be required to make in respect thereof. We estimate that the total expenses of this offering, excluding the placement agent fees, will be approximately $500,000.
The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by the placement agents might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the placement agents:
•
may not engage in any stabilization activity in connection with our securities; and

•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement to be entered into with the placement agents or the securities purchase agreement referred to above.
From time to time, the placement agents have provided and may provide in the future various financial advisory, investment banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

LEGAL MATTERS
The validity of the Notes to be issued by us under this prospectus supplement will be passed upon for us by Kirkland & Ellis LLP. The validity of the shares issuable by us under this prospectus supplement upon conversion of the Notes will be passed upon for us by Davis Graham & Stubbs LLP. Roth Capital Partners, LLC and Citigroup Global Markets Inc. are being represented by Porter Hedges LLP and Davis Polk & Wardwell LLP, respectively, in connection with the issuance and sale of the Securities.
EXPERTS
The financial statements of Tellurian Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus supplement, and the effectiveness of Tellurian Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
Certain information contained in the documents we include herein and incorporate by reference into this prospectus supplement with respect to the Company’s oil and gas reserves is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, and has been included and incorporated by reference into this prospectus supplement upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

Annex A

Tellurian Inc.
INDENTURE
Dated as of June [•], 2022
Wilmington Trust, National Association Trustee

A-i

A-ii

A-iii

TELLURIAN INC.
Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of June [•], 2022
§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
§ 311(a)	7.11
(b)	7.11
§ 312(a)	2.6
(b)	10.3
(c)	10.3
§ 313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)(1)	7.6
(d)	7.6
§ 314(a)	4.2
(b)	Not Applicable
(c)(1)	10.4
(c)(2)	10.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	10.5
(f)	Not Applicable
§ 315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.14
§ 316(a)	2.10
(a)(1)(A)	6.12
(a)(1)(B)	6.13
(b)	6.8
(c)	9.5
§ 317(a)(1)	6.3
(a)(2)	6.4
(b)	2.5
§ 318(a)	10.1
Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

A-iv

Indenture dated as of June [•], 2022 by and between Tellurian Inc., a Delaware corporation (“Company”), and Wilmington Trust, National Association (“Trustee”).
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1   Definitions.
“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes imposed on Holders specified herein or therein and which are owing to such Holders.
“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.
“Agent” means any Registrar, Paying Agent or Notice Agent.
“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.
“Business Day” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday, Sunday or a legal holiday in The City of New York (or in connection with any payment, the place of payment) on which banking institutions are authorized or required by law, regulation or executive order to close.
“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.
“Company” means the party named as such above until a successor replaces it and thereafter means the successor.
“Company Order” means a written order signed in the name of the Company by an Officer.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture shall be principally administered.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, which shall initially be The Depositary Trust Company, New York, New York, known as DTC; and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any Series shall mean the Depositary with respect to the Securities of such Series.
“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.
“Dollars” and “$” means the currency of The United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.
“Foreign Government Obligations” means, with respect to Securities of any Series that are denominated in a Foreign Currency, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.
“GAAP” means accounting principles generally accepted in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.
“Holder” or “Securityholder” means a person in whose name a Security is registered.
“Indenture” means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.
“interest” with respect to any Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.
“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or any Vice President of the Company.
“Officer’s Certificate” means a certificate signed by any Officer.
“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.
“person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, and any Additional Amounts in respect of, the Security.
“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office having responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.
“SEC” means the Securities and Exchange Commission.
“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.
“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.
“Stated Maturity” when used with respect to any Security, means the date specified in such Security as the fixed date on which the principal of such Security or interest is due and payable.

“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.
“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.
“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.
“U.S. Government Obligations” means securities which are direct obligations of, or guaranteed by, The United States of America for the payment of which its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.
Section 1.2    Other Definitions.
TERM	DEFINED IN SECTION
“Bankruptcy Law”	6.1
“Custodian”	6.1
“Event of Default”	6.1
“Judgment Currency”	10.16
“Legal Holiday”	10.7
“mandatory sinking fund payment”	11.1
“New York Banking Day”	10.16
“Notice Agent”	2.4
“optional sinking fund payment”	11.1
“Paying Agent”	2.4
“Registrar”	2.4
“Required Currency”	10.16
“successor person”	5.1
Section 1.3   Incorporation by Reference of Trust Indenture Act.   Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
“Commission” means the SEC.
“default” means “Event of Default.
“indenture securities” means the Securities.
“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.
Section 1.4   Rules of Construction. Unless the context otherwise requires:
(a)   a term has the meaning assigned to it;
(b)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)   “or” is not exclusive;
(d)   words in the singular include the plural, and in the plural include the singular; and
(e)   provisions apply to successive events and transactions.
ARTICLE II
THE SECURITIES
Section 2.1   Issuable in Series.   The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officer’s Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.
Section 2.2   Establishment of Terms of Series of Securities.   At or prior to the issuance of any Securities within a Series, the following shall be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.21) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officer’s Certificate:
(a)   the title of the Securities of the Series;
(b)   the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;
(c)   any limit upon the aggregate principal amount of the Securities of the Series;
(d)   the date or dates, or the method of determining the dates, on which the Securities of the Series will mature;
(e)   the interest rate or rates, which may be fixed or variable, of the Securities of the Series, or the method of determining those rates, the interest payment dates and the regular record dates;
(f)   the places where payments may be made on the Securities of the Series and where the Securities of such Series may be surrendered for registration of transfer and exchange and where notices and demands in respect of the Securities of such Series may be served and the method of such payment, if by wire transfer, mail or other means;
(g)   any mandatory or optional redemption provisions applicable to the Securities of the Series;

(h)   any sinking fund or analogous provisions applicable to the Securities of the Series;
(i)   whether and on what terms the Company will pay additional amounts to Holders of the Securities of the Series that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem the Securities of such Series rather than pay the additional amounts;
(j)   whether the Securities of the Series will be senior or subordinated;
(k)   any terms for the attachment to Securities of the Series of warrants, options or other rights to purchase or sell Company securities;
(l)   if the Securities of the Series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;
(m)   any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
(n)   the portion of the principal amount of the Securities of the Series payable upon the acceleration of maturity if other than the entire principal amount of the Securities of such Series;
(o)   any deletions of, or changes or additions to, the events of default or covenants applicable to the Securities of the Series;
(p)   if other than Dollars, the currency or currencies in which payments of principal, premium and/or interest on the Securities of the Series will be payable and whether the holder may elect payment to be made in a different currency;
(q)   the method of determining the amount of any payments on the Securities of the Series which are linked to an index;
(r)   whether the Securities of the Series will be issued in the form of one or more global securities in temporary or definitive form;
(s)   whether the Securities of the Series will be convertible or exchangeable into or for Capital Stock or other Securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;
(t)   any terms relating to the delivery of the Securities of the Series if they are to be issued upon the exercise of warrants; and
(u)   any other specific terms of the Securities of the Series.
All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above.
Section 2.3   Execution and Authentication.   An Officer shall sign the Securities for the Company by manual or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.
A Security shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of a Company Order. Each Security shall be dated the date of its authentication.
The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 10.4, and (c) an Opinion of Counsel complying with Section 10.4.
The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a Responsible Officer shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities or (c) if the Trustee in good faith shall determine that the terms of any such Securities as set forth in a Board Resolution, supplemental indenture or Officer’s Certificate would adversely affect it.
The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.
Section 2.4   Registrar and Paying Agent.   The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered (“Notice Agent”). The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Notice Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Notice Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Company may also from time to time designate one or more co-registrars, additional paying agents or additional notice agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent and Notice Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional notice agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Notice Agent” includes any additional notice agent. The Company or any of its Affiliates may serve as Registrar or Paying Agent.
The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Notice Agent for each Series unless another Registrar, Paying Agent or Notice Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.
Section 2.5   Paying Agent to Hold Money in Trust.   The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.6   Securityholder Lists.   The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.
Section 2.7   Transfer and Exchange.   Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.6 or 9.6).
Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.
Section 2.8   Mutilated, Destroyed, Lost and Stolen Securities.   If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 2.9   Outstanding Securities.   The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.
If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.
The Company may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security (but see Section 2.10 below).
In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.
Section 2.10   Treasury Securities.   In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company or any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
Section 2.11   Temporary Securities.   Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee upon receipt of a Company Order shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.
Section 2.12   Cancellation.   The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirements of the Exchange Act and the Trustee) and deliver a certificate of such cancellation to the Company, upon written request of the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.
Section 2.13   Defaulted Interest.   If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 10 days before the special record date, the Company shall mail to the Trustee and to each Securityholder of the Series a notice that states the special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.
Section 2.14   Global Securities.
(a)   Terms of Securities.   A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate shall establish whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.
(b)   Transfer and Exchange.   Notwithstanding any provisions to the contrary contained in Section 2.7 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) the

Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.
Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.
(c)   Legend.   Any Global Security issued hereunder shall bear a legend in substantially the following form:
“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”
(d)   Acts of Holders.   The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.
(e)   Payments.   Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.
(f)   Consents, Declaration and Directions.   The Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depositary or by the applicable procedures of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.
Section 2.15   CUSIP Numbers.   The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
ARTICLE III
REDEMPTION
Section 3.1   Notice to Trustee.   The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the redemption date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 15 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).
Section 3.2   Selection of Securities to be Redeemed.    Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law or applicable stock exchange requirements, subject, in the case of Global Securities, to the applicable rules and procedures of the Depositary. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or the minimum principal denomination for each Series and the authorized integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.
Section 3.3   Notice of Redemption.   Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, at least 15 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed.
The notice shall identify the Securities of the Series to be redeemed and shall state:
(a)   the redemption date;
(b)   the redemption price;
(c)   the name and address of the Paying Agent;
(d)   if any Securities are being redeemed in part, the portion of the principal amount of such Securities to be redeemed and that, after the redemption date and upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security;
(e)   that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(f)   that interest on Securities of the Series called for redemption ceases to accrue on and after the redemption date;
(g)   the CUSIP number, if any; and
(h)   any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense, provided, however, that the Company has delivered to the Trustee, at least 5 days (unless a shorter time shall be acceptable to the Trustee) prior to the notice date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.
Section 3.4   Effect of Notice of Redemption.   Once notice of redemption is mailed as provided in Section 3.3, Securities of a Series called for redemption become due and payable on the redemption date and at the redemption price. Except as otherwise provided in the supplemental indenture, Board Resolution or Officer’s Certificate for a Series of Securities, a notice of redemption pertaining to such Series may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price plus accrued interest to the redemption date.
Section 3.5   Deposit of Redemption Price.   On or before 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date.
Section 3.6   Securities Redeemed in Part.   Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.
ARTICLE IV
COVENANTS
Section 4.1   Payment of Principal and Interest.   The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

Section 4.2   SEC Reports.   The Company shall, so long as any Securities are outstanding, deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA § 314(a). Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 4.2.
Section 4.3   Compliance Certificate.   The Company shall, so long as any Securities are outstanding, deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of such Officer’s knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge).
The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.4   Stay, Extension and Usury Laws.   The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
ARTICLE V
SUCCESSORS
Section 5.1   When Company May Merge, Etc.   The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a “successor person”) unless:
(a)   the Company is the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company’s obligations on the Securities and under this Indenture; and
(b)   immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and any supplemental indenture hereto comply with this Indenture.
Notwithstanding the above, any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties to the Company. Neither an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.
Section 5.2   Successor Corporation Substituted.   Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, conveyance or other disposition (other than a lease) shall be released from all obligations and covenants under this Indenture and the Securities.
ARTICLE VI
DEFAULTS AND REMEDIES
Section 6.1   Events of Default.
“Event of Default,” wherever used herein with respect to Securities of any Series, means any one of the following events, unless in the establishing Board Resolution, supplemental indenture hereto or Officer’s Certificate, it is provided that such Series shall not have the benefit of said Event of Default:
(a)   default in the payment of any interest on any Security of that Series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a Paying Agent prior to 11:00 a.m., New York City time, on the 30th day of such period); or
(b)   default in the payment of principal or any premium of any Security of that Series when due;
(c)   default in the payment of any sinking fund when it becomes due and payable;
(d)   default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than defaults pursuant to paragraph (a), (b) or (c) above or pursuant to a covenant or warranty that has been included in this Indenture solely for the benefit of Series of Securities other than that Series), which default continues uncured for a period of 180 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities of that Series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
(e)   the Company pursuant to or within the meaning of any Bankruptcy Law:
(i)   commences a voluntary case,
(ii)   consents to the entry of an order for relief against it in an involuntary case,
(iii)   consents to the appointment of a Custodian of it or for all or substantially all of its property,
(iv)   makes a general assignment for the benefit of its creditors, or
(v)   generally is unable to pay its debts as the same become due; or
(vi)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)   is for relief against the Company in an involuntary case,
(B)   appoints a Custodian of the Company or for all or substantially all of its property, or
(C)   orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days; or
(D)   any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate, in accordance with Section 2.2.15.
The term “Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
Section 6.2   Acceleration of Maturity; Rescission and Annulment.   If an Event of Default with respect to Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default referred to in Section 6.1(e) or (f)) then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities of that Series may declare the principal amount (or, if any Securities of that Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of and accrued and unpaid interest, if any, on all of the Securities of that Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 6.1(e) or (f) shall occur, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to Securities of that Series, other than the non-payment of the principal and interest, if any, of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.
No such rescission shall affect any subsequent Default or impair any right consequent thereon.
Section 6.3   Collection of Indebtedness and Suits for Enforcement by Trustee.   The Company covenants that if:
(a)   default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
(b)   default is made in the payment of principal of any Security at the Maturity thereof, or
(c)   default is made in the deposit of any sinking fund payment when and as due by the terms of a Security, then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any overdue interest at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 6.4   Trustee May File Proofs of Claim.   In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)   to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
(b)   to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.
Nothing contained in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.5   Trustee May Enforce Claims Without Possession of Securities.   All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
Section 6.6   Application of Money Collected.   Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First:   To the payment of all amounts due the Trustee under Section 7.7; and
Second:   To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and
Third:   To the Company.
Section 6.7   Limitation on Suits.   No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)   such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;
(b)   the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)   such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request;
(d)   the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;
it being understood, intended and expressly covenanted by the Holder of every Security with every other Holder and the Trustee that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the applicable Series.
Section 6.8   Unconditional Right of Holders to Receive Principal and Interest.   Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 6.9   Restoration of Rights and Remedies.   If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.10   Rights and Remedies Cumulative.   Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11   Delay or Omission Not Waiver.   No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12   Control by Holders.   The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series; provided that:
(a)   such direction shall not be in conflict with any rule of law or with this Indenture,
(b)   the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction,
(c)   subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, and
(d)   prior to taking any action as directed under this Section 6.12, the Trustee shall be entitled to indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
Section 6.13   Waiver of Past Defaults.   The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may on behalf of the Holders of all the Securities of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of or interest on any Security of such Series (provided, however, that the Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.14   Undertaking for Costs.   All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date).
ARTICLE VII
TRUSTEE
Section 7.1   Duties of Trustee.
(a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)   Except during the continuance of an Event of Default:
(i)   The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.
(ii)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture;
however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.
(c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)   This paragraph does not limit the effect of paragraph (b) of this Section.
(ii)   The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(iii)   The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such Series in accordance with Section 6.12.

(iv)   Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
(v)   The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in performing such duty or exercising such right or power.
(vi)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(vii)   No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee to its reasonable satisfaction.
(viii)   The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (e), (f) and (g) of this Section, each with respect to the Trustee.
Section 7.2   Rights of Trustee.
(a)   The Trustee may rely on and shall be protected in acting or refraining from acting upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(b)   Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
(c)   The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.
(d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e)   The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence, and in reliance thereon.
(f)   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(g)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
(h)   The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities generally or the Securities of a particular Series and this Indenture.
Section 7.3   Individual Rights of Trustee.   The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4   Trustee’s Disclaimer.   The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.
Section 7.5   Notice of Defaults.   If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.
Section 7.6   Reports by Trustee to Holders.   Within 60 days after each anniversary of the date of this Indenture, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such anniversary date, in accordance with, and to the extent required under, TIA § 313.
A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each national securities exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed on any national securities exchange.
Section 7.7   Compensation and Indemnity.   The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out of pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.
The Company shall indemnify each of the Trustee and any predecessor Trustee (including the cost of defending itself) against any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.
The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence.
To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities of that Series.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
The provisions of this Section shall survive the termination of this Indenture.
Section 7.8   Replacement of Trustee.   A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities of one or more Series if:
(a)   the Trustee fails to comply with Section 7.10;
(b)   the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)   a Custodian or public officer takes charge of the Trustee or its property; or
(d)   the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.
Section 7.9   Successor Trustee by Merger, Etc.   If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 7.10.
Section 7.10   Eligibility; Disqualification.   This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).
Section 7.11   Preferential Collection of Claims Against Company.   The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE VIII
SATISFACTION AND DISCHARGE; DEFEASANCE
Section 8.1   Satisfaction and Discharge of Indenture.    This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.1), and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when
(a)   either:
(i)   all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or (ii) all such Securities not theretofore delivered to the Trustee for cancellation

(A)   have become due and payable, or
(B)   will become due and payable at their Stated Maturity within one year, or
(C)   have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or
(D)   are deemed paid and discharged pursuant to Section 8.3, as applicable;
and the Company, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount of money or U.S. Government Obligations sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or redemption date, as the case may be;
(ii)   the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
(iii)   the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 8.2 and 8.5 shall survive.
Section 8.2 Application of Trust Funds; Indemnification.
(a)   Subject to the provisions of Section 8.5, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 8.1, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Section 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 8.3 or 8.4.
(b)   The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Section 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
(c)   The Trustee shall deliver or pay to the Company from time to time upon Company Order any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Section 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.
Section 8.3   Legal Defeasance of Securities of any Series.   Unless this Section 8.3 is otherwise specified, pursuant to Section 2.2, to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of any Series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the

Trustee, at the expense of the Company, shall, upon receipt of a Company Order, execute instruments acknowledging the same), except as to:
(a)   the rights of Holders of Securities of such Series to receive, from the trust funds described in subparagraph (d) hereof, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;
(b)   the provisions of Sections 2.4, 2.7, 2.8, 8.2, 8.3 and 8.5; and
(c)   the rights, powers, trust and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; provided that, the following conditions shall have been satisfied:
(d)   the Company shall have deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of all the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;
(e)   such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(f)   no Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;
(g)   the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
(h)   the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and
(i)   the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.
Section 8.4   Covenant Defeasance.   Unless this Section 8.4 is otherwise specified pursuant to Section 2.2 to be inapplicable to Securities of any Series, the Company may omit to comply with respect to the Securities of any Series with any term, provision or condition set forth under Sections 4.2, 4.3, 4.4, and 5.1 as well as any additional covenants specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default with respect to such Series under Section 6.1) and the occurrence of any event specified in a supplemental indenture for such Series of Securities or a Board Resolution or an Officer’s Certificate delivered pursuant to Section 2.2 and designated as an Event of Default shall not constitute a Default or Event of Default hereunder, with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:
(a)   With reference to this Section 8.4, the Company has deposited or caused to be irrevocably deposited (except as provided in Section 8.2(c)) with the Trustee as trust funds in trust for the purpose of making the following payments specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities (i) in the case of Securities of such Series denominated in Dollars, cash in Dollars and/or U.S. Government Obligations, or (ii) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money and/or Foreign Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants or investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the Securities of such Series on the dates such installments of interest or principal and such sinking fund payments are due;
(b)   Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(c)   No Default or Event of Default with respect to the Securities of such Series shall have occurred and be continuing on the date of such deposit;
(d)   The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;
(e)   The Company shall have delivered to the Trustee an Officer’s Certificate stating the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and
(f)   The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the covenant defeasance contemplated by this Section have been complied with.
Section 8.5   Repayment to Company.   Subject to applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.
Section 8.6   Reinstatement.   If the Trustee or the Paying Agent is unable to apply any money deposited with respect to Securities of any Series in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.1; provided, however, that if the Company has made any payment of principal of or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent after payment in full to the Holders.
ARTICLE IX
AMENDMENTS AND WAIVERS
Section 9.1   Without Consent of Holders.   The Company and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Securityholder:

(a)   to cure any ambiguity, defect or inconsistency;
(b)   to comply with Article V;
(c)   to provide for uncertificated Securities in addition to or in place of certificated Securities;
(d)   to surrender any of the Company’s rights or powers under this Indenture
(e)   to add covenants or events of default for the benefit of the holders of Securities of any Series;
(f)   to comply with the applicable procedures of the applicable depositary;
(g)   to make any change that does not adversely affect the rights of any Securityholder;
(h)   to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;
(i)   to evidence and provide for the acceptance of appointment hereunder by a successor or a separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or
(j)   to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.
Section 9.2   With Consent of Holders.   The Company and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of any Series by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.
It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this section becomes effective, the Company shall mail to the Holders of Securities affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
Section 9.3   Limitations.   Without the consent of each Securityholder affected, an amendment or waiver may not:
(a)   reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;
(b)   reduce the rate of or extend the time for payment of interest (including default interest) on any Security;
(c)   reduce the principal or change the Stated Maturity of any Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
(d)   reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof;
(e)   waive a Default or Event of Default in the payment of the principal of or interest, if any, on any Security (except a rescission of acceleration of the Securities of any Series by the Holders of at least a majority in principal amount of the outstanding Securities of such Series and a waiver of the payment default that resulted from such acceleration);
(f)   make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security;
(g)   make any change in Section 6.8, 6.13 or 9.3 (this sentence); or
(h)   waive a redemption payment with respect to any Security, provided that such redemption is made at the Company’s option.
Section 9.4   Compliance with Trust Indenture Act.    Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.
Section 9.5   Revocation and Effect of Consents.   Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.
Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (h) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.6   Notation on or Exchange of Securities.   The Company or the Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver.
Section 9.7   Trustee Protected.   In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel complying with Section 10.4 and stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and, with respect to such Opinion of Counsel, that such supplemental indenture creating any additional trust is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Trustee shall sign all supplemental indentures upon delivery of such an Officer’s Certificate and Opinion of Counsel, except that the Trustee need not sign any supplemental indenture that adversely affects its rights, duties, indemnities or immunities under this Indenture or otherwise.
ARTICLE X
MISCELLANEOUS
Section 10.1   Trust Indenture Act Controls.   If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 10.2   Notices.   Any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee, is duly given if in writing and delivered in person or mailed by first-class mail:
if to the Company:
Tellurian Inc.
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Attention: Graham A. McArthur, Treasurer
With copies to:
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Attention: John A. Elofson, Esq.
if to the Trustee:
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: Tellurian Inc. Notes Administrator
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.
If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.
If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.
Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given to the Depositary for such Security (or its designee) pursuant to the customary procedures of such Depositary.
Section 10.3   Communication by Holders with Other Holders.   Securityholders of any Series may communicate pursuant to TIA § 312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 10.4   Certificate and Opinion as to Conditions Precedent.   Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(a)   an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)   an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 10.5   Statements Required in Certificate or Opinion.   Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)   a statement that the person making such certificate or opinion has read such covenant or condition;
(b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)   a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)   a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
Section 10.6   Rules by Trustee and Agents.   The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.
Section 10.7   Legal Holidays.   Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
Section 10.8   No Recourse Against Others.   A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
Section 10.9   Counterparts.   This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 10.10   Governing Law.   THIS INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
Section 10.11   No Adverse Interpretation of Other Agreements.   This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 10.12   Successors.   All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.
Section 10.13   Severability.   In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 10.14   Table of Contents, Headings, Etc.   The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 10.15   Securities in a Foreign Currency.   Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in more than one currency, then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be determined by converting any such other currency into a currency that is designated upon issuance of any particular Series of Securities. Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officer’s Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, such conversion shall be at the spot rate for the purchase of the designated currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Company) on any date of determination. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.
All decisions and determinations provided for in the preceding paragraph shall, in the absence of manifest error, to the extent permitted by law, be conclusive for all purposes and irrevocably binding upon the Trustee and all Holders.
Section 10.16   Judgment Currency.   The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.
ARTICLE XI
SINKING FUNDS
Section 11.1   Applicability of Article.   The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series if so provided by the terms of such Securities pursuant to Section 2.2, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.
The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a “mandatory sinking fund payment” and any other amount provided for by the terms of Securities of such Series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 11.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.
Section 11.2   Satisfaction of Sinking Fund Payments with Securities.   The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been repurchased by the Company or redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officer’s Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this Section 11.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.
Section 11.3   Redemption of Securities for Sinking Fund.   Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officer’s Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 11.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officer’s Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.
[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.
Tellurian Inc.
By:

Name: Kian Granmayeh
Its:      Executive Vice President and Chief Financial           Officer
Wilmington Trust, National Association, as Trustee
By:

Name:

Its:

Annex B
TELLURIAN INC.
and
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee
and
[•]
as Collateral Agent

FIRST SUPPLEMENTAL INDENTURE
Dated as of June [•], 2022

6.00% Senior Secured Convertible Notes due 2025

FIRST SUPPLEMENTAL INDENTURE, dated as of June [•], 2022, among Tellurian Inc., a Delaware corporation, as issuer (the “Company”), and Wilmington Trust, National Association, as trustee (the
“Trustee”) and [•] as collateral agent (the “Collateral Agent”).
This Supplemental Indenture (as defined below) is being executed and delivered pursuant to Sections 2.2 and 9.1(h) of the Base Indenture (as defined below) to establish the terms, and provide for the issuance, of a new series of Securities (as defined in the Base Indenture) constituting the Company’s 6.00% Senior Secured Convertible Notes due 2025 (the “Notes”).
Each party to this Supplemental Indenture agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Notes.
Article 1.   DEFINITIONS; RULES OF CONSTRUCTION;
SCOPE AND INTERPRETATION OF BASE INDENTURE
Section 1.01.   Definitions.
Subject to the last paragraph of Section 1.03 and the second sentence of Section 1.04(A), capitalized terms used in this Supplemental Indenture without definition have the respective meanings ascribed to them in the Base Indenture. For purposes of the Notes, the following additional definitions will apply and supersede any conflicting definitions in the Base Indenture.
“Acceleration Amount” means a cash amount equal to the greater of (A) one hundred fifteen percent (115%) of the then outstanding principal amount of the applicable Note plus accrued and unpaid interest; and (B) one hundred fifteen percent (115%) of the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the date that the Event of Default occurred; (ii) the total then outstanding principal amount (expressed in thousands) of the applicable Note plus accrued and unpaid interest; and (iii) the average Daily VWAP per share of Common Stock occurring during the ten (10) Trading Days immediately before the date the applicable Event of Default occurred.
“Affiliate” means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Agent” means any Conversion Agent, Registrar, Paying Agent or Notice Agent.
“Attribution Parties” means with respect to any Holder, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by such Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.
“Authorized Denomination” means, with respect to the Notes, a principal amount thereof equal to one thousand dollars ($1,000) or any integral multiple of one thousand dollars ($1,000) in excess thereof, or, if such principal amount then-outstanding is less than $1,000, then such outstanding principal amount.
“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.
“Base Indenture” means that certain Indenture, dated as of June [•], 2022, between the Company and the Trustee.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York or the applicable place of payment is authorized or required by law or executive order to close or be closed; provided, however, for clarification, the Federal Reserve Bank of New York or in the applicable place of payment shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of the Federal Reserve Bank of New York or in the applicable place of payment are open for use by customers on such day.
“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Cash” means all cash and liquid funds.
“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than one billion dollars ($1,000,000,000); and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than one billion dollars ($1,000,000,000), and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.
“Close of Business” means 5:00 p.m., New York City time.
“Collateral Agent” means the Person named as such in the first paragraph of this Supplemental Indenture, in its capacity as such, until a successor replaces it in accordance with the terms hereof and, thereafter, means such successor.
“Common Stock” means the common stock, $0.01 par value per share, of the Company, subject to Section 5.08.
“Company” means the Person named as such in the first paragraph of this Supplemental Indenture and, subject to Article 6, its successors and assigns.
“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to, without duplication: (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable and (B) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices, in each case, for any speculative purpose; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
“Conversion Date” means, with respect to conversion of a Note (other than a Forced Conversion), the first Business Day on which the requirements set forth in Section 5.03(A) to convert such Note are satisfied and with respect to a Forced Conversion of a Note, the Forced Conversion Date.
“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.
“Conversion Rate” initially means 174.703 shares of Common Stock per one thousand dollars ($1,000) principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever the Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.
“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.
“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.
“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TELL <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.
“Disqualified Stock” means, with respect to any Person, any Equity Interests that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:
(A)   matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(B)   is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Equity Interests convertible or exchangeable solely at the option of the issuer or a Subsidiary; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C)   is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (A), (B) and (C), at any point prior to the ninety-first (91st) day after the Maturity Date.
“Driftwood Companies” means Driftwood LNG Holdings LLC and its Subsidiaries.
“Driftwood Financing” means (i) all Indebtedness of any Driftwood Company and any of their Subsidiaries that is not guaranteed or secured by the Company or any of the Company’s Subsidiaries (other than the Driftwood Companies and their Subsidiaries) and (ii) all unsecured Indebtedness of the Company or any its Subsidiaries (other than ProductionCo or its Subsidiaries) and all unsecured debt (including term loan, delayed draw, revolving credit, or letter of credit facilities, hedging arrangements, mezzanine and holdco financings), equity (including equity-linked) and mezzanine financing(s) of any kind entered into by the Company or any of its Subsidiaries (other than ProductionCo or its Subsidiaries) to the extent in the case of clause (ii) that (x) the proceeds of any such financing will be used for the payment of any amounts (or reimbursement thereof) for the development, construction, financing, ownership, operation or maintenance of the Driftwood Project, and any extensions, refinancings, replacements and/or renewals thereof, provided that, in each case any such Indebtedness or debt shall not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such Indebtedness or debt, in any case earlier than one hundred eighty-one (181) days following the Maturity Date and (y) neither ProductionCo nor ProductionCo’s Subsidiaries may participate in or guarantee such financings; provided that, notwithstanding anything to the contrary in this definition, any Driftwood Financing may be secured by a pledge of the Equity Interests of Driftwood LNG Holdings LLC and the Contingent Obligations of any pledgor thereof (other than ProductionCo or ProductionCo’s Subsidiaries) arising from such pledge in respect of the Equity pledged therein shall be permitted.
“Driftwood Project” means the design, construction, financing, maintenance and operation of an LNG terminal facility and associated pipelines referred to as the Driftwood terminal, the Driftwood pipeline and other related pipelines in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2022.
“Eligible Exchange” means any of The New York Stock Exchange, NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).
“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date: (A) the shares issuable upon conversion of the Notes are Freely Tradable; (B) the Holder is not in possession of any material non-public information provided by or on behalf of the Company; (C) the Company is in compliance with Section 5.05 and such shares will satisfy Section 5.05; (D) no public announcement of a pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (E) the daily dollar trading volume (as reported on Bloomberg) of the Common Stock on an Eligible Exchange is not less than ten million dollars ($10,000,000) and (F) no Event of Default will have occurred and be continuing.
“Equity Interests” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, including membership interests and/or limited liability company interests (however designated, whether voting or non-voting) of the equity of such Person, including, if such person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests and/or limited liability company interests, and, if such Person is a trust, all beneficial interests therein, and shall also include any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such corporation, partnership, limited liability company or trust, whether outstanding on the date hereof or issued on or after the date hereof, excluding, in each case, any debt securities convertible into such equity.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Forced Conversion Trigger” means (A) the Last Reported Sale Price exceeds two hundred percent (200%) of the Conversion Price on each of twenty (20) consecutive Trading Days beginning after the Issue Date, (B) the Equity Conditions are satisfied on each of such twenty (20) consecutive Trading Days, provided that, solely for the purposes of this definition, the condition set forth in Clause (F) of the definition of “Equity Conditions” shall only apply to the Events of Default set forth in Sections 7.01(a)(i)-(iii).
“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable upon conversion of a Note, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; or (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or is reasonably likely to occur or pending as evidenced by a writing by such Eligible Exchange.
“Fundamental Change” means any of the following events:
(A)   a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;
(B)   the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries) (excluding, for the avoidance of doubt, any Driftwood Financing); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange, combination or acquisition of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s voting common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of voting common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);
(C)   the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
(D)   the Common Stock ceases to be listed on any Eligible Exchange;

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Fundamental Change Base Repurchase Price” means, with respect to the Notes (or any portion of any Note) to be repurchased upon a Repurchase Upon Fundamental Change, a cash amount equal to the greater of (A) one hundred fifteen percent (115%) of the then outstanding principal amount of the applicable Note; and (B) one hundred fifteen percent (115%) of the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the date the Fundamental Change Repurchase Notice is delivered; (ii) the total then outstanding principal amount (expressed in thousands) of the applicable Note; and (iii) the average Daily VWAP per share of Common Stock occurring during the ten (10) Trading Days immediately before the date of such Fundamental Change.
“Fundamental Change Repurchase Date” means the date as of which any Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 4.02.
“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit C) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).
“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note (or any portion of such Note) upon a Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in the Indenture or any Note and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.
“Holder” means a person in whose name a Note is registered on the Registrar’s books.
“Indebtedness” means indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within one hundred eighty (180) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.
“Indenture” means the Base Indenture, as amended by this Supplemental Indenture, and as the same may be further amended or supplemented from time to time
“Interest Payment Date” means, with respect to a Note, each February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2022 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.
“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; applications therefor and reissues, extensions, or renewals thereof; together with all rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.
“Investment” means with respect to any Person, any beneficial ownership (including stock, partnership or limited liability company interests) of or in any other Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.
“Issue Date” means June [•], 2022.
“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.
“License” means any Copyright License, Patent License, Trademark License or other written license of rights or interests.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of the Notes and the Indenture.
“Mandatory Redemption” means any Redemption pursuant to Section 4.03(B)(i).
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts traded on such exchange or market relating to the Common Stock.
“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of ProductionCo and its Subsidiaries, taken as a whole, (iii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith, taken as a whole, or (iv) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.
“Maturity Date” means May 1, 2025.
“Note Agent” means any Registrar, Paying Agent or Conversion Agent.
“Note Security” means any Note or Conversion Share.
“Notes” means the 6.00% Senior Secured Convertible Notes due 2025 issued by the Company pursuant to the Indenture.
“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or any Vice-President of the Company, whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”.
“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 13.03.
“Open of Business” means 9:00 a.m., New York City time.
“Optional Redemption Price” means one hundred twenty percent (120%) of the principal amount being redeemed plus any accrued but unpaid interest.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 13.03, subject to customary qualifications and exclusions.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement the Company now holds or hereafter acquires any interest.
“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.
“Permitted Company Expenditures” means dispositions, transfers and payments by the Company to satisfy payment obligations pursuant to Permitted Indebtedness incurred by the Company and general and operating expenses of the Company or Tellurian Investments LLC or its Subsidiaries.
“Permitted Indebtedness” means (A) Indebtedness evidenced by any Note; (B) Indebtedness disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (C) any Indebtedness constituting any Driftwood Financing; (D) Indebtedness to trade creditors incurred by the Company or any Subsidiary in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (E) Indebtedness that also constitutes a Permitted Investment; (F) (i) undrawn obligations in respect of letters of credit or similar instruments in the ordinary course of business and (ii) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or any Subsidiary so long as any such Cash or Cash Equivalents are reflected as restricted on the consolidated balance sheet of the Company, prepared in accordance with GAAP; (G) Indebtedness amongst the Company and its Subsidiaries (other than Indebtedness owed by (i) ProductionCo or one of its Subsidiaries to (ii) the Company or any of its other Subsidiaries); provided that any such Indebtedness owing by the Company or the Driftwood Companies to a Subsidiary that is not the Company, the Driftwood Companies, ProductionCo or a Wholly Owned Subsidiary of ProductionCo will be subordinated to the Indebtedness in respect of the Notes; (H) purchase money and Capital Lease Obligations in an aggregate principal amount not to exceed ten million dollars ($10,000,000) at any time outstanding; (I) Indebtedness in respect of the financing of insurance premiums payable within one year incurred in the ordinary course of business; (J) to the extent constituting Indebtedness, indemnification, adjustment of purchase price, earnout, escrow or similar obligations, in each case, incurred or assumed in connection with any acquisition or disposition not prohibited hereunder; (K) to the extent constituting Indebtedness, obligations associated with worker’s compensation claims, performance, bid, surety or similar bonds or surety obligations required by applicable law or by third parties in the ordinary course of the business of ProductionCo and its Subsidiaries in connection with the operation of, or provision for the abandonment and remediation of, their properties; (L) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (K); (M) Indebtedness due to a draft or similar instrument inadvertently drawn against insufficient funds; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence; (N) obligations in respect of minimum volume commitments or to make take-or-pay or similar payments (regardless of nonperformance); (O) Indebtedness of any Person outstanding on the date that such Person becomes a Subsidiary of the Company (whether by acquisition, merger, consolidation or otherwise) and not incurred in contemplation thereof; (P) other Indebtedness in an aggregate principal amount not to exceed twenty-five million dollars ($25,000,000) at any time, provided that such Indebtedness is not incurred or guaranteed by, or otherwise recourse to, ProductionCo or its Subsidiaries; and (Q) extensions, refinancings, replacements and/or renewals of any items of Permitted Indebtedness (other than any Indebtedness repaid with the proceeds of the Notes), provided that, other than with respect to any Driftwood Financing, (1) the principal amount is not increased above the then-outstanding principal (or accreted value, in the case of Indebtedness issued with original issue discount) thereof (including undrawn or available committed amounts), plus an amount necessary to pay all accrued (including, for purposes of defeasance, future accrued) and unpaid interest of the refinanced Indebtedness and any fees, premiums and expenses related to such exchange or refinancing or (2) the terms are not modified to impose materially more burdensome terms, taken as a whole, upon the Company or its Subsidiaries, as the case may be, and provided further, other than with respect to any Driftwood Financing, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such Indebtedness, or be prepayable at the option of the Company or its Subsidiaries (as applicable), in any case earlier than ninety-one (91) days following the Maturity Date (except, in each case, for (A) customary mandatory prepayments or offers to prepay with proceeds of asset sales or casualty events or indebtedness not permitted thereunder or upon the occurrence of a change of control and (B) scheduled amortization no greater than 5% of the original principal amount of such Indebtedness per year) and any mandatory prepayments under any Driftwood Financing (any extensions, refinancings, replacements and/or renewals described in this clause (Q), “Permitted Refinancing Indebtedness”).
“Permitted Intellectual Property Licenses” means agreements relating to Intellectual Property (A) licenses rights or other rights to use in existence at the Issue Date and (B) non-exclusive license rights granted or other rights to use in the ordinary course of business which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license.
“Permitted Investment” means any Investments, (i) so long as any such Investments made in connection with ProductionCo Operations must be made by ProductionCo or the Subsidiaries of ProductionCo and (ii) to the extent not otherwise included within the definition of ProductionCo Operations, any direct or indirect Investments in additional oil and gas and related upstream properties or interests, other hydrogen and mineral interests and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America must be made by ProductionCo or its Subsidiaries.
“Permitted Liens” means, any and all of the following: (A) Liens in favor of the Holders, the Trustee or the Collateral Agent; (B) Liens disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (C) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (D) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords, operators’, royalty, surface damages and other like Persons arising in the ordinary course of business, including Liens under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the disposition, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, gathering agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements; provided, that the payment thereof is not more than 90 days past due or which are being contested in good faith by appropriate proceedings; (E) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (F) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (G) Liens on Equipment or software or other intellectual property or fixed or capital assets constituting purchase money Liens and Liens in connection with Capital Leases securing Indebtedness permitted in clause (H) of “Permitted Indebtedness”; (H) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and Permitted Intellectual Property Licenses; (I) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (J) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (K) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (L) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (M) Liens on Cash or Cash Equivalents securing obligations permitted under clauses (D), (F) and (J) of the definition of “Permitted Indebtedness”; (N) a Lien securing Indebtedness permitted under clause (C) of the definition of “Permitted Indebtedness”, provided that the assets securing such Liens are assets of a Driftwood Company; (O) other Liens securing obligations owed by, or on assets owned by, the Company or its Subsidiaries other than ProductionCo or its Subsidiaries in an aggregate principal amount not to exceed twenty-five million dollars ($25,000,000) at any time; provided that no such Liens shall be on the assets of ProductionCo or its Subsidiaries (P) Liens on the assets of any Person in existence on the date that such Person becomes a Subsidiary of the Company (whether by acquisition, merger, consolidation or otherwise) and not created in contemplation thereof; and (Q) Liens incurred in connection with the extension, renewal, replacement or refinancing of the Indebtedness secured by Liens of the type described in clauses (A) through (N) above (other than any Indebtedness repaid with the proceeds of the Notes); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien (plus improvements, proceeds and products thereof), provided, however, that other than Liens specified in clauses (A) and (B), no Lien shall qualify as a Permitted Lien if any Collateral secures such Lien and such Lien is not in favor of the Holders.
“Permitted Restricted Payments” means, with respect to any Person, any of the following: (A) repurchases, redemptions, dividends or distributions (other than repurchases or redemptions by ProductionCo while the Pledged Collateral remains subject to the Liens created by the Pledge Agreement) made in the form of the Equity Interests of such Person; (B) payment in lieu of fractional shares of the Equity Interests of such Person in connection with any dividend, split, or combination thereof or any Fundamental Change not prohibited hereby; (C) payments made or expected to be made in respect of withholding or similar taxes payable upon exercise of the Equity Interests of such Person by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees), and any repurchases of such Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represents a portion of the exercise price of such options or warrants or required withholding or similar taxes; (D) repurchases, redemptions, dividends or distributions in accordance with incentive compensation plans approved by such Person’s Board of Directors (or equivalent governing body); (E) dividends or distributions by (x) a Wholly Owned Subsidiary of ProductionCo to ProductionCo or one its other Wholly Owned Subsidiaries, (y) ProductionCo, directly or indirectly, to the Company to fund Permitted Company Expenditures and Permitted Investments, and (z) among the Company and its Subsidiaries (other than ProductionCo and its Wholly Owned Subsidiaries); (F) repurchases or redemptions of any class of Equity Interests pursuant to employee, director or consultant repurchase plans or other similar agreements approved by the Board of Directors; (G) other repurchases, redemptions, dividends or distributions effected by the Company or its Subsidiaries other than ProductionCo or its Subsidiaries in an aggregate principal amount not to exceed twenty-five million dollars ($25,000,000); (H) dividends or distributions by any Driftwood Company to any other Driftwood Company and (I) to the extent constituting a repurchase, redemption or distribution, conversion (at the conversion price in effect as of the date hereof) of the series C preferred shares of the Company held by Bechtel Oil, Gas and Chemicals, Inc. into shares of Common Stock, provided that, notwithstanding the foregoing, none of the foregoing transactions shall qualify as a Permitted Restricted Payment if such transaction would effect a transfer of Collateral to any Person other than to the Pledgor in respect of the Pledge Agreement at the applicable time.
“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of damaged, worn-out, obsolete or surplus property in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Indebtedness under clause (G) of the definition of “Permitted Indebtedness”; (E) other dispositions or transfers of assets to any Person which have an aggregate fair market value of not more than two million five hundred thousand dollars ($2,500,000) in the aggregate in any fiscal year; (F) dispositions or other transfers (w) among ProductionCo and Wholly Owned Subsidiaries of ProductionCo, (x) among the Driftwood Companies and Subsidiaries of the Driftwood Companies, (y) from the Company or any of its Subsidiaries other than those referred to in subclauses (w) and (x) to the Subsidiaries referred to in subclauses (w) and (x), and (z) amongst the Company and its Subsidiaries, other than those referred to in subclauses (w) and (x); (G) to the extent constituting a disposition, any Driftwood Financing; (H) dispositions or other transfers for easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (I)  to the extent constituting a disposition, any lease or sublease in the ordinary course of business; and (J) transfers consisting of Permitted Restricted Payments, provided that, notwithstanding the foregoing, none of the foregoing transfers or dispositions shall qualify as a Permitted Transfer if such transfer or disposition would effect a transfer of Collateral to any Person other than to the Pledgor in respect of the Pledge Agreement at the applicable time.
“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Physical Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.
“Pledge Agreement” means that certain Pledge Agreement, dated June [•], 2022, between the Tellurian Investments LLC (together with is successors and permitted assigns, the “Pledgor”) and the Collateral Agent (as it may otherwise be amended, modified or supplemented in accordance with Section 3.25(B) or replaced with any new pledge agreement in substantially the same form with respect to the Pledged Collateral pursuant to Section 3.25(B)).
“Pledged Collateral” has the meaning set forth in the Pledge Agreement.
“Pledgor” has the meaning given such term in the definition of “Pledge Agreement”.
“ProductionCo” means Tellurian Production Holdings LLC, a Delaware limited liability company.
“ProductionCo Operations” means the exploration, drilling and extraction of natural gas and related and resulting products by ProductionCo and its Wholly Owned Subsidiaries.
“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.
“Redemption Date” means May 1, 2023 and May 1, 2024 in the case of a Redemption pursuant to Section 4.03(B)(i), and the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to an Optional Redemption.
“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).
“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on February 1, the immediately preceding January 15; (B) if such Interest Payment Date occurs on May 1, the immediately preceding April 15; (C) if such Interest Payment Date occurs on August 1, the immediately preceding July 15; and (D) if such Interest Payment Date occurs on November 1, the immediately preceding October 15.
“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.
“Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.
“Responsible Officer” means (A) any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject and, in each case, has direct responsibility for the administration of the Indenture.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Obligations” has the meaning set forth in the Pledge Agreement. “Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of June [•], 2022, between the Company and certain initial holders of the Notes.
“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person, provided that, notwithstanding the foregoing, ProductionCo or any Wholly Owned Subsidiary of ProductionCo shall be deemed a Significant Subsidiary at all times for the purposes hereof.
“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Required Holders and the applicable lender in amounts and on terms and conditions satisfactory to the Required Holders in their sole discretion.
“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Supplemental Indenture” means this First Supplemental Indenture, as amended or supplemented from time to time.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.
“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.
“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Transaction Documents” means, collectively, the Notes, the Indenture and the Pledge Agreement.
“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc. and any subsequent transfer agent (as applicable).
“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Supplemental Indenture, in its capacity as such, until a successor replaces it in accordance with the provisions of the Indenture and, thereafter, means such successor trustee.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Equity Interests or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
Section 1.02.   Other Definitions.
Term	Defined in Section
“Business Combination Event”	6.01(A)
“Common Stock Change Event”	5.08(A)
“Company Conversion Notice”	5.01(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.04(A)
“Conversion Settlement Date”	5.04(C)
“Covering Price”	5.04(D)(i)
“Default Interest”	2.05(B)
“Defaulted Shares”	5.04(D)
“Event of Default”	7.01(A)
“Excess Shares”	5.09(A)
“Expiration Date”	5.06(A)(v)
“Expiration Time”	5.06(A)(v)
“Forced Conversion”	5.01(A)
“Forced Conversion Date”	5.01(B)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Holder Conversion Notice”	5.02(A)
“HSR Act”	5.09(B)
“Initial Notes”	2.03(A)
“Maximum Percentage”	5.09(A)
“Maximum Percentage Notice”	5.09(A)
“Optional Acceleration Notice”	7.02(B)
“Optional Redemption”	4.03(B)(ii)
“Optional Redemption Notice”	4.03(F)(ii)
“Paying Agent”	2.06(A)
“Permitted Refinancing Indebtedness”	definition of Permitted Indebtedness
“Redemption Cap”	4.03(B)
“Redemption Notice”	4.03(F)(i)
“Reference Property”	5.08(A)
“Reference Property Unit”	5.08(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Reported Outstanding Share Number”	5.09(A)
“Required Reserve Amount”	3.24
“Specified Courts”	10.07

Term	Defined in Section
“Spin-Off”	5.06(A)(iii)(2)
“Spin-Off Valuation Period”	5.06(A)(iii)(2)
“Stated Interest”	2.05(A)
“Successor Entity”	6.01(A)
“Successor Person”	5.08(A)
“Tender/Exchange Offer Valuation Period”	5.06(A)(v)
Section 1.03.   Rules of Construction.
For purposes of the Indenture:
(A)   “or” is not exclusive;
(B)   “including” means “including without limitation”;
(C)   “will” expresses a command;
(D)   the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(E)   a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(F)   words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(G)   “herein,” “hereof” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture, unless the context requires otherwise;
(H)   each Article, Section, clause or paragraph reference in this Supplemental Indenture that is in bolded typeface refers to the referenced Article, Section, clause or paragraph, as applicable, of this Supplemental Indenture;
(I)   references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;
(J)   the exhibits, schedules and other attachments to this Supplemental Indenture are deemed to form part of this Supplemental Indenture;
(K)   the term “interest,” when used with respect to a Note, includes any Default Interest, unless the context requires otherwise;
(L)   any reference to a law, enactment or regulation shall include reference to any subordinate law, decree, resolution, order, or the like made under the relevant enactment or regulation and is a reference to that enactment, regulation, or subordinate law, decree, resolution, order, or the like as from time to time amended, consolidated, modified, re-enacted, or replaced
(M)   all references to any agreement or contract, including this Supplemental Indenture, shall be interpreted to mean such agreement or contract, as amended, modified, or supplemented in accordance with its terms from time to time;
(N)   it is understood and agreed that any Indebtedness, Liens, Investment, dividends, repurchases, repayments, disposition or transfer, or any transaction with an Affiliate need not be permitted solely by reference to one category of Permitted Indebtedness, Permitted Lien, Permitted Investment, Permitted Restricted Payment or Permitted Transfer or any permitted transaction with an Affiliate under Article 3 or the definitions of “Permitted Indebtedness”, “Permitted Liens”, “Permitted Investment”, “Permitted

Restricted Payment” or “Permitted Transfer”, as applicable, but may instead be permitted in part under any combination thereof (it being understood that the Company may utilize amounts under any applicable category). For purposes of determining compliance at any time with Article 3 or the definitions of “Permitted Indebtedness”, “Permitted Liens”, “Permitted Investment”, “Permitted Restricted Payment” or “Permitted Transfer”, in the event that any such permitted transaction meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Article 3 or the definitions of “Permitted Indebtedness”, “Permitted Liens”, “Permitted Investment”, “Permitted Restricted Payment” or “Permitted Transfer”, the Company, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; and
(O)   this Indenture shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
For purposes of the Indenture, the following terms of the Trust Indenture Act have the following meanings:
(i)   “Commission” means the SEC;
(ii)   “default” means “Event of Default”
(iii)   “indenture securities” means the Notes;
(iv)   “indenture security holder” means a Holder;
(v)   “indenture to be qualified” means the Indenture;
(vi)   “indenture trustee” or “institutional trustee” means the Trustee; and
(vii)   “obligor” on the indenture securities means the Company.
All other terms used in the Indenture that are defined by the Trust Indenture Act (including by reference to another statute) or the related rules of the SEC, and not defined in the Indenture, have the respective meanings so defined by the Trust Indenture Act or such rules.
Section 1.04.   Interpretation; Scope of Supplemental Indenture; Supersession of Base Indenture.
(A)   Generally.   The amendments to the Base Indenture made by this Supplemental Indenture will apply solely with respect to the Notes and not with respect to any other class or series of Securities. For purposes of the Notes, if any provision of this Supplemental Indenture conflicts with any provision of the Base Indenture, then this Supplemental Indenture will control to the extent of such conflict.
(B)   Applicability of Base Indenture.   For purposes of the Notes,
(i)   Sections 2.3 through 2.15, inclusive, of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with the corresponding provisions of Article 2;
(ii)   Articles III and XI of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 4;
(iii)   Article IV of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 3;
(iv)   Article V of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 6;
(v)   Article VI of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 7;
(vi)   Article VIII of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 9;

(vii)   Article IX of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 8;
(viii)   Section 7.5 of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Section 7.12;
(ix)   Article VII (except for Section 7.5) of the Base Indenture will not apply to the Notes and will instead be deemed to be replaced with Article 12; and
(x)   Sections 10.1, 10.2, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13 and 10.14 will not apply to the Notes and will instead be deemed to be replaced with Sections 13.17, 13.01, 13.02, 13.03, 13.04, 2.05(C), 13.05, 13.14, 13.06, 13.08, 13.09, 13.13 and 13.15, respectively.
Each reference in the Base Indenture to any Articles or Sections of the Base Indenture referred to in the preceding clauses (i) through (ix), inclusive, of this Section 1.04(B) will, for purposes of the Notes, be deemed instead to be a reference to the respective Articles and Sections (or corresponding part of the respective Articles or Sections) of this Supplemental Indenture referred to in such clauses.
Article 2.   THE NOTES
Section 2.01.   Form, Dating and Denominations.
The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule. Each Note will be dated as of the date of its authentication.
The Notes will be issued in the form of one or more Physical Notes.
The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.
Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.
The terms contained in the Notes constitute part of the Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control for purposes of the Indenture and such Note.
Section 2.02.   Execution, Authentication and Delivery.
(A)   Due Execution by the Company.   At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, facsimile or other electronic signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.
(B)   Authentication by the Trustee and Delivery.
(i)   No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.
(ii)   The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name and address of the Holder of such Note and the date as of which such Note is to be authenticated; and (c) the delivery address indicating where such Note should be delivered.

(iii)   The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under the Indenture, and a Note authenticated as provided in the Indenture by such an agent will be deemed, for purposes of the Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.
Section 2.03.   Initial Notes.
On the Issue Date, there will be originally issued five hundred million dollars ($500,000,000) aggregate principal amount of Notes, subject to the provisions of the Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in the Indenture as the “Initial Notes.”
Section 2.04.   Method of Payment.
(A)   [RESERVED]
(B)   Physical Notes.   The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date, pursuant to an Optional Acceleration Notice or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in the Indenture as follows: (i) if the principal amount of such Physical Note is at least ten thousand dollars ($10,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.
Section 2.05.   Accrual of Interest; Default Interest; When Payment Date is Not a Business Day.
(A)   Accrual of Interest.   Each Note will accrue interest at a rate per annum equal to 6.00% (the “Stated Interest”), plus any Default Interest that may accrue pursuant to Section 2.05(B). Stated Interest on each Note will (i) accrue on the principal amount of each Note; (ii) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the Issue Date) to, but excluding, the date of payment of such Stated Interest; (iii) subject to Sections 4.02(D), 4.03(E) and 5.04 (but without duplication of any payment of interest), quarterly in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date and (iv) be computed on the basis of a 360-day year comprised of twelve 30-day months. Notwithstanding the foregoing, no amount of Stated Interest in excess of the maximum amount permitted by applicable law shall be due and payable under this Indenture or the Notes.
(B)   Default Interest.   If an Event of Default occurs, then, in each case, to the extent lawful, interest (“Default Interest”) will accrue on the principal amount then outstanding at a rate per annum equal to twelve percent (12.0%), from, and including, the date of such Event of Default, to, but excluding, the date such Event of Default is cured or waived and all outstanding Default Interest has been paid. Default Interest will be computed on the basis of a 360-day year comprised of twelve 30- day months and, subject to Sections 4.02(D), 4.03(E) and 5.04, will be payable in arrears on the earlier of (i) the first day of each calendar month and (ii) the date such Event of Default is cured or waived. Notwithstanding the foregoing, no amount of Default Interest in excess of the maximum amount permitted by applicable law shall be due and payable under this Indenture or the Notes. The Company may pay the Default Interest to the Persons

who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date (which special record date shall not be less than 10 days prior to the related payment date) and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of Default Interest to be paid.
(C)   Delay of Payment when Payment Date is Not a Business Day.   If the due date for a payment on a Note as provided in the Indenture is not a Business Day, then, notwithstanding anything to the contrary in the Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.
Section 2.06.   Registrar, Paying Agent and Conversion Agent.
(A)   Generally.   The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.
(B)   Duties of the Registrar.   The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.
(C)   Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents.   The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under the Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to the Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of the Indenture that relate to such Note Agent.
  (D)   Initial Appointments.   The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.None of the Trustee, the Paying Agent, the Registrar or the Conversion Agent shall be deemed an agent for the Company for purposes of service of legal process.
Section 2.07.   Paying Agent and Conversion Agent to Hold Property in Trust.
The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee in writing of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in the Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to in clause (x) or

(xi) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.
Section 2.08.   Holder Lists.
If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.
Section 2.09.   Legends.
(A)   [RESERVED]
(B)   Other Legends.   A Note may bear any other legend or text, not inconsistent with the Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.
(C)   Acknowledgement and Agreement by the Holders.   A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
Section 2.10.   Transfers and Exchanges; Certain Transfer Restrictions.
(A)   Provisions Applicable to All Transfers and Exchanges.
(i)   Subject to this Section 2.10, Physical Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.
(ii)   Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with the Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as such old Note or portion thereof, as applicable.
(iii)   The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Section 2.11, 2.16 or 8.05 not involving any transfer.
(iv)   Notwithstanding anything to the contrary in the Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.
(v)   The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under the Indenture or applicable law with respect to any Note Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by the Indenture and to examine the same to determine substantial compliance as to form with the requirements of the Indenture.
(vi)   Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.
(vii)   Upon satisfaction of the requirements of the Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(B)   [RESERVED].
(C)   Transfers and Exchanges of Physical Notes.

(i)   Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); and (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; provided, however, that, to effect any such transfer or exchange, such Holder must surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar.
(ii)   Upon the satisfaction of the requirements of the Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):
(1)   such old Physical Note will be promptly cancelled pursuant to Section 2.14;
(2)   if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;
(3)   in the case of a transfer:
(a)   [RESERVED]
(b)   to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and
(4)   in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.
(D)   Transfers of Notes Subject to Redemption, Repurchase or Conversion.   Notwithstanding anything to the contrary in the Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.
Section 2.11.   Exchange and Cancellation of Notes to Be Converted or Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.
(A)   Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption.   If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of the Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.17.
(B)   Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.
(i)   Physical Notes.   If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.17 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.14; and (2) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.
(ii)   [RESERVED].
Section 2.12.   Replacement Notes.
If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and upon receipt of a Company Order the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss, claim, cost or liability that any of them may suffer if such Note is replaced.
Every replacement Note issued pursuant to this Section 2.12 will be an additional obligation of the Company and will be entitled to all of the benefits of the Indenture equally and ratably with all other Notes issued under the Indenture.
Section 2.13.   Registered Holders.
Only the Holder of a Note will have rights under the Indenture as the owner of such Note.
Section 2.14.   Cancellation.
Without limiting the generality of Section 3.06, the Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. Upon written instruction from the Company, the Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.
Section 2.15.   Notes Held by the Company or its Affiliates.
Without limiting the generality of Sections 3.06 and 2.17, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.
Section 2.16.   Temporary Notes.
Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and upon receipt of a Company Order the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under the Indenture as definitive Notes.
Section 2.17.   Outstanding Notes.
(A)   Generally.   The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.14; (ii) paid in full (including upon conversion) in accordance with the Indenture; or (iii) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.17.
(B)   Replaced Notes.   If a Note is replaced pursuant to Section 2.12, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.
(C)   Maturing Notes and Notes Called for Redemption or Subject to Repurchase.   If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D), 4.03(E) or 5.04; and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in the Indenture.
(D)   Notes to Be Converted.   At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.04, upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.04.
(E)   Cessation of Accrual of Interest.   Except as provided in Sections 4.02(D), 4.03(E) or 5.04, interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.17, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.
Section 2.18.   Repurchases by the Company.
Without limiting the generality of Sections 2.14 and 3.06, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.
Section 2.19.   CUSIP and ISIN Numbers.
The Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided,

however, that (i) the Trustee is not liable for CUSIP numbers printed on any Security, notice or elsewhere (ii) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (iii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.
Section 2.20.   Trustee Not Responsible for Securities Laws.
Notwithstanding anything herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws or other applicable laws.
Article 3.   COVENANTS
Section 3.01.   Payment on Notes.
(A)   Generally.   The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in the Indenture.
(B)   Deposit of Funds.   Before 10:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.
Section 3.02.   Exchange Act Reports.
(A)   Generally.   The Company will send to the Trustee copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the written request of any Holder, the Company will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence. The Company will also comply with its other obligations under Section 314(a)(1) of the Trust Indenture Act.
(B)   Trustee’s Disclaimer.   The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). Delivery of reports, information and documents to the Trustee under this Section 3.02 are for informational purposes only and the sending or filing of reports pursuant to Section 3.02(A) will not be deemed to constitute actual or constructive notice to or knowledge of the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under the Indenture. The Trustee will have no duty to review or analyze any such reports delivered to it.
Section 3.03.   Default Certificates.
Within one hundred twenty (120) days after December 31, 2022 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

Section 3.04.   Stay, Extension and Usury Laws.
To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of the Notes or the Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee or the Holders by the Notes or the Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 3.05.   Corporate Existence.
Subject to Article 6, the Company will cause to preserve and keep in full force and effect:
(A)   its corporate existence and the corporate existence of its Subsidiaries in accordance with the organizational documents of the Company or its Subsidiaries, as applicable; and
(B)   the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;
provided, however, that the Company need not preserve or keep in full force and effect the corporate existence of any of its Subsidiaries (other than ProductionCo while the Pledged Collateral remains subject to the Liens created by the Pledge Agreement) or any such license or franchise if the Company determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; or (y) the loss thereof is not, individually or in the aggregate, reasonably expected to be materially adverse to the Holders.
Section 3.06.   Restriction on Acquisition of Notes by the Company and its Affiliates.
The Company will promptly deliver to the Trustee for cancellation all Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired.
Section 3.07.   Ranking.
All payments due under the Notes shall rank (i) pari passu with all other Notes, (ii) effectively senior to all unsecured Indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.
Section 3.08.   Incurrence of Indebtedness.
The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) voluntarily prepay any Indebtedness except for (i) by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion, and (ii) with the proceeds of Permitted Refinancing Indebtedness or (c) amend or modify any documents or notes evidencing any Indebtedness in any manner which shortens the maturity date or any amortization or redemption date thereof to a date that is earlier than ninety-one (91) days following the Maturity Date or otherwise imposes materially more burdensome terms, taken as a whole, upon the Company or its Subsidiaries than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Holder.
Section 3.09.   Liens.
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

Section 3.10.   Investments.
The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.
Section 3.11.   Distributions.
The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of Equity Interests, except for Permitted Restricted Payments, (b) declare or pay any cash dividend or make a cash distribution on any class of Equity Interests, except for Permitted Restricted Payments, (c) lend money to any employees, officers or directors (except for travel advances in the ordinary course of business or loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000)in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars ($50,000) in the aggregate.
Section 3.12.   Transfers.
Except for Permitted Transfers,Permitted Investments and Permitted Restricted Payments, the Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole)
Section 3.13.   Taxes.
The Company and its Subsidiaries shall pay when due all material taxes, fees or other similar governmental charges (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all material personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes, fees or other similar governmental charges for which they maintain adequate reserves therefor in accordance with GAAP.
Section 3.14.   Minimum Cash Balance.
The Company shall have at all times liquidity calculated as unrestricted, unencumbered Cash or Cash Equivalents of the Company and its Subsidiaries, excluding the Driftwood Companies, as taken as a whole, in one or more deposit, securities or money market or similar accounts located in the United States in an aggregate minimum amount equal to (i) during the period beginning on any Redemption Date and ending thirty (30) days following such Redemption Date, fifty million dollars ($50,000,000) and (ii) at all other times that a Note remains outstanding, one hundred million dollars ($100,000,000).
Section 3.15.   Change in Nature of Business.
The Company shall not, and the Company shall cause each of its Subsidiaries to not, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date, and such activities related, ancillary or incidental thereto. For the avoidance of doubt, for the purposes of this Section 3.15, the line of business conducted by and publicly contemplated to be conducted by (x) the Driftwood Companies and their Subsidiaries is the Driftwood Project and (y) ProductionCo and the Subsidiaries of ProductionCo is the ProductionCo Operations.
Section 3.16.   Maintenance of Intellectual Property.
The Company will take all action, and the Company shall cause each of its Subsidiaries to take, all actions necessary or advisable to maintain and preserve all of the registered or applied for Intellectual

Property owned by the Company or such Subsidiary that are necessary or material (as determined by the Company in good faith) to the conduct of its business, taken as a whole, in full force and effect.
Section 3.17.   Maintenance of Insurance.
The Company shall maintain, and the Company shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.
Section 3.18.   Transactions with Affiliates.
Except for Permitted Restricted Payments, Permitted Investments and transactions between or among the Company, its Wholly Owned Subsidiaries and the Driftwood Companies, neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions for fair consideration and on terms not materially less favorable, taken as a whole, to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof and (ii) compensation, including incentive compensation plans approved by such Person’s Board of Directors (or equivalent governing body).
Section 3.19.   Restricted Issuances.
The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness that would cause a Default under the Notes or the Indenture or that by its terms would prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes or the Indenture, including without limitation, the payment of interest and principal thereon.
Section 3.20.   [Reserved].
Section 3.21.   [Reserved].
Section 3.22.   Further Instruments and Acts.
At the Trustee’s request, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of the Indenture.
Section 3.23.   Maintenance of Properties, Etc.
The Company shall maintain and preserve,and the Company shall cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful (as determined by the Company in good faith) to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except, in each case, as could reasonably be expected to cause a Material Adverse Effect. The Company shall cause all material assets used in the exploration, drilling and extraction of natural gas and related and resulting products by the Company or any of its Subsidiaries or Affiliates to be held by ProductionCo or one or more of its Wholly Owned Subsidiaries and shall make no Investment in any material assets used in the exploration, drilling and extraction of natural gas and related and resulting products other than through ProductionCo or one or more of its Wholly Owned Subsidiaries.

Section 3.24.   Share Reserve.
So long as any Notes remain outstanding, the Company shall at all times have no less than a number of shares of authorized but unissued Common Stock reserved for any issuance of shares of Common Stock hereunder (as applicable) equal to 87,351,503 of Common Stock, less a number of shares corresponding to the number of Common Shares previously issued or delivered in connection with any conversion of Notes or any redemption, repurchase or retirement of Notes (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 3.24 be reduced other than in connection with any stock combination, reverse stock split or other similar transaction or proportionally in connection with any issuance of Common Stock under the Notes or any such redemption, repurchase or retirement of Notes. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.
Section 3.25.   Issuances And Transfers of Equity Interests of ProductionCo.
(A)   The Company hereby represents that all of ProductionCo’s Equity Interests, equity interests and securities convertible into Equity Interests of or equity interests in ProductionCo are pledged as Pledged Collateral pursuant to the Pledge Agreement. ProductionCo shall not issue Equity Interests, any other equity interests, or any securities convertible into Equity Interests of or equity interests in ProductionCo unless the same are pledged as Pledged Collateral pursuant to the Pledge Agreement.
(B)   The Pledgor shall not transfer all or any portion of ProductionCo’s Equity Interests, equity interests and securities convertible into Equity Interests of or equity interests in ProductionCo to any Person, unless such Person is the Company or a Wholly Owned Subsidiary of the Company and such transferee Person becomes a party to or the successor or assign under the Pledge Agreement or such transferee enters a new pledge agreement with the Collateral Agent substantially in the form of the Pledge Agreement with respect to the Pledged Collateral, which shall constitute the Pledge Agreement.
Article 4.   REPURCHASE AND REDEMPTION
Section 4.01.   No Sinking Fund.
No sinking fund is required to be provided for the Notes.
Section 4.02.   Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.
(A)   Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.   Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.
(B)   Repurchase Prohibited in Certain Circumstances.   If (i) the principal amount of the Notes has been accelerated pursuant to Section 7.02 and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including a rescission as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date) or (ii) the Company delivers a Company Conversion Notice to the Holders pursuant to Section 5.01(A), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof.

(C)   Fundamental Change Repurchase Date.   The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).
(D)   Fundamental Change Repurchase Price.   The Fundamental Change Repurchase Price for any Note (or any portion of such Note) to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the Fundamental Change Base Repurchase Price for such Fundamental Change plus any accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date). For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.
(E)   Fundamental Change Notice.   On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, in writing, with a copy to the Trustee, the Paying Agent and the Conversion Agent a notice of such Fundamental Change (a “Fundamental Change Notice”), which notice shall state the Fundamental Change Repurchase Date and Fundamental Change Base Repurchase Price of such Fundamental Change. Upon written request by the Company in an Officer’s Certificate delivered to the Trustee at least five (5) Business Days prior to the requested date of delivery (or such shorter time as shall be satisfactory to the Trustee), the Trustee shall send the Fundamental Change Notice to the Holders on behalf of the Company. The failure to deliver a Fundamental Change Notice will not limit the Fundamental Change Repurchase right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.
(F)   Procedures to Exercise the Fundamental Change Repurchase Right.
(i)   Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased.   To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:
(1)   before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and
(2)   such Note, duly endorsed for transfer.
The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.
(ii)   Contents of Fundamental Change Repurchase Notices.   Each Fundamental Change Repurchase Notice with respect to a Note must state:
(1)   if such Note is a Physical Note, the certificate number of such Note;
(2)   the principal amount of such Note to be repurchased; and
(3)   that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note.

(iii)   Withdrawal of Fundamental Change Repurchase Notice.   A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the third Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:
(1)   if such Note is a Physical Note, the certificate number of such Note;
(2)   the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and
(3)   the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination.
Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof.
(G)   Payment of the Fundamental Change Repurchase Price.   Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time prescribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date such Note is delivered to the Paying Agent. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered pursuant to the first sentence of this Section 4.02(G).
(H)   Compliance with Applicable Securities Laws.   To the extent applicable, the Company will comply with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in the Indenture. To the extent the provisions of any securities laws or regulations conflict with the provisions in this Section 4.02(H) or any other provision of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.02(H).
(I)   Repurchase in Part.   Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.
Section 4.03.   Right of the Holders to Redeem the Notes.
(A)   No Right to Redeem Before May 1, 2023.   Unless in connection with a Fundamental Change pursuant to Section 4.02, an Optional Redemption pursuant to Section 4.03(B)(ii) or an Event of Default pursuant to Section 7.02, the Holders may not redeem the Notes at their option at any time before May 1, 2023.

(B)   Mandatory and Optional Redemption.
(i)   Mandatory Right to Redeem the Notes on May 1, 2023 and May 1, 2024.   Unless a Forced Conversion has occurred, subject to the terms of this Section 4.03, on each of May 1, 2023 and May 1, 2024, each Holder may redeem such Holder’s Notes or a portion of such Holder’s Note(s) up to an aggregate principal amount on each such date not to exceed one hundred sixty six million six hundred sixty six thousand dollars ($166,666,000) (the “Redemption Cap”), in each case in an Authorized Denomination of such Note for a cash purchase price equal to the Redemption Price, provided that, (i) if the aggregate principal amount of Notes called for redemption on any Redemption Date is equal to or less than the Redemption Cap, such redemptions will be accepted in full with respect to the aggregate principal amount of Notes of Holders who exercise such right in accordance with this Section 4.03 and (ii) if the aggregate principal amount of Notes called for redemption on the Redemption Date exceeds the Redemption Cap, such redemptions will be accepted from each redeeming Holder in an amount bearing the same proportion to the amount of Notes called for redemption by such Holder on such date as the proportion the Redemption Cap bears to the aggregate principal amount of Notes called for redemption by all Holders on such date.
(ii)   Optional Redemption.   At any time or from time to time, the Company may provide written notice in the form of an Optional Redemption Notice to every Holder (with a copy to the Trustee) calling all but not part of such Holder’s Notes for a cash purchase price equal to the cash amount of the Optional Redemption Price (an “Optional Redemption”). At the Company’s request in an Officer’s Certificate delivered to the Trustee at least five (5) Business Days prior to the requested date of delivery, the Trustee shall send the Optional Redemption Notice to the Holders on behalf of the Company, which each Holder can accept in whole or in part. Any Holder accepting such offer of an Optional Redemption shall do so by returning to the Company (with a copy to the Trustee) a written notice confirming its acceptance of such offer of such Optional Redemption substantially in the form of Exhibit G hereto (the “Acceptance of Optional Redemption”) within fifteen (15) Business Days of the date of the Optional Redemption. Any Holder that does not return a Notice of Acceptance of Optional Redemption with respect to such Optional Redemption within such fifteen (15)-Business Day period shall be deemed to have rejected such offer. The Redemption Date of the Optional Redemption will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20) Business Days after the date the Company sends the Optional Redemption Notice. Whether or not any Holder accepts the offer of an Optional Redemption, upon the Company’s compliance with its redemption obligations to any Holders accepting an Optional Redemption or upon all Holders rejecting such offer, the Pledged Collateral shall be automatically released from the Liens created by the Pledge Agreement, and all obligations of the Collateral Agent and the Pledgor shall automatically terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Pledgor. Notwithstanding the foregoing, the Company may not effect an Optional Redemption at any time that any of the Events of Default set forth in Sections 7.01(a)(i)-(iii) shall have occurred and be continuing.
(C)   Redemption Prohibited in Certain Circumstances.   If (i) the principal amount of the Notes has been accelerated pursuant to Section 7.02 and such acceleration has not been rescinded on or before a Redemption Date (including a rescission as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), (ii) a Fundamental Change has occurred and the Holder has delivered a Fundamental Change Repurchase Notice that has not been withdrawn pursuant to Section 4.02(F)(iii), or (iii) a Forced Conversion has occurred,then (a) the Holders may not call for Redemption or otherwise redeem any Notes pursuant to Section 4.03(B)(i); and (b) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof.
(D)   Redemption Date.   In the event of a mandatory redemption, a Holder choosing to exercise its right to redemption pursuant to Section 4.03(B)(i) shall provide written notice to the Trustee and the Company at least thirty (30) days prior to May 1, 2023 or May 1, 2024, as applicable, that it is exercising its right to redeem a portion of such Holder’s Note on such date. In the event of an Optional Redemption, the date of the Optional Redemption set forth in the Optional Redemption Notice, shall be a Redemption Date.

(E)   Redemption Price.   The Redemption Price for any Note called for a Mandatory Redemption is an amount in cash equal to the principal amount of such Note being redeemed, plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Mandatory Redemption; provided, however, that the Holder of such Note at the Close of Business on the Regular Record Date immediately prior to the Redemption Date will be entitled, notwithstanding such Mandatory Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.
(F)   Mandatory and Optional Redemption Notices.
(i)   Mandatory Redemption Notice.   To call a Holder’s Note for Redemption pursuant to Section 4.03(B)(i), a Holder must send to the Company, the Trustee and the Paying Agent a written notice of such Redemption in accordance with Section 4.03(D) (a “Redemption Notice”).
Such Redemption Notice must state:
(1)   that the Holder has called the Holder’s Notes for Redemption;
(2)   the principal amount to be redeemed (or such lesser amount as the Holders may accept for redemption);
(3)   the Redemption Date for such Redemption;
(4)   the Redemption Price for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E)); and
(5)   the CUSIP and ISIN numbers, if any, of the Notes.
(ii)   Optional Redemption Notice.   To offer the Holders an Optional Redemption pursuant to Section 4.03(B)(ii), the Company must send (or cause to be sent) to the Holders, the Trustee and the Paying Agent a written notice of such Optional Redemption Section 4.03(D) (a “Optional Redemption Notice”).
Such Optional Redemption Notice must state:
(1)   that the notice is an Optional Redemption Notice;
(2)   the principal amount to be redeemed, which shall be the full outstanding principal amount;
(3)   the Redemption Date for such Redemption;
(4)   the Optional Redemption Price for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E)); and
(5)   the CUSIP and ISIN numbers, if any, of the Notes.
(G)   Payment of the Redemption Price or Optional Redemption Price.   Without limiting the Company’s obligation to deposit the Redemption Price or Optional Redemption Price, as applicable, by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date, subject to Section 4.03(B). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.
Article 5.   CONVERSION
Section 5.01.   Right of Company to Convert the Notes.
(A)   Generally.   If the Forced Conversion Trigger occurs, then, within one (1) Business Day after the date of the Forced Conversion Trigger, the Company shall provide written notice substantially in the form attached hereto as Exhibit E (a “Company Conversion Notice”) to the Holders (with a copy to the Trustee and Conversion Agent) that the Forced Conversion Trigger has occurred and the Company shall convert all of the principal amount of each Holder’s Note into Conversion Consideration (a “Forced Conversion”), and the Company shall certify in writing to the Holders on the date that such Company Conversion Notice is delivered that the Equity Conditions are satisfied as of the date of such Company Conversion Notice. Within one (1) Business Day after the date of the Company Conversion Notice, each Holder will notify the Company in writing if a Forced Conversion would cause such Holder or such Holder’s other Attribution Parties to be deemed to beneficially own, in the aggregate, more than the Maximum Percentage.
(B)   Effect of Forced Conversion.   A Forced Conversion will have the same effect as a conversion of the applicable outstanding principal amount of a Note effected at a Holder’s election pursuant to Section 5.02 and shall occur on the second (2nd) Business Day after the date of the Company Conversion Notice (for the avoidance of doubt, without the need for the Holder to deliver a Holder Conversion Notice) (such date, the “Forced Conversion Date”).
Section 5.02.   Right of Holders to Convert the Notes
(A)   Generally.   Subject to the provisions of this Article 5, a Holder may, at its option, convert its Note into Conversion Consideration, in whole or in part, by completing, manually signing and delivering to the Conversion Agent the conversion notice in substantially the form attached hereto as Exhibit F (the “Holder Conversion Notice”), provided that, if a Holder converts the Holder’s Note in part, such conversion may only be made in an Authorized Denomination. Provisions of this Article 5 will equally apply to conversions of any permitted portion of the Notes.
(B)   When the Holders May Convert the Notes.
(i)   A Holder may convert its Note at any time until the Close of Business on the second (2nd) Trading Day immediately before the Maturity Date.
(ii)   Effect of Redemption or Repurchase Upon a Fundamental Change.   Notwithstanding anything to the contrary in this Article 5, if a Note (or any portion of a Note) is to be repurchased upon a Redemption or a Repurchase Upon Fundamental Change, then in no event may such Note (or such portion) be converted after the Close of Business on the Trading Day immediately before the related Redemption Date or Fundamental Change Repurchase Date, as applicable; provided, that the limitations contained in this Section 5.02(B)(ii) shall no longer apply if the applicable Redemption Price or Fundamental Change Repurchase Price is not delivered on the Fundamental Change Repurchase Date or Redemption Date, as applicable.
Section 5.03.   Conversion Procedures.
(A)   Generally.
(i)   [RESERVED]
(ii)   Physical Notes.   To convert all or a portion of a Physical Note, the Holder of such Note shall (x) deliver a Holder Conversion Notice to the Conversion Agent and (y) deliver such Holder’s Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); and furnish any endorsements and transfer documents that the Company or the Conversion Agent may require.

(B)   Effect of Converting a Note.   At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.04, upon such conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in and subject to Section 5.04.
(C)   Holder of Record of Conversion Shares.   The person in whose name any shares of Common Stock is issuable upon conversion of a Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.
(D)   Taxes and Duties.   If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion.
(E)   Conversion Agent to Notify Company of Conversions.   Upon receipt of a Holder Conversion Notice, the Conversion Agent will promptly notify the Company and the Trustee of such occurrence.
Section 5.04.   Settlement upon Conversion.
(A)   Generally.   The consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will consist of the following:
(i)   Subject to Section 5.04(B), a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion; and
(ii)   cash in an amount equal to the aggregate accrued and unpaid interest on the applicable Note to, but excluding, the Conversion Date for such conversion; provided, however if the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date). For the avoidance of doubt, (x) as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date and (y) if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.04.
(B)   Fractional Shares.   If the number of shares of Common Stock to be delivered in connection with the conversion of a Note is not a whole number, then such number will be rounded up to the nearest whole number.
(C)   Delivery of the Conversion Consideration.   The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of a Note to the Holder thereof on or before the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”). If any Holder has not complied with its obligations under Section 5.03(A)(ii) on the applicable Conversion Date with respect to any of its Notes, such Holder shall not receive any Conversion Consideration with respect to such Notes on the applicable Conversion Date, such Notes shall be deemed to cease to be outstanding on such Conversion Date (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Notes as of the Close of Business on such Conversion Date) and after such Conversion Date the only rights hereunder or under any of the other Transaction Documents that such Holder shall have with respect to such Notes is the right to receive the Conversion Consideration at such time as such Holder has complied with the requirements set forth in Section 5.03(A)(ii) with respect to such Notes.
(D)   Conversion Settlement Defaults.   If (x) the Company fails to deliver, by the related Conversion Settlement Date any shares of Common Stock (the “Defaulted Shares”) forming part of the Conversion Consideration, and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Defaulted Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Defaulted Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either
(i)   pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or
(ii)   promptly deliver, to the Holder, such Defaulted Shares in accordance with the Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Defaulted Shares; and (y) the Daily VWAP per share of Common Stock on the Conversion Date relating to such conversion.
To exercise such right, the Holder must deliver notice of such exercise to the Company and the Trustee, specifying whether the Holder has elected clause (i) or (ii) above to apply. If the Holder has elected clause (i) to apply, then the Company’s obligation to deliver the Defaulted Shares in accordance with the applicable Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (i).
Section 5.05.   Status of Common Stock Issued upon Conversion.
(A)   [RESERVED].
(B)   Status of Conversion Shares; Listing.   Each Conversion Share delivered upon conversion of a Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Conversion Share issued upon conversion of a Note, when delivered upon such conversion, to be admitted for listing on such exchange or quotation on such system.
(C)   Any Conversion Shares issued upon conversion of a Note will be issued in the form of book-entries at the facilities of DTC, identified therein by an “unrestricted” CUSIP number.
Section 5.06.   Adjustments to the Conversion Rate.
(A)   Events Requiring an Adjustment to the Conversion Rate.   The Conversion Rate will be adjusted from time to time as follows:
(i)   Stock Dividends, Splits and Combinations.   If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.08 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:
CR0   =
the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1   =
the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0   =
the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1   =
the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

For the avoidance of doubt, any adjustment to the Conversion Rate pursuant to this Section 5.06(A)(i) will become effective as of the time set forth in CR1 above. If any dividend, distribution, stock split or stock combination of the type described in this Section 5.06(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(ii)   Rights, Options and Warrants.   If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.06(A)(iii)(1) and 5.06(E) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:
where:
CR0   =
the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1   =
the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS   =
the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X   =
the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y   =
a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

For the avoidance of doubt, any adjustment to the Conversion Rate pursuant to this Section 5.06(A)(ii) will become effective as of the time set forth in CR1 above. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. If such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.
For purposes of this Section 5.06(A)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.
(iii)   Spin-Offs and Other Distributed Property.
(1)   Distributions Other than Spin-Offs. If the Company distributes shares of its Equity Interests, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Equity Interests of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:
(a)   dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 5.06(A)(i) or 5.06(A)(ii);
(b)   dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 5.06(A)(iv);
(c)   rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.06(E);
(d)   Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 5.06(A)(iii)(2); and
(e)   a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.08 will apply, then the Conversion Rate will be increased based on the following formula:
where:
CR0   =
the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1   =
the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP   =
the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV   =
the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Equity Interests, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of

Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Equity Interests, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date. Any adjustments of the Conversion Date pursuant to this Section 5.06(A)(iii)(1) will become effective as of the time set forth in CR1, above.
To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(2)   Spin-Offs.   If the Company distributes or dividends shares of Equity Interests of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 5.08 will apply) and such Equity Interests or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:
where:
CR0   =
the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1   =
the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV   =
the product of (x) the average of the Last Reported Sale Prices per share or unit of the Equity Interests or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Equity Interests or equity interests); and (y) the number of shares or units of such Equity Interests or equity interests distributed per share of Common Stock in such Spin-Off; and

SP   =
the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 5.06(A)(iii)(2), will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in the Indenture or any Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.
To the extent any dividend or distribution of the type set forth in this Section 5.06(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(iv)   Cash Dividends or Distributions.   If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:
CR0   =
the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1   =
the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP   =
the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D   =
the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.
To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(v)   Tender Offers or Exchange Offers.   If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:
where:
CR0   =
the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1   =
the Conversion Rate in effect immediately after the Expiration Time;

AC   =
the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0   =
the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1   =
the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP   =
the average of the Last Reported Sale Prices per share of Common Stock over the ten (10)

consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;
provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.06(A)(v), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 5.06(A)(v), will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in the Indenture or the Notes, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period.
To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.
(B)   No Adjustments in Certain Cases.
(i)   Where Holders Participate in the Transaction or Event Without Conversion.   Notwithstanding anything to the contrary in Section 5.06(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.06(A) (other than a stock split or combination of the type set forth in Section 5.06(A)(i) or a tender or exchange offer of the type set forth in Section 5.06(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.
(ii)   Certain Events.   The Company will not be required to adjust the Conversion Rate except as provided in Section 5.06, Section 5.07 and Section 5.09. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:
(1)   except as otherwise provided in Section 5.06, the sale of shares of Common Stock, including for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;
(2)   the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(3)   the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(4)   the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, convertible or exchangeable security of the Company outstanding as of the Issue Date or except as otherwise set forth in Section 5.06 after the Issue Date;
(5)   repurchases of Common Stock, including structured or derivative transactions, that are not pursuant to a tender offer as contemplated by Section 5.06(A)(v);
(6)   solely a change in the par value of the Common Stock; or
(7)   accrued and unpaid interest on the Notes.

(C)   Adjustments Not Yet Effective.   Notwithstanding anything to the contrary in the Indenture or the Notes, if:
(i)   a Note is to be converted;
(ii)   the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.06(A) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;
(iii)   the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and
(iv)   such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.
(D)   Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event.   Notwithstanding anything to the contrary in the Indenture or the Notes, if:
(i)   a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.06(A);
(ii)   a Note is to be converted;
(iii)   the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;
(iv)   the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and
(v)   such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.03(C)), then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.
(E)   Stockholder Rights Plans.   If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under the Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.06(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.
(F)   Limitation on Effecting Transactions Resulting in Certain Adjustments.   The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.06(A) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(G)   Equitable Adjustments to Prices.   Whenever any provision of the Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.06(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.
(H)   Calculation of Number of Outstanding Shares of Common Stock.   For purposes of Section 5.06(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).
(I)   Calculations.   All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).
(J)   Notice of Conversion Rate Adjustments.   Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.06(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
(K)   Adjustment Deferral.   If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election by written notice to the Trustee, the Conversion Agent and the Holders, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of any Note; (iii) the date a Fundamental Change occurs; and (iv) February 1, 2025.
Section 5.07.   Voluntary Adjustments.
(A)   Generally.   To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event and(ii) such increase is irrevocable. The Company acknowledges that any such voluntary adjustment to the Conversion Rate and any conversion of any portion of the Notes based upon any such voluntary adjustment shall not constitute material non-public information with respect to the Company.
(B)   Notice of Voluntary Increases.   If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.07(A), then, no later than the first Business Day of the period in which such increased Conversion Rate shall be in effect, the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.
Section 5.08.   Effect of Common Stock Change Event.
(A)   If there occurs:
(i)   A recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);
(ii)   A consolidation, merger, combination or binding or statutory share exchange involving the Company; or

(iii)   A sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in the Indenture or the Notes, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the number of Reference Property Units that a Holder of one (1) share of Common Stock would be entitled to receive; (y) for purposes of Section 5.04, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units that a Holder of one (1) share of Common Stock would be entitled to receive; and (z) for purposes of the definition of “Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Board of Directors (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.
Promptly following delivery of the written notice of a Common Stock Change Event provided pursuant to Section 5.08(B), the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of the Notes in the manner set forth in this Section 5.08; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.06(A) in a manner consistent with this Section 5.08 and Section 5.09; and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 5.08. If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holders.
(B)   Notice of Common Stock Change Events.   On or before the twentieth (20th) calendar day after the occurrence of the effective date of any Common Stock Change Event, the Company will provide written notice to the Holders, the Trustee and the Conversion Agent of such Common Stock Change Event, including a brief description of such Common Stock Change Event and a brief description of the anticipated change in the conversion right of the Notes.
Section 5.09.   Restriction on Conversions.
(A)   Beneficial Ownership Limitations.   Notwithstanding anything to the contrary contained herein, the Company shall not issue shares pursuant to a Note, and no Holder shall have the right to exercise any right to convert any portion of such Holder’s Note pursuant to the terms and conditions of the Indenture and such Holder’s Note, and any such payment, conversion or issuance shall be null and void and treated as if never made, to the extent that after giving effect to such conversion or issuance of shares of Common Stock, such Holder together with the other Attribution Parties would collectively beneficially own in the aggregate in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance of shares of Common Stock. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Holder and such Holder’s Attribution Parties shall include the number of shares of Common Stock held by such Holder and such Holder’s other Attribution Parties plus the number of shares of Common Stock issuable with respect to such conversion or issuance of shares of Common Stock (or applicable portion thereof) with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5.09(A). For purposes of this Section 5.09(A), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of the Indenture and the Notes and any conversion or issuance of the Notes, in determining the number of outstanding shares of Common Stock the Company may issue pursuant to Article 5 without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Holder Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall promptly notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 5.09(A), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such Holder Conversion Notice. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Holder’s Note, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder pursuant to such Holder’s Note would result in such Holder and such Holder’s other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Holder’s and such Holder’s other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Notwithstanding the foregoing, to the extent that the Company’s conversion of any portion of a Note pursuant to a Forced Conversion would result in a Holder, together with such Holder’s Attribution Parties, collectively beneficially owning Excess Shares, then such Forced Conversion shall nevertheless occur except that the Notes associated with the Excess Shares shall not be converted into shares of Common Stock (and such Holder shall not be entitled to beneficial ownership with respect to such Excess Shares) but shall instead be converted into the right to receive shares of Common Stock when, but only when, such shares can be issued without the relevant Holder and its Attribution Parties exceeding the Maximum Percentage. None of the Trustee, the Paying Agent nor the Conversion Agent shall have any duty, responsibility or liability to determine whether an issuance of shares will exceed the Maximum Percentage or whether any Holder or beneficial owner owns Excess Shares. Upon conversion, none of the Trustee, the Paying Agent nor the Conversion Agent shall have any duty, responsibility or liability for the delivery of Common Stock or to determine whether any Holder has a right to receive Common Stock. Upon delivery of a written notice to the Company, a Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and such Holder’s other Attribution Parties and not to any other Holder of Notes that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Indenture and the Notes in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to issue shares of Common Stock to the Holder pursuant to a Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of the ability to issue shares of Common Stock hereunder. The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 5.09(A), to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5.09(A), or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of a Note. Notwithstanding anything to the contrary herein, for any conversion or issuance of shares in which any Holder, together with its Attribution Parties, would beneficially own, in the aggregate, in excess of the Maximum Percentage of shares of Common Stock, such Holder must deliver to the Company written notice at least 1 Business Day in advance of such conversion or issuance of shares (the “Maximum Percentage Notice”). The Maximum Percentage Notice will state that such conversion or issuance of shares will exceed the Maximum Percentage. If such Holder fails to deliver the Maximum Percentage Notice, the Company shall not be deemed to be in breach of this Indenture for the exercise of such conversion or issuance of shares. If all or part of a Holder’s Notes are converted into the right to receive shares of Common Stock upon a Forced Conversion as described above, the Holder will promptly inform the Company, in reliance on the Reported Outstanding Share Number, when all or part of the shares of Common Stock can be issued without exceeding the Maximum Percentage of it and its Attribution Parties and the Company shall promptly issue such shares.
(B)   HSR Clearances.   Notwithstanding anything to the contrary in the Indenture or the Notes, the Company shall not effect the conversion of any portion of a Note, or otherwise issue shares pursuant to a Note, and no Holder shall have the right to exercise any right to receive shares pursuant to a Note or otherwise convert any portion of such Holder’s Note pursuant to the terms and conditions of the Indenture and such Holder’s Note, and any such payment, conversion or issuance shall be null and void and treated as if never made, unless and until after giving effect to such conversion or issuance of shares of Common Stock,the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have expired or been terminated, and any required clearances consents, approvals, and waivers under any other antitrust laws applicable to the consummation of any such conversion or issuance of shares of Common Stock shall have been obtained. In furtherance and not in limitation of the foregoing, prior to any such Holder converting its Note into Common Stock, such Holder will, if required under the HSR Act, provide written notice pursuant to 16 C.F.R. § 803.5(a) to the Company, and (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable, (y) supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (z) use its commercially reasonable efforts to take or cause to be taken all other actions necessary, proper or advisable consistent with this Section 5.09(B) to cause the expiration or termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act as soon as practicable. Without limiting the foregoing, the parties shall request and shall use commercially reasonable efforts to obtain early termination of the waiting period under the HSR Act.
Section 5.10.   Responsibility of the Trustee.
The Trustee and the Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, monitoring the Company’s stock trading price or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion

Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 5.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by this Article 5 has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in this Article 5 with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely.
Article 6.   SUCCESSORS
Section 6.01.   When the Company May Merge, Etc.
(A)   Generally.   The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person(a “Business Combination Event”), unless:
(i)   the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is an entity (the “Successor Entity”) duly organized and existing under the laws of its jurisdiction of organization that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under the Securities Purchase Agreement, the Indenture, the Notes and the other Transaction Documents; and
(ii)   the Company has complied with its obligations under Section 4.02 and 5.08 prior to the consummation of the Business Combination Event; and
(iii)   immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(B)   Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee.   Before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in the Indenture have been satisfied.
Section 6.02.   Successor Entity Substituted.
At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Successor Entity had been named as the Company in the Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations with respect to the Note under the Indenture and the Notes.

Article 7.   DEFAULTS AND REMEDIES
Section 7.01.   Events of Default.
(A)   Definition of Events of Default.   “Event of Default” means the occurrence of any of the following:
(i)   a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;
(ii)   a default for two (2) Business Days in the payment when due of interest on any Note;
(iii)   a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto;
(iv)   the Company’s failure to timely deliver, when required by the Indenture, a Fundamental Change Notice;
(v)   a materially false or inaccurate certification (including a false or inaccurate deemed certification) by the Company (A) that the Equity Conditions are satisfied or (B) as to whether any Event of Default has occurred;
(vi)   a default in the Company’s obligations under Article 6;
(vii)   a default in any of the Company’s obligations or agreements under the Indenture, the Notes or the other Transaction Documents (other than a default set forth in clause (i) through (vi) or (viii) through (xviii) of this Section 7.01(A)), or a breach of any representation, warranty or covenant in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document; provided, however, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within the following number of applicable days after the Company becomes aware of, or by exercise of reasonable prudence would have become aware of, its occurrence: (A) with respect to a default in respect of the covenants set forth in Section 3.08, Section 3.09, Section 3.10, Section 3.11, Section 3.12, Section 3.14, Section 3.15, Section 3.18, Section 3.19, Section 3.24 or Section 3.25 herein, ten (10) days; or (B) otherwise, thirty (30) days;
(viii)   (i) the failure of the Company or any of its Significant Subsidiaries to pay when due (giving effect to any applicable grace period)any Indebtedness having a principal amount in excess of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Significant Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created; or (ii) the occurrence of any breach or default under any terms or provisions of any other Indebtedness in a principal amount in excess of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Significant Subsidiaries, if the effect of such failure or occurrence is to cause such Indebtedness to become or be declared due prior to its stated maturity; provided, however, that if prior to any acceleration of the Notes, any such failure, breach or default in respect of such other Indebtedness is cured or waived, any acceleration related thereto rescinded, or such Indebtedness is repaid during the ten (10) Business Day period commencing upon the end of any applicable grace period for any such failure to pay or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) caused by such failure, breach, default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;
(ix)   one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Significant Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;
(x)   the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1)   commences a voluntary case or proceeding;
(2)   consents to the entry of an order for relief against it in an involuntary case or proceeding;
(3)   consents to the appointment of a custodian of it or for any substantial part of its property;
(4)   makes a general assignment for the benefit of its creditors;
(5)   takes any comparable action under any foreign Bankruptcy Law; or
(6)   generally is not paying its debts as they become due; or
(xi)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1)   is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;
(2)   appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;
(3)   orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or
(4)   grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7.01(A)(xi), such order or decree remains unstayed and in effect for at least thirty (30) days; and
(xii)   prior to the occurrence of a Forced Conversion of all outstanding Notes (or as otherwise expressly contemplated herein), the Pledge Agreement shall for any reason fail or cease to create a separate valid and perfected first priority (subject to Permitted Liens, including those that arise by operation of law) Lien on the Pledged Collateral, in each case, in favor of the Collateral Agent in accordance with the terms thereof, or any material provision of Pledge Agreement shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;
(xiii)   [reserved];
(xiv)   [reserved];
(xv)   the suspension from trading or failure of the Common Stock to be trading or listed on an Eligible Exchange for a period of three (3) consecutive Trading Days;
(xvi)   [reserved];
(xvii)   at any time, any shares of Common Stock issuable pursuant to the Notes and this Indenture are not Freely Tradable (other than pursuant to Clause (C) thereof); and
(xviii)   the Company (A) fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the SEC in the manner and within the time periods required by the Exchange Act (giving effect to any applicable extensions or grace periods) or (B) restates any such quarterly report or annual report previously filed with the Commission as a result of a misstatement or omission in quarterly report or annual report that would reasonably be expected to cause a Material Adverse Effect.

(B)   Cause Irrelevant.   Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
(C)   Notice of Events of Default.   Promptly, but in no event later than ten (10) Business Days after the Company becomes aware of, or by exercise of reasonable prudence would have become aware of, an Event of Default, the Company will provide written notice of such Event of Default (an “Event of Default Notice”) to the Collateral Agent and a Responsible Officer of the Trustee, which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) the date on which the Event of Default occurred and (iii) the date on which the Event of Default initially occurred.
Section 7.02.   Acceleration.
(A)   Automatic Acceleration in Certain Circumstances.   If an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then an amount equal to the Acceleration Amount will immediately become due and payable without any further action or notice by any Person.
(B)   Optional Acceleration.   If an Event of Default (other than an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Required Holders, by providing written notice to the Company and the Trustee (an “Optional Acceleration Notice”), may declare an amount equal to the Acceleration Amount with respect to all of the Notes then outstanding to become due and payable immediately.
(C)   Rescission of Acceleration.   Notwithstanding anything to the contrary in the Indenture or the Notes, the Required Holders, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.
Section 7.03.   Other Remedies.
(A)   Trustee May Pursue All Remedies.   If an Event of Default has occurred then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of the Indenture or the Notes.
(B)   Procedural Matters.   The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.
Section 7.04.   Waiver of Past Defaults.
An Event of Default pursuant to clause (i), (ii), (iii) or (vii) of Section 7.01(A) (provided that, in the case of clause (vii) only, such Event of Default results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Required Holders by written notice to the Company and the Trustee. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.05.   Control by Majority.
The Required Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, the Indenture or the Notes, or that, the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to the rights of any Holder) or may involve the Trustee in liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.
Section 7.06.   Limitation on Suits.
No Holder may pursue any remedy with respect to the Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:
(A)   such Holder has previously delivered to the Trustee notice of an Event of Default;
(B)   the Required Holders deliver a request to the Trustee to pursue such remedy;
(C)   such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;
(D)   the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and
(E)   during such sixty (60) calendar day period, the Required Holders do not deliver to the Trustee a direction that is inconsistent with such request.
A Holder of a Note may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of the Indenture complies with the preceding sentence.
Section 7.07.   Absolute Right of Holders to Receive Payment and Conversion Consideration and to Institute Suit for the Enforcement of such Right.
Notwithstanding anything to the contrary in the Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to receive payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in the Indenture and the Notes, or to bring suit for the enforcement of any such payment or delivery after such respective due dates, will not be impaired or affected without the consent of such Holder.
Section 7.08.   Collection Suit by Trustee.
The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iii) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 7.7 of the Base Indenture.
Section 7.09.   Trustee May File Proofs of Claim.
The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 7.7 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in the Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 7.10.   Priorities.
The Trustee will pay or deliver in the following order any money or other property that it collects or receives from the Collateral Agent pursuant to this Article 7:
First:   to the Trustee and the Collateral Agent and their respective agents and attorneys for amounts due under the Base Indenture and this Supplemental Indenture and the Pledge Agreement, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent, as applicable, and the costs and expenses of collection;
Second:   to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Acceleration Amount due, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and
Third:   to the Company or such other Person as a court of competent jurisdiction directs.
The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.10, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.
Section 7.11.   Undertaking for Costs.
In any suit for the enforcement of any right or remedy under the Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.07 or any suit by the Required Holders.
Section 7.12.   Trustee’s Obligation to Provide Notice of Defaults to Holders.
If a Default has occurred and is continuing or an Event of Default occurs and is actually known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The

Trustee will not be deemed to have notice of any Default or Event of Default (other than a Default of any payment) unless written notice of any event that is in fact such a Default or Event of Default is received by a Responsible Officer at the address of the Trustee pursuant to Section 13.01, and such notice references the Notes and this Supplemental Indenture and states it is a notice of default.
Article 8.   AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 8.01.   Without the Consent of Holders.
Notwithstanding anything to the contrary in Section 8.02, the Company, the Trustee and the Collateral Agent, as applicable, may amend or supplement the Indenture, the Notes or the Pledge Agreement without the consent of any Holder to:
(A)   cure any ambiguity or correct any omission, defect or inconsistency in the Indenture or the Notes;
(B)   add guarantees with respect to the Company’s obligations under the Indenture or the Notes;
(C)   secure the Notes with additional collateral;
(D)   add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;
(E)   provide for the assumption of the Company’s obligations under the Indenture and the Notes pursuant to, and in compliance with, Article 6 or to provide for the assumption of the Pledgor’s obligations under the Pledge Agreement or the addition of one or more additional Pledgors under the Pledge Agreement, in each case, pursuant to and in compliance with Section 3.25(B);
(F)   enter into supplemental indentures pursuant to, and in accordance with, Section 5.08 in connection with a Common Stock Change Event to provide that the Notes will be convertible in the manner, and subject to the provisions, set forth in Section 5.08, and make related changes to the extent expressly required by this Supplemental Indenture evidence or provide for the acceptance of the appointment, under the Indenture, of a successor Trustee;
(G)   comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the Indenture, or any supplemental indenture thereto, under the Trust Indenture Act, as then in effect;
(H)   provide for any transfer restrictions that apply to any Notes issued under the Indenture (other than the Initial Notes) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or
(I)   make any other changes to the Indenture or the Notes that does not, individually, or in the aggregate with all other such changes, adversely affect the rights of the Holders in any material respect.
In addition, without consent of any Holder, and notwithstanding anything to the contrary in this Indenture or the Notes, if (i) the Company has complied with all of its redemption obligations to any Holders accepting an Optional Redemption, or upon all Holders rejecting such offer or (ii) the Notes have been repaid, redeemed in full and/or converted into Common Stock in full, the Pledged Collateral shall be automatically released from the Liens created by the Pledge Agreement, and all obligations of the Collateral Agent and the Pledgor shall automatically terminate, all without delivery of any instrument or any further action by any party, and all rights to the Pledged Collateral shall revert to the Pledgor. At the request and sole expense of Pledgor following any such termination, the Collateral Agent shall deliver to Pledgor any Pledged Collateral held by the Collateral Agent hereunder, and execute and deliver to Pledgor any documents that Pledgor shall reasonably request to evidence such termination.
Section 8.02.   With the Consent of Holders.
(A)   Generally.   Subject to Sections 8.01, 7.04 7.05 and 7.07 and the immediately following sentence, the Company, the Trustee and the Collateral Agent, as applicable, may, with the consent of the Required

Holders, amend or supplement the Indenture,the Notes or the Pledge Agreement or waive compliance with any provision of the Indenture, the Notes or the Pledge Agreement. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may:
(i)   reduce the principal, or extend the stated maturity, of any Note;
(ii)   reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;
(iii)   reduce the rate, or extend the time for the payment, of interest on any Note;
(iv)   make any change that adversely affects the conversion rights of any Note;
(v)   impair the rights of any Holder set forth in Section 7.07 (as such section is in effect on the Issue Date);
(vi)   change the ranking of the Notes;
(vii)   make any Note payable in money, or at a place of payment, other than that stated in the Indenture or the Note;
(viii)   reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or
(ix)   make any change to this Section 8.02 or any other amendment, supplement, waiver or modification provision of the Indenture or the Notes that requires the consent of each affected Holder.
For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.
(B)   Holders Need Not Approve the Particular Form of any Amendment.   A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.
Section 8.03.   Notice of Amendments, Supplements and Waivers.
As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.
Section 8.04.   Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.
(A)   Revocation and Effect of Consents.   The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B)   Special Record Dates.   The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.
(C)   Solicitation of Consents.   For the avoidance of doubt, each reference in the Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.
(D)   Effectiveness and Binding Effect.   Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).
Section 8.05.   Notations and Exchanges.
If any amendment, supplement or waiver changes the terms of a Note, then the Trustee, at the Company’s direction, or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee, at the Company’s direction, may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.
Section 8.06.   Trustee to Execute Supplemental Indentures.
The Trustee and the Collateral Agent will execute and deliver any supplemental indenture or amendment authorized pursuant to this Article 8; provided, however, that the Trustee and the Collateral Agent need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s and the Collateral Agent’s rights, duties, liabilities, indemnities or immunities. In executing any such supplemental indenture or amendment, the Trustee and the Collateral Agent will be entitled to receive, and (subject to Sections 7.1 and 7.2 of the Base Indenture) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by the Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.
Article 9.   SATISFACTION AND DISCHARGE
Section 9.01.   Termination of Company’s Obligations.
The Indenture will be discharged, and will cease to be of further effect, as to all Notes issued under the Indenture, when:
(A)   all Notes then outstanding (other than Notes replaced pursuant to Section 2.12) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, Fundamental Change Repurchase Date, a Forced Conversion, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;
(B)   the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.12);

(C)   the Company has paid all other amounts payable by it under the Indenture with respect to the Notes; and
(D)   the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of the Indenture with respect to the Notes have been satisfied;
provided, however, that Article 12 of this Indenture and Section 13.01 will survive such discharge and, until no Notes remain outstanding, Section 2.14 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.
At the Company’s written request, the Trustee will acknowledge the satisfaction and discharge of the Indenture as to the Notes.
Section 9.02.   Repayment to Company.
Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.
Section 9.03.   Reinstatement.
If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of the Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.
Article 10.   COLLATERAL AGENCY
Section 10.01.   Collateral Agent.
Each Holder, by its acceptance of a Note, hereby designates and appoints [•] to act as the Collateral Agent on behalf of the Holders and the Trustee under this Agreement and the other Transaction Documents.
The Collateral Agent shall hold, and will be entitled to enforce, all Liens and securities interests required by the terms of the Notes. Except as provided by the Holders of at least a majority in principal amount of the outstanding Notes, the Collateral Agent shall not be obligated:
(a)   to act upon directions purported to be delivered to it by any Person;
(b)   to foreclose upon or otherwise enforce any Lien; or
(c)   to take any other action whatsoever with regard to any or all of the Pledge Agreement, the Liens created thereby or the Pledged Collateral.
Section 10.02.   application proceeds of any collateral.
If any collateral securing any the Notes is sold or otherwise realized upon by the Collateral Agent in connection with any foreclosure, collection or other enforcement of Liens or security interests granted to the Collateral Agent to secure the Notes, the proceeds received by the Collateral Agent from such foreclosure, collection or other enforcement will be delivered by the Collateral Agent to the Trustee for application in accordance with Section 7.10.
Subject to the provisions of Article 12 of this Indenture, the Trustee may direct, on behalf of the Holders of the Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to enforce any of the terms of any applicable collateral documents and to collect and receive any and all amounts payable by the Company in respect of the Notes.
Section 10.03.   Limitation on the Duty of Collateral Agent in Respect of Collateral.
The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the any collateral securing the Notes in its possession if such collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any such collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.
The Collateral Agent shall not be responsible for the existence, genuineness or value of any of collateral securing the Notes or for the validity, perfection, priority or enforceability of the liens or securities interests in any such collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of any such collateral or any agreement or assignment contained therein, for the validity of the title of the Company to any such collateral, for insuring any such collateral or for the payment of taxes, insurance premiums or other related payments, charges, assessments or Liens upon the Pledged Collateral or otherwise as to the maintenance of any such collateral.
The Collateral Agent is authorized and directed to (i) enter into the Transaction Documents to which it is party, whether executed on or after the Closing, (ii) bind the Trustee and the Holders on the terms as set forth in the Transaction Documents, and (iii) perform and observe its obligations under the Transaction Documents.
Notwithstanding anything to the contrary contained herein, the Collateral Agent shall only act pursuant to the instructions of the requisite Holders with respect to the Transaction Documents and the Pledged Collateral.
Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Collateral Agent is a party, will be and become the successor to the Collateral Agent under this Agreement and the other Transaction Documents and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
Article 11.   COLLATERAL AND SECURITY
Section 11.01.   General.
The Notes shall be secured on a first-priority basis (subject to Permitted Liens) with Liens on the Pledged Collateral.
Section 11.02.   Security Documents.
(A)   In order to secure the Secured Obligations, (i) the Pledgor, on the Issue Date simultaneously with the execution and delivery of this Supplemental Indenture, entered into Pledge Agreement granting the Collateral Agent a Lien, subject only to Permitted Liens, on the Pledged Collateral and (ii) the Company agrees that it will take all such action as shall be reasonably required to ensure that the Secured Obligations will at all times be secured by a Lien, subject only to Permitted Liens, on the Pledged Collateral, except as otherwise permitted by the terms of this Indenture.

(B)   Each Holder of Notes, by its acceptance of a Note, is deemed to have consented and agreed to the terms of the Pledge Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, to have authorized and directed the Collateral Agent to enter into the Pledge Agreement, and to have authorized and empowered the Collateral Agent to bind the Holders of Notes as set forth in the Pledge Agreement and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Indenture or the Pledge Agreement.
(C)   Notwithstanding anything to the contrary set forth in this Indenture or in any other Pledge Agreement, neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Pledged Collateral, or for the creation, validity, perfection, priority or enforceability of the Liens in any of the Pledged Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Pledged Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgor to the Pledged Collateral, for insuring the Pledged Collateral or for the payment of taxes, charges, assessments or Liens upon the Pledged Collateral or otherwise as to the maintenance of the Pledged Collateral.
(D)   The Trustee shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Collateral Agent pursuant to the this Indenture or the Pledge Agreement or (ii) enable the Collateral Agent to exercise and enforce its rights under this Indenture or the Pledge Agreement with respect to such pledge and security interest. In addition, the Trustee shall have no responsibility or liability (i) in connection with the acts or omissions of the Company in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Pledged Collateral or the perfection and priority of such security interest.
Section 11.03.   TIA Compliance.
(A)   Promptly after the execution and delivery of this Supplemental Indenture, the Issuer shall furnish to the Trustee and Collateral Agent an Opinion of Counsel that complies with TIA Section 314(b)(1).
(B)   The Issuer shall furnish to the Trustee and the Collateral Agent promptly after December 31 of each year, beginning with December 31, 2022, but not later than March 31 of each such year, an Opinion of Counsel which complies with Section 314(b)(2) of the TIA.
Section 11.04.   Possession, Use and Release of Pledged Collateral.
(A)   Each Holder, by accepting a Note, consents and agrees to the provisions of the Pledge Agreement and this Indenture governing the possession, use and release of Pledged Collateral. Each Holder, by accepting a Note, consents and agrees that Pledged Collateral may, and, as applicable, shall, be released or substituted in accordance with the terms of this Supplemental Indenture and the Pledge Agreement.
(B)   The Collateral Agent’s Liens upon the Pledged Collateral shall automatically be released in whole, upon payment in full and discharge of all outstanding Secured Obligations or in accordance with the final paragraph of Section 8.01.
(C)   In addition to the foregoing, Liens on Pledged Collateral securing the Notes will be entitled to be released under the following circumstances:
(1)   with the consent of the Holders in accordance with Section 8.02 of this Supplemental Indenture; or
(2)   if the Pledged Collateral is sold, transferred or otherwise disposed of by the Pledgor to the Issuer or a Wholly Owned Subsidiary in a transaction permitted by this Indenture; provided that such transferee shall promptly deliver to the Collateral Agent a fully executed pledge agreement substantially in the form of the Pledge Agreement with respect to the Pledged Collateral.
(D)   The Collateral Agent shall execute and deliver all such authorizations and other instruments and take such actions (and the Holders will be deemed to have consented to and authorized the Collateral Agent to execute and deliver any such authorization or instrument and take any such action) as shall reasonably be required by the Collateral Agent to evidence, confirm and effectuate any release of Pledged Collateral provided for in this Section 11.04(B) and (C).
(E)   The Trustee and the Collateral Agent shall be entitled to receive an Opinion of Counsel and Officers’ Certificate in connection with any release of Liens evidencing compliance with the terms of this Indenture and the Pledge Agreement.
(F)   The fair value of the Pledged Collateral released from the Liens created by this Indenture and the Pledge Agreement pursuant to the terms of this Section 10.04 shall not be considered in determining whether the aggregate fair value of the Pledged Collateral released from the Liens created by this Indenture and the Pledge Agreement in any calendar year exceeds the 10% threshold specified in Section 3.14(d)(1) of the TIA and shall be deemed not to impair the security under this Indenture in contravention of the provisions hereof.
Section 11.05.   Suits to Protect Pledged Collateral.
Subject to Sections 12.01 and 12.02 of this Indenture and the provisions of the Pledge Agreement, the Trustee or Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, and shall at the direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes, take all actions it deems necessary or appropriate in order to enforce any of the terms of the Pledge Agreement and collect and receive any and all amounts payable in respect of the Secured Obligations. Subject to the provisions of the Pledge Agreement, each of the Trustee and Collateral Agent shall have power, exercisable in its sole discretion and without the consent of the Holders, or at the direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes, to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts which may be unlawful or in violation of the Pledge Agreement or the Indenture, and such suits and proceedings as the Trustee or Collateral Agent may deem necessary to protect its interests and the interests of the Trustee or Collateral Agent and the Holders in the Pledged Collateral.
Section 11.06.   Powers Exercisable by Receiver, Trustee or Collateral Agent.
In case the Pledged Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI and the Pledge Agreement upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver, trustee or the Collateral Agent, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any Officer or Officers of the Issuer required by the provisions of this Article XI.
Section 11.07.   Determinations Relating to Pledged Collateral.
In the event (i) the Trustee or Collateral Agent shall receive any written request from the Issuer under the Pledge Agreement for consent or approval with respect to any matter or thing relating to the Pledged Collateral or the Issuer’s obligations with respect thereto, (ii) there shall be required from the Trustee or Collateral Agent under the provisions of the Pledge Agreement any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee and an Officer of the Collateral Agent shall receive written notice of any nonperformance by the Issuer of any covenant or any breach of any representation or warranty of the Issuer set forth in the Pledge Agreement, and, in the case of clause (i), (ii) or (iii) above, the Trustee or Collateral Agent reasonably believes that the Trustee’s or Collateral Agent’s response or action is not otherwise specifically contemplated hereunder or under the Pledge Agreement, then, in each such event, the Trustee or Collateral Agent shall, within 30 Business Days, advise the Holders, in writing and at the Issuer’s expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which it has received written notice. The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes pursuant to Section 7.05 of this Supplemental Indenture shall have the exclusive authority to direct the response of the Trustee or the Collateral Agent, as the case may be, to any of the circumstances contemplated in clauses (i), (ii) and (iii) above.

Section 11.08.   Certificates of the Issuer.
So long as this Indenture is required to be qualified under the TIA, the Issuer shall comply (or cause compliance) with Section 313(b) of the TIA, relating to reports, and Section 314(d) of the TIA, relating to the release of property from the Lien of the Indenture and the Pledge Agreement and relating to the substitution therefor of any property to be subjected to the Lien of the Indenture and the Pledge Agreement. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuer, as applicable, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Issuer. Notwithstanding anything to the contrary in this Section 11.08, the Issuer will not be required to comply with all or any portion of Section 314(d) of the TIA if it reasonably determines that under the terms of Section 314(d) of the TIA or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to any release or series of releases of Pledged Collateral.
Section 11.09.   [Reserved].
Section 11.10.   Purchaser Protected.
No purchaser or grantee of any property or rights purporting to be released herefrom in accordance with the Pledge Agreement shall be bound to ascertain the authority of the Trustee or Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by the Indenture to be sold or otherwise disposed of by the Issuer be under any obligation to ascertain or inquire into the authority of the Issuer to make such sale or other disposition.
Article 12.   TRUSTEE
Section 12.01.   Duties of Trustee.
(A)   If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(B)   Except during the continuance of an Event of Default:
(i)   The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.
(ii)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture;
however, in the case of any such Officer’s Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officer’s Certificates and Opinions of Counsel to determine whether or not they conform to the form requirements of this Indenture.
(C)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)   This paragraph does not limit the effect of Section 12.01(B).
(ii)   The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(iii)   The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to the Notes in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes in accordance with Section 7.05 of this Indenture.
(iv)   Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 12.01 and Section 12.02.
(v)   The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it, in its sole discretion, against the costs, expenses and liabilities that might be incurred by it in performing such duty or exercising such right or power.
(vi)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(vii)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if adequate indemnity against such risk is not assured to the Trustee to its satisfaction.
(viii)   The Paying Agent, the Registrar, the Conversion Agent and any authenticating agent shall be entitled to the protections and immunities as are set forth in clauses (v), (vi) and (vii) of this Section 12.01(C), Section 12.02 and Section 12.07 each with respect to the Trustee.
Section 12.02.   Rights of Trustee.
(A)   The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(B)   Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.
(C)   The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depositary.
(D)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that the Trustee’s conduct does not constitute willful misconduct or negligence.
(E)   The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder without willful misconduct or negligence, and in reliance thereon.
(F)   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Notes unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(G)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
(H)   The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states that it is a notice of Default or Event of Default.
(I)   The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, with respect to such permissive rights, the Trustee shall not be answerable for other than its negligence or willful misconduct.
(J)   In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(K)   The Trustee shall be entitled to request and receive written instructions from the Company or the Holders and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of the Company or the Holders.
(L)   The Trustee is not responsible for monitoring the performance of other persons or for the failure of others to perform their duties.
(M)   Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note, shall be conclusive and binding upon future Holders of Notes, and upon Notes executed and delivered in exchange therefor or in place thereof.
(N)   The Trustee shall not be required to give any bond or surety in respect to the execution of trusts and powers under this Indenture.
Section 12.03.   Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 12.10 and 12.11 of this Indenture.
Section 12.04.   Trustee’s Disclaimer.
The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Notes other than its authentication.
Section 12.05.   [Reserved].
Section 12.06.   Reports by Trustee to Holders.
Within 60 days after each anniversary of the date of this Indenture, the Trustee shall transmit by mail to all Holders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such anniversary date, in accordance with, and to the extent required under, TIA § 313.
A copy of each report at the time of its mailing to the Holders of any Series shall be filed with the SEC and each national securities exchange on which the Notes are listed. The Company shall promptly notify the Trustee in writing when the Notes are listed on any national securities exchange.
Section 12.07.   Compensation and Indemnity.
The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall pay or reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by it in accordance with the provisions of this Indenture. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.
The Company shall indemnify each of the Trustee and any predecessor Trustee and each of their respective officers, directors, employees, shareholders, attorneys-in-fact and agents for, and hold it harmless against, any claim, action, suit or proceeding at law or in equity, damage, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel), loss, expenses, fees or charges (including taxes (other than taxes based upon the income of the Trustee)) or liability incurred by them without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust and their rights or duties hereunder including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including enforcement of this indemnity). The Trustee shall notify the Company promptly of any third party claim for which it may seek indemnity. The Company shall defend such claim and the Trustee shall cooperate in the defense. The Trustee may have one separate counsel (plus local counsel, if applicable) and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.
The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through willful misconduct or negligence.
To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on the Notes.
When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 7.01(A)(x) and 7.01(A)(xi) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.
The Company’s obligations under this Section 12.07 of this Indenture and any Lien arising hereunder shall survive the resignation or removal of the Trustee, the repayment of the Securities, the discharge of the Company’s obligations pursuant to Article 12 of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.
Section 12.08.   Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.
The Trustee may resign with respect to the Notes by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Notes may remove the Trustee with respect to that Series by so notifying the Trustee and the Company at least 30 days prior to the requested date of removal. The Company may remove the Trustee with respect to the Notes if:
(a)   the Trustee fails to comply with Section 12.10 of this Indenture;
(b)   the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)   a Custodian or public officer takes charge of the Trustee or its property; or
(d)   the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Notes may, at the sole expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the Lien provided for in Section 12.07 of this Indenture, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Notes for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Holder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 12.08 of this Indenture, the Company’s obligations under Section 12.07 of this Indenture hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.
Section 12.09.   Successor Trustee by Merger, Etc.
If the Trustee consolidates with, merges or converts into, or sells or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, subject to Section 12.10 of this Indenture.
Section 12.10.   Successor Trustee by Merger, Etc.
This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).
Section 12.11.   Preferential Collection of Claims Against Company.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
Article 13.   MISCELLANEOUS
Section 13.01.   Notices.
Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:
If to the Company:
Tellurian Inc.
1201 Louisiana Street, Suite 3100
Houston, TX 77002
Attention: Graham A. McArthur, Treasurer
with a copy (which will not constitute notice) to:
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Attention: John A. Elofson, Esq.
and
Kirkland & Ellis LLP
609 Main Street, Houston, TX 77002
Attention: Rachael L. Lichman

If to the Trustee:
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: Tellurian Inc. Notes Administrator
If to the Collateral Agent:
[•]
[•]
[•]
[•]
The Company, the Trustee or the Collateral Agent, by notice to the other, may designate additional or different addresses (including electronic addresses) for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
All notices or communications required to be made to a Holder pursuant to the Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register. The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.
If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.
Notwithstanding anything to the contrary in the Indenture, the Notes or the Pledge Agreement, (A) whenever any provision of the Indenture, the Notes or the Pledge Agreement requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of the Indenture, the Notes or the Pledge Agreement requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.
Section 13.02.   Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.
Upon any request or application by the Company to the Trustee or the Collateral Agent, as applicable to take any action under the Transaction Documents (other than, with respect to (B) below, the initial authentication of Notes under the Indenture), the Company will furnish to the Trustee or the Collateral Agent:
(A)   an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee that complies with Section 13.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in the Indenture and any other applicable Transaction Document relating to such action have been satisfied; and
(B)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee that complies with Section 13.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.
Section 13.03.   Statements Required in Officer’s Certificate and Opinion of Counsel.
Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.03) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in the Indenture and any other applicable Transaction Document will include:

(A)   a statement that the signatory thereto has read such covenant or condition;
(B)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;
(C)   a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(D)   a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.
Section 13.04.   Rules by the Trustee, the Registrar and the Paying Agent.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 13.05.   No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation, provided that this Section 13.05 shall not limit any such person’s liability for fraud or willful misconduct. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.
Section 13.06.   Governing Law; Waiver of Jury Trial.
THE INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE OR THE NOTES.
Section 13.07.   Submission to Jurisdiction.
Any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated by the Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Section 13.08.   No Adverse Interpretation of Other Agreements.
Neither the Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret the Indenture or the Notes.

Section 13.09.   Successors.
All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successors.
Section 13.10.   Force Majeure.
The Trustee, the Collateral Agent and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under the Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil or military unrest, local or national disturbance or disaster, act of terrorism, disease, earthquake, fire, flood, sabotage, epidemic, pandemic, quarantine, riot, labor dispute, accidents, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, malware or ransomware attack or unavailability of the Federal Reserve Bank wire or other wire or communication facility).
Section 13.11.   U.S.A. PATRIOT Act.
The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee and with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.
Section 13.12.   Calculations.
The Company will be responsible for making all calculations called for under the Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily VWAP and the accrued interest on the Notes and the Conversion Rate.
The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification.
For the avoidance of doubt, neither the Trustee nor the Conversion Agent will have any responsibility to make any calculations called for under the Indenture, nor will the Trustee or the Conversion Agent be charged with knowledge of or have any duties to monitor the Stock Price. The Trustee and the Conversion Agent may rely conclusively on the calculations and information provided to them by the Company as to the Daily VWAP and the Last Reported Sale Price and any other calculations made pursuant to the Indenture.
Section 13.13.   Severability.
If any provision of the Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of the Indenture or the Notes will not in any way be affected or impaired thereby.
Section 13.14.   Counterparts.
This Supplemental Indenture may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each party hereto accepts the foregoing and any document received in accordance with this Section 13.14 shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement.
The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the each of the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Trustee will be entitled to assume, without liability, the authenticity of any signature that is presented to it in compliance with the preceding sentence, provided, that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.
Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute this Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
Section 13.15.   Table of Contents, Headings, Etc.
The table of contents and the headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and will in no way modify or restrict any of the terms or provisions of the Indenture.
Section 13.16.   Withholding Taxes.
Each Holder of a Note agrees, and each beneficial owner of an interest in a Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent determines that such Holder or beneficial owner is deemed to have received a distribution of property for U.S. federal income tax purposes as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, and, as a result, the Company or withholding agent is required to make or pay withholding taxes (including backup withholding) on behalf of such Holder or beneficial owner, then the Company or such withholding agent, as applicable, may make such withholding by deducting from, or may set off such payments against, any payment on any Note or any Common Stock of such Holder or beneficial owner, or any proceeds of any sale, exchange or other disposition of such Note (including the conversion, repurchase or retirement of such Note) or such Common Stock by, or other funds or assets of, such Holder or beneficial owner.
Section 13.17.   Trust Indenture Act Controls.
If any provision of the Indenture limits, qualifies or conflicts with another provision that is required to be included in the Indenture by the Trust Indenture Act, then required provision of the Trust Indenture Act will control.
Section 13.01.   Global Securities.
Notwithstanding anything contained the Base Indenture, the Notes may not be issued in the form of Global Securities.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed as of the date first written above.
Tellurian Inc.
By:

Name:
Title:
Wilmington Trust, National Association, as Trustee
By:

Name:
Title:
[•]
By:

Name:
Title:
[Signature Page to First Supplemental Indenture]

EXHIBIT A
FORM OF NOTE
TELLURIAN INC.
6.00% Senior Secured Convertible Note due 2025
CUSIP No.:   [    ]Certificate No. [    ]
ISIN No.:      [    ]
Tellurian Inc., a Delaware corporation, for value received, promises to pay to [    ], or its registered assigns, the principal sum of [    ] dollars ($[    ])on May 1, 2025 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.
Interest Payment Dates:
February 1, May 1, August 1 and November 1 of each year, commencing on [date].

Regular Record Dates:
January 15, April 15, July 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

A-1

IN WITNESS WHEREOF, Tellurian Inc. has caused this instrument to be duly executed as of the date set forth below.
Tellurian Inc.
Date:	By: Name: Title:

A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.
Date:	By: Authorized Signatory

A-3

TELLURIAN INC.
6.00% Senior Secured Convertible Note due 2025
This Note is one of a duly authorized issue of notes of Tellurian Inc., a Delaware corporation (the “Company”), designated as its 6.00% Senior Secured Convertible Notes due 2025 (the “Notes”), all issued or to be issued pursuant to an indenture (the “Base Indenture”), dated as of June [ •], 2022, between the Company and Wilmington Trust, National Association, as trustee, and a first supplemental indenture, among the Company, Wilmington Trust, National Association, as trustee, and [•], as collateral agent (as the same may be amended from time to time, the “Supplemental Indenture,” and the Base Indenture, as amended by the Supplemental Indenture, and as the same may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”), dated as of June [ • ], 2022. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.
The Indenture sets forth the rights and obligations of the Company, the Trustee, the Collateral Agent and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.
1.   Interest.   This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Supplemental Indenture. Stated Interest on this Note will begin to accrue from, and including, [date].
2.   Maturity.   This Note will mature on May 1, 2025, unless earlier repurchased, redeemed or converted.
3.   Method of Payment.   Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Supplemental Indenture.
4.   Persons Deemed Owners.   The Holder of this Note will be treated as the owner of this Note for all purposes.
5.   Denominations; Transfers and Exchanges.   All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.
6.   Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.    Subject to the other terms of the Indenture, if a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Supplemental Indenture.
7.   Right of the Holder to Redeem the Notes; Redemption at Option of the Company.   Subject to the other terms of the Indenture, each of the Company and the Holder will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.
8.   Conversion.   Each of the Company and the Holder will have the right to convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Supplemental Indenture.
9.   When the Company May Merge, Etc.   Article 6 of the Supplemental Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.
10.   Defaults and Remedies.   If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Supplemental Indenture.
11.   Amendments, Supplements and Waivers.   The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Supplemental Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Supplemental Indenture.

A-4

12.   Collateral.   The obligations of the Company under the Indenture and this Note are secured by the Collateral, as set forth in the Pledge Agreement. The Collateral may be released in certain circumstances set forth in Section 8.01 of the Supplemental Indenture.
13.   No Personal Liability of Directors, Officers, Employees and Stockholders.   No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.
14.   Authentication.   No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.
15.   Abbreviations.    Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).
16.   Governing Law.   THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
* * *
To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:
Tellurian Inc.
1201 Louisiana Street, Suite 31000
Houston, TX 77002
Attention: Legal Department

A-5

ASSIGNMENT FORM
TELLURIAN INC.
6.00% Senior Secured Convertible Notes due 2025
Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:
Name:

Address:

Social security or
tax identification
number:

the within Note and all rights thereunder irrevocably appoints:
as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.
Date:	(Legal Name of Holder)
By:
Name:
Title:
Signature Guaranteed:
Participant in a Recognized Signature Guarantee Medallion Program
By: Authorized Signatory

A-6

EXHIBIT B
[RESERVED]

B-1

EXHIBIT C
FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
TELLURIAN INC.
6.00% Senior Secured Convertible Notes due 2025
Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):
☐   the entire principal amount of
☐   $          * aggregate principal amount of
the Note identified by CUSIP No.          and Certificate No.          .
The undersigned acknowledges that this Notice, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.
Date:	(Legal Name of Holder)
By:
Name:
Title:
Signature Guaranteed:
Participant in a Recognized Signature Guarantee Medallion Program
By: Authorized Signatory

*   Must be an Authorized Denomination.

C-1

EXHIBIT D
[RESERVED]

D-1

EXHIBIT E
FORM OF COMPANY CONVERSION NOTICE
TELLURIAN INC.
6.00% Senior Secured Convertible Notes due 2025
Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the Company hereby notifies the Holder of the Note (with a copy to the Trustee) of the entire principal amount of the Notes identified by CUSIP No.                   and Certificate No.                  .
By delivering this Company Conversion Notice, the Company hereby represents and warrants that the Equity Conditions are satisfied as of the date hereof. The Company acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then the Holder of such Note shall be entitled to an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.
Tellurian Inc.
Date:	By:
Name:
Title:

E-1

EXHIBIT F
FORM OF HOLDER CONVERSION NOTICE
TELLURIAN INC.
6.00% Senior Secured Convertible Notes due 2025
Subject to the terms of the Indenture, by executing and delivering this Holder Conversion Notice, the Holder hereby notifies the Company of the Holder’s election to convert (check one):
☐   the entire principal amount of
☐   $         * aggregate principal amount of
☐   the entire Acceleration Amount due under
☐   $         † aggregate principal amount constituting a portion of the Acceleration Amount due under
the Note identified by CUSIP No.                   and Certificate No.                  .
Holder contact information:
Contact Name:
Contact Address:
Contact Email:
Contact Telephone:
By delivering this Holder Conversion Notice, the undersigned Holder hereby represents and warrants that (i) such Holder together with their other Attribution Parties will not collectively beneficially own in the aggregate in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the conversion provided for in this Holder Conversion Notice and (ii) Section 5.09(B) has been complied with.
The undersigned acknowledges that this Notice, duly endorsed for transfer, must be delivered to the Conversion Agent before any Conversion Consideration will be delivered.
Delivery Instructions:
Unless Holder directs otherwise below, the above-referenced stock certificate(s) will be delivered to the registered holder at the address specified above. If you wish to provide separate delivery instructions, check the box and complete the information set forth below.
☐
The undersigned requests that the above-referenced stock certificate(s) be delivered to the person and address set forth below:

Name:
Street Address:
City, State and Zip Code:

*   Must be an Authorized Denomination.
†   Must be an Authorized Denomination.

F-1

Date:	(Legal Name of Holder)
By:
Name:
Title:
Signature Guaranteed:
Participant in a Recognized Signature Guarantee Medallion Program
By: Authorized Signatory

F-2

EXHIBIT G
FORM OF NOTICE OF ACCEPTANCE OF OPTIONAL REDEMPTION
TELLURIAN INC.
6.00% Senior Secured Convertible Notes due 2025
Subject to the terms of the Indenture, by executing and delivering this Notice of Acceptance of Optional Redemption, the undersigned Holder of the Note identified below accepts the Company’s offer of an Optional Redemption with respect to
☐   the entire principal amount of
☐   $          ‡ aggregate principal amount of
the Note identified by CUSIP No.                   and Certificate No.                  .
The undersigned acknowledges that this Notice, duly endorsed for transfer, must be delivered to the Paying Agent within fifteen (15) Business Days of the date of the applicable Optional Redemption Notice.
Date:	(Legal Name of Holder)
By:
Name:
Title:
Signature Guaranteed:
Participant in a Recognized Signature Guarantee Medallion Program
By: Authorized Signatory

‡   Must be an Authorized Denomination.

G-1

Annex C
Form of Securities Purchase Agreement
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of [•], 2022, is by and among Tellurian Inc., a Delaware corporation with offices located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (each individually, a “Buyer” and collectively, the “Buyers”).
RECITALS
A.   The Company has authorized a new series of Senior Secured Convertible Notes due 2025 in an aggregate principal amount of $500,000,000 (the “Notes”), which shall under certain circumstances entitle the Buyers to receive shares of the Company’s common stock, par value $0.01 per share (together with any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock, the “Common Stock”) (such underlying shares of Common Stock issuable pursuant to the terms of the Notes, the “Note Shares”). The Notes will be issued pursuant to a Base Indenture (the “Base Indenture”) in the form attached hereto as Exhibit A to be dated as of the Closing Date (as defined below) between the Company and Wilmington Trust, N.A., as trustee (in such capacity, together with its successors and permitted assigns, the “Trustee”), and a First Supplemental Indenture (the “First Supplemental Indenture” and together with the Base Indenture, collectively the “Indenture”) in the form attached hereto as Exhibit B to be dated as of the Closing Date, by and among the Company, the Trustee and the collateral agent named therein (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).
B.   Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.
C.   At the Closing (as defined below), Tellurian Investments LLC, a direct wholly owned subsidiary of the Company (“Investments”), and the Collateral Agent shall execute and deliver the Pledge Agreement, in the form attached hereto as Exhibit C (the “Pledge Agreement”), pursuant to which Investments will grant a first priority security interest (subject to certain Permitted Liens (as defined in the Indenture)) to the Collateral Agent, as collateral agent for the holders of the Notes in all of the equity interests held by Investments in Tellurian Production Holdings LLC (“Production LLC”).
D.   The Notes and Note Shares are collectively referred to herein as the “Securities.”
E.   The Company and the Buyers are executing and delivering this Agreement in reliance upon the effective registration statement on Form S-3ASR (Commission File No. 333-235793) (as amended, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the 1933 Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the 1933 Act, and the prospectus supplement (the “Prospectus Supplement”) complying with Rule 424(b) of the 1933 Act that is delivered by the Company to the Buyers in connection with the execution and delivery of this Agreement, including the documents incorporated by reference therein, and that is filed with the SEC.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.
PURCHASE AND SALE OF PURCHASED SECURITIES.

(a)   Purchase of Purchased Securities.   Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) the aggregate principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (collectively, the “Purchased Securities”).
(b)   Closing.   The closing (the “Closing”) of the purchase of the Purchased Securities by the Buyers shall occur by electronic transmission or other transmission as mutually acceptable to the parties. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 5 and 6 are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are open for use by customers on such day.
(c)   Securities Purchase Price.   The aggregate purchase price for the Purchased Securities to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.
(d)   Form of Payment for Purchased Securities.   On the Closing Date, (i) each Buyer shall pay its respective Purchase Price to the Company for the aggregate number of Purchased Securities to be issued and sold to such Buyer at the Closing Date set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (net of Transaction Expenses) by wire transfer of immediately available funds in accordance with a Flow of Funds Letter (as defined below) with respect to the Purchased Securities and (ii) the Company shall deliver to each Buyer the aggregate principal amount of the Notes as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, duly executed on behalf of the Company and registered on the books and records of the Company in the name of such Buyer or its designee.
2.
BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:
(a)   Organization; Authority.   Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to conduct its business as currently conducted and enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b)   Validity; Enforcement.   This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(c)   No Conflicts.   The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and

(iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.
(d)   Investor Status.   Such Buyer is either a “qualified institutional buyer” or an “institution” that is an “accredited investor” for purposes of Rule 163B(c) under the 1933 Act.
3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:
(a)   Compliance with U.S. Registration Requirements.   The Registration Statement has become effective under the 1933 Act. The Company has complied, to the SEC’s satisfaction, with all requests of the SEC for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or, to the knowledge of the Company, are pending or contemplated or threatened by the SEC. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) was filed with the SEC, the Company met the then-applicable requirements for use of Form S-3 under the 1933 Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the SEC, or became effective under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as the case may be, complied and will comply in all material respects with the requirements of the 1934 Act. As used herein, the “knowledge of the Company,” “the Company’s knowledge,” the “knowledge of any Subsidiary of the Company,” “the Subsidiary’s knowledge,” or any other similar knowledge qualification, means the actual knowledge of Octávio Simões, Kian Granmayeh, Daniel Belhumeur, Khaled Sharafeldin, Charif Souki and John Howie.
(b)   Disclosure.   The Prospectus Supplement when filed complied in all material respects with the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the 1933 Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Trust Indenture Act”) and none of the Registration Statement and any post-effective amendment thereto contain, and at the Closing Date will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act. The Indenture, when filed with the SEC, complied or will comply in all material respects with the requirements of the Trust Indenture Act and was or will be duly qualified as an indenture under the Trust Indenture Act. The Prospectus Supplement (including any prospectus wrapper), as of its date, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as an exhibit to the Registration Statement which have not been described or filed as required. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries (as defined below) or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of any shares of Common Stock and which has not been publicly announced.
(c)   Organization and Qualification.   Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing (if a good standing concept exists in such jurisdiction) under the laws of the jurisdiction in which they are formed, and have the requisite organizational power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a

Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of Production LLC, (iii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith, taken as a whole, or (iv) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents. Other than the Persons (as defined below) set forth on Schedule 3(c), the Company has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X. ”Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns a majority of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates the business, operations and administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.” For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.
(d)   Authorization; Enforcement; Validity.   The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Investments has the requisite organizational power and authority to enter into and perform its obligations under the Pledge Agreement. The execution and delivery of this Agreement and the other Transaction Documents by the Company or Investments, as applicable, to which each is a party, and the consummation by the Company and Investments of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the reservation for issuance (as described in Section 3(e)) and issuance of the Note Shares) have been duly authorized by the Company’s Board of Directors (the “Board of Directors”), and (other than (i) the filing with the SEC of the Prospectus Supplement in accordance with the requirements of this Agreement, (ii) any filings as may be required by any state securities agencies, (iii) a Supplemental Listing Application with the Principal Market (as defined below) and (iv) filings contemplated by the Pledge Agreement (collectively, the “Required Filings”)) no further filing, consent or authorization is required by the Company or the Board of Directors or its stockholders. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company (with respect to the Notes, in the form contemplated by the Indenture), and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution that may be limited by federal or state securities law. ”Transaction Documents” means, collectively, this Agreement, the Notes, the Indenture, the Pledge Agreement and each of the other written agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.
(e)   Issuance of Securities.   The issuance of the Securities is duly authorized and, when issued and delivered in accordance with the terms of the Transaction Documents, the Securities shall be validly issued, fully paid and non-assessable, free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof, and, in the case of the Notes, entitled to the benefits of the Indenture. As of the Closing, the Company shall have reserved for any issuance of Note Shares from its duly authorized capital stock 87,351,503 shares of Common Stock. Upon issuance in accordance with the Indenture or Notes, as applicable, the Note Shares when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof and with the holders being entitled to all rights accorded to a holder of Common Stock.
(f)   No Conflicts.   The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Note Shares and the reservation for issuance of the Note Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below),

Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the NYSE American (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, assuming, with respect to clauses (ii) and (iii) above, the making of the Required Filings and except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(g)   Consents.   Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filings necessary to perfect the Liens granted under the Pledge Agreement, Required Filings and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. To the Company’s knowledge, other than the filings necessary to perfect the Liens granted under the Pledge Agreement and the Required Filings, all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which are reasonably likely to prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Principal Market and, except with respect to future changes in the market price of the shares of Common Stock, has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock. ”Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.
(h)   Acknowledgment Regarding Buyer’s Purchase of Securities.   The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the 1934 Act) of more than 4.99% of the shares of any voting class of the Company’s Common Stock. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.
(i)   Placement Agent.   The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any such claim. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent other than Roth Capital Partners, LLC and Citigroup Global Markets Inc. in connection with the offer or sale of the Securities.
(j)   No Integrated Offering.   None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require approval of stockholders of the Company in connection with the offering of the Securities for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, nor their affiliates nor any Person acting on their behalf has taken or will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.
(k)   Dilutive Effect.   The Company acknowledges that its obligation to issue the Note Shares pursuant to the terms of the Notes in accordance with the terms thereof and this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
(l)   Application of Takeover Protections.   The Company and its Board of Directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill, stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.
(m)   Financial Statements.   During the one (1) year prior to the date hereof and the Closing Date, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose) (all of the foregoing filed prior to the date hereof and incorporated in the Registration Statement and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not anticipated to be material as of the date hereof, individually or in the aggregate) in accordance with GAAP. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC

Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in material compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent auditors that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.
(n)   Absence of Certain Changes.   Since the date of the Company’s most recent audited financial statements contained in the Annual Report, except as disclosed in a subsequent SEC Document filed prior to the date hereof, there has been no development in the business, assets, liabilities, properties, operations (including results thereof), or condition (financial or otherwise) of the Company or any of its Subsidiaries that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since the date of the Company’s audited financial statements contained in the Annual Report, except as disclosed in a subsequent SEC Document filed prior to the date hereof or as set forth on Schedule 3(n), neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (iv) made any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.
(o)   Insolvency.   Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge of any pending or threatened, or reason to believe that any of their respective creditors intend to initiate, involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Neither the Company and its Subsidiaries, on a consolidated basis, nor Production LLC and its Subsidiaries, on a consolidated basis, are as of the date hereof and as of the Closing Date, and after giving effect to the transactions contemplated hereby to occur at the Closing, will be Insolvent (as defined below). For purposes of this Section 3(o), “Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, and Production LLC and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’, or Production LLC and its Subsidiaries’, assets, as applicable, is less than the amount required to pay the Company’s and its Subsidiaries’, or Production LLC and its Subsidiaries’, as applicable, total Indebtedness (as defined below), (B) the Company and its Subsidiaries, or Production LLC and its Subsidiaries, as applicable, are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries, or Production LLC and its Subsidiaries, as applicable, intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature.
(p)   Regulatory Permits.   During the two (2) years prior to the date hereof, except as set forth on Schedule 3(p), (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect and except for drilling and similar permits obtained in the ordinary course of business and permits set forth on Schedule 3(p), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit where such revocation or modification would have a Material Adverse Effect.
(q)   Foreign Corrupt Practices.   Neither the Company, any of the Company’s Subsidiaries nor any director, officer or employee thereof, nor to the Company’s knowledge, any agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) has violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws (individually and collectively, “Anti-Corruption Laws”), nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:
(i)   (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or
(ii)   assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.
Neither the Company nor any of its Subsidiaries will use, directly or, to their knowledge, indirectly, any part of the proceeds of the offering in any manner that would constitute a violation of Anti-Corruption Laws.
(r)   Sarbanes-Oxley Act.   The Company and each Subsidiary is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.
(s)   Transactions With Affiliates.   Except as set forth on Schedule 3(s) or as disclosed in an SEC Document, no current employee, director or officer of the Company or any holder (direct or indirect) of five percent (5%) or more of the Common Stock or holder of stock of any of the Company’s Subsidiaries, or, to the knowledge of the Company, any associate or affiliate of any thereof or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or any such associate, affiliate or relative (other than for ordinary course services as employees, officers, directors or consultants of the Company or any of its Subsidiaries)) or (ii) to the knowledge of the Company, the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock or ordinary shares, as applicable, of a company whose securities are traded on or quoted through an Eligible Market (as defined below)), nor, to the knowledge of the Company, does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary and incentive compensation awards, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries, as the case may be, and (iii) for other customary employee benefits.
(t)   Equity Capitalization.
(i)   Authorized and Outstanding Capital Stock.   As of the date hereof and as of the Closing, the authorized capital stock of the Company consists of (A) 800,000,000 shares of Common Stock, of which 568,222,559 are issued and outstanding as of the date hereof and 31,073,400 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Notes, the Company securities set forth on Schedule 3(t)(i), and the Series C Preferred Stock (as defined below)) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 100,000,000 shares of preferred stock, par value $0.01 per share, of which 8,000,000 shares are designated as Series C convertible preferred stock (the “Series C Preferred Stock”), of which 6,123,782 shares of Series C Preferred Stock are issued and outstanding. No shares of Common Stock are held in the treasury of the Company. ”Convertible Securities” means any capital stock or other security of the Company or any of its

Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock (including, without limitation, Common Stock) or other security of the Company (including, without limitation, any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities (collectively, “Options”)) or any of its Subsidiaries.
(ii)   Valid Issuance; Available Shares; Affiliates.   All of the outstanding shares of Common Stock are duly authorized and have been validly issued and are fully paid and nonassessable. Schedule 3(t)(ii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (other than the Notes and the Company securities set forth on Schedule 3(t)(i)) as of the date hereof and as of the Closing and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, as of the date hereof, except as disclosed in the SEC Documents, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).
(iii)   Existing Securities; Obligations.   Except as set forth on Schedule 3(t)(iii): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) other than awards to employees, directors, and consultants of the Company under equity incentive plans adopted by the Board of Directors of the Company and as described in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) except as described in the SEC Documents, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any of its Subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement, other than stock appreciation rights or “phantom stock” awards that may be issuable under the Company’s incentive compensation plans.
(iv)   Organizational Documents.   The Company has made available to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof and the Closing Date (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof and the Closing Date (the “Bylaws”).
(u)   Indebtedness and Other Contracts.   Except as set forth on Schedule 3(u), neither the Company nor any of its Subsidiaries (i) has any material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (ii) has any Liens securing any obligations in any amount filed against the Company or Production LLC or with respect to any of their respective assets (other than customary Liens on operated assets by the Company or its

Subsidiaries in favor of Production LLC or its Subsidiaries as set forth on Schedule 3(u)); or (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses consistent with past practices and which, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP excluding any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all indebtedness referred to in clauses (A) through (E) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (G) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (F) above (excluding in each case minimum volume commitments entered into in the ordinary course of business); and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(v)   Litigation.   There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. To the knowledge of the Company, no director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, to the knowledge of the Company, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving the Company, any of its Subsidiaries or any current director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that names the Company or any of its Subsidiaries and, to the Company’s knowledge, neither the Company nor any of its Subsidiaries is subject to any other order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to have a Material Adverse Effect.
(w)   Insurance.   The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(x)   Employee Relations.   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Except as set forth in Schedule 3(x), no executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, (i) no executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and (ii) the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(y)   Title.   Each of the Company and its Subsidiaries holds good title to, or a valid leasehold interest in, all real property (other than the Oil and Gas Interests), facilities or other interests in real property owned or held under lease by the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole (the “Real Property”). The Company and its Subsidiaries have valid and defensible title, in accordance with customary industry standards for companies of comparable size, to substantially all of their respective interests in natural gas and oil properties leased or owned by them (the “Oil and Gas Interests”). The Real Property and the Oil and Gas Interests are free and clear of all Liens and are not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (i) Liens for current taxes not yet due or being contested in good faith by appropriate procedures, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto, (iii) in the case of the Oil and Gas Interests, joint operating and other agreements and arrangements customary in the oil and gas industry, (iv) those that are not likely, individually or in the aggregate, to result in a Material Adverse Effect and (v) other Permitted Liens. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.
(z)   Fixtures and Equipment.   Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or any of its Subsidiaries in connection with the conduct of their respective businesses as currently conducted and that are material to the business of the Company and its Subsidiaries, taken as a whole (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as currently conducted. Except as set forth on Schedule 3(z), each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto, (iii) those that would not be expected, individually or in the aggregate, to have a Material Adverse Effect and (iii) other Permitted Liens (as defined in the Indenture).
(aa)   Intellectual Property Rights.   The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor that are used by the Company or any of its Subsidiaries in connection with the conduct of their respective businesses as currently conducted (“Intellectual Property Rights”). The Company does not have any knowledge of any material infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights, except where such claim, action or proceeding is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice alleging any such infringement or claim, action or proceeding.
(bb)   Environmental Laws.
(i)   The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (A), (B) and (C), where the failure to so comply or to have such permits, licenses or other approvals would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The representations and warranties set forth in this Section 3(bb) are the Company’s sole and exclusive representations and warranties regarding environmental matters. The term “Environmental Laws” means all applicable federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous materials, substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
(ii)   No Hazardous Materials:
(A)   to the Company’s knowledge, have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in material violation of any Environmental Laws; or
(B)   to the Company’s knowledge, are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a material violation of any Environmental Laws or in quantities, a manner or location that would reasonably be expected to require remedial action pursuant to any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a Material Adverse Effect on the business of the Company or any of its Subsidiaries.
(iii)   Except as set forth on Schedule 3(bb)(iii), to the Company’s knowledge, neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(iv)   To the knowledge of the Company, none of the Real Property is on any federal or state “Superfund” list or Comprehensive Environmental Response, Compensation and Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.
(v)   Neither the Company nor its Subsidiaries is subject to any pending or, to the knowledge of the Company and its Subsidiaries, threatened claim or proceeding under any Environmental Laws, except for any claims or proceeding that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc)   Taxes.   The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or for cases in which the failure to pay would not have a Material Adverse Effect. There is no tax deficiency that has been determined adversely to the Company or any of its Subsidiaries which has had a Material Adverse Effect, nor does the Company or its Subsidiaries have any knowledge or written notice of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.
(dd)   Internal Accounting and Disclosure Controls.   The Company and its Subsidiaries maintain internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Since the filing of the Annual Report, neither the Company nor any of its Subsidiaries has received any written notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.
(ee)   Off Balance Sheet Arrangements.   There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
(ff)   Investment Company Status.   The Company is not, and upon consummation of the sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(gg)   Acknowledgement Regarding Buyers’ Trading Activity.   It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in the Press Release (as defined below), none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to (but not after) such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion of the Notes as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Note Shares deliverable with respect to the Securities are being determined, and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.
(hh)   Manipulation of Price.   Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Company’s engagement of Roth Capital Partners, LLC and Citigroup Global Markets Inc.), (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries during the period in which the Transaction Documents were being negotiated or (iv) since January 1, 2022, paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.
(ii)   U.S. Real Property Holding Corporation.   The Company is not a U.S. real property holding corporation within the meaning of Section 897 of the Code (a “USRPHC”) and, reasonably promptly upon any Buyer’s request, the Company shall certify whether or not it is a USRPHC.
(jj)   Transfer Taxes.   All stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Note Shares upon conversion of the Notes, in a name other than that of the Buyer of such Notes, and the Company shall not be required to issue or deliver such Note Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
(kk)   Bank Holding Company Act.   Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(ll)   Shell Company Status.   The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).
(mm)   Illegal or Unauthorized Payments; Political Contributions.   Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to improperly influence official action or secure an improper advantage. No representation is made with respect to personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.
(nn)   Sanctions.   None of the Company, any of its Subsidiaries or any director or officer, or, to the knowledge of the Company and its Subsidiaries, any employee, agent or other person acting for or on behalf of the foregoing is the subject or target of any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of the Treasury Office of Foreign Assets Control and the U.S. Department of State) or other relevant sanctions authority (collectively, “Sanctions” and each such Person, a “Sanctioned Person”). The operations of the Company and its Subsidiaries are, and have been conducted within the past five (5) years, in compliance with applicable Sanctions. Neither the Company nor any of its Subsidiaries will, directly or, to their knowledge, indirectly, use any part of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any dealings or transactions with, involving or for the benefit of any Sanctioned Person, or otherwise in any manner that would constitute or give rise to a violation of any Sanctions by any Person (including any Person participating in the offering, whether as buyer, underwriter, advisor, investor or otherwise).
(oo)   Management.   Since February 10, 2017, no current officer or director of the Company, to the knowledge of the Company, has been the subject of:
(i)   a petition under U.S. federal bankruptcy laws or any state insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two (2) years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two (2) years before the time of the filing of such petition or such appointment, except as set forth on Schedule 3(oo)(i);
(ii)   a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence and other minor offenses);
(iii)   any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:
(1)   Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
(2)   Engaging in any particular type of business practice; or
(3)   Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of U.S. federal or state securities laws or U.S federal commodities laws;
(iv)   any order, judgment or decree, not subsequently reversed, suspended or vacated, of any U.S. federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;
(v)   a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any U.S. federal or state securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)   a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any U.S. federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.
(pp)   Money Laundering.   The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.
(qq)   Stock Option Plans.   Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. To the Company’s knowledge, no stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.
(rr)   Cybersecurity.   The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used or owned by, or leased or licensed to, the Company or any of its Subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and are, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, such material confidential information, including Personal Data (as defined below), used in connection with their businesses. ”Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, in the three (3) years prior to the date hereof, there have been no material breaches, violations, outages or unauthorized uses of or accesses to the IT Systems and the Personal Data in the possession or control of the Company, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all Privacy Laws (as defined below), internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data in the possession or control of the Company from unauthorized use, access, misappropriation or modification.
(ss)   Compliance with Data Privacy Laws.   The Company and its Subsidiaries are, and during the two (2) years prior hereto were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in material compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply in all material respects with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by Privacy Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any Privacy Laws in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received written notice of any actual or potential material liability under or relating to, or actual or potential material violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any material violation of Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any material obligation or liability relating to any violation of Privacy Law.
(tt)   Margin Stock.   The application of the proceeds received by the Company from the issuance, sale and delivery of the Notes as described in the Transaction Documents will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.
(uu)   No Additional Agreements.   The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
(vv)   Material Non-Public Information.   The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company acknowledges that the only agent of the Buyers to which it has provided material non-public information concerning the Company or any of its Subsidiaries is FTI Consulting, Inc., and that such material non-public information relates solely to the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers has relied on and will rely on the foregoing representations in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.
(ww)   No Other Representations or Warranties.   Each Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. Each Buyer acknowledges and agrees that (i) in making its decision to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, each Buyer has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement and, as applicable, the other Transaction Documents and (ii) neither the Company nor any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in this Agreement or, as applicable, the other Transaction Documents.
4.
COVENANTS.

(a)   Reasonable Best Efforts.   Each Buyer shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 5 of this Agreement. The Company shall use its reasonable best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement.
(b)   Blue Sky.   The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the applicable Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers. Each Buyer shall reasonably cooperate with the Company at its request in connection with filings, reports and other matters contemplated by such laws, statutes, rules and regulations.
(c)   Reporting Status.   Until the earlier of (i) the date upon which the Buyers shall have sold all of the Securities and (ii) the repayment or conversion in full of the Notes (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, except in each case, in connection with or as a result of a Fundamental Change permitted by the Indenture (as defined in the Indenture).
(d)   Use of Proceeds.   The Company will use the net proceeds from the sale of the Securities to fund working capital and general corporate purposes, which may include acquisitions, but not, directly or indirectly, for (i) the redemption or repurchase of any securities or repayment of any Indebtedness of the Company or any of its Subsidiaries (other than Indebtedness incurred under the Transaction Documents and repayment of working capital Indebtedness in the ordinary course of business from time to time) or (ii) the settlement of any outstanding litigation.
(e)   Financial Information.   The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8 or Form S-4) or amendments filed pursuant to the 1933 Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, email copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, substantially contemporaneously with the making available or giving thereof to the stockholders. All documents referred to in this Section 4(e) will be deemed to be delivered on the date they are filed through EDGAR.
(f)   Listing.   The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Note Shares upon the Principal Market and shall use its reasonable best efforts to maintain such listing or designation for quotation (as the case may be) of all Note Shares from time to time issuable under the terms of the Transaction Documents on the Principal Market or another Eligible Market (as defined below). The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market except in connection with or as a result of a Fundamental Change permitted under the Indenture. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).
(g)   Fees.   The Company shall pay for the reasonable and documented out-of-pocket due diligence and legal fees and expenses incurred by the Buyers in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by the Transaction Documents (and the enforcement thereof by the Buyers), including, without limitation, all reasonable and documented out-of-pocket consultant fees, all reasonable and documented out-of-pocket legal fees and disbursements of Latham & Watkins LLP, counsel to the Buyers, and reasonable and documented out-of-pocket fees and expenses incurred by the Buyers in connection with any regulatory filings in connection therewith (the “Transaction Expenses”) and such Transaction Expenses, to the extent they have been invoiced at least one (1) Business Day prior to Closing and not already been paid or reimbursed to the Buyers, may be withheld by the Buyers from the Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, The Depository Trust Company (“DTC”) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.
(h)   Pledge of Securities.   Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.
(i)   Disclosure of Transactions and Other Material Information.
(i)   Disclosure of Transaction.   No later than 9:15 a.m., New York time, on the date of this Agreement (or, if this Agreement is executed after such time, no later than 9:15 a.m. the following day), the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. No later than 5:30 p.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (the “8-K Filing”). From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall have terminated and none of the Buyers will be subject to any such obligation after the issuance of the Press Release.
(ii)   Limitations on Disclosure.   Other than as required under the Transaction Documents (but subject to any other disclosure obligations of the Company with respect thereto), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto such Buyer shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. If any material, non-public information is required to be provided by the Company or any of its Subsidiaries to any Buyer pursuant to the Transaction Documents, the Company shall obtain each Buyer’s prior written consent prior to providing such information to such Buyer, and if any Buyer fails to provide such written consent, the Company shall not be deemed to be in breach of any of the Transaction Documents as a result of the failure to provide such information. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s prior written consent in breach of the foregoing sentence, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements (by advertisement or otherwise), submit for publication or otherwise cause or seek to publish any information with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the 8-K Filing and (B) as is required by applicable law and regulations; provided however, that in the case of Clause (B), unless specifically prohibited by applicable law or court order, the Company shall promptly notify the Buyers of the requirement to make such submission or filing and provide the Buyers with a copy thereof. Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release, publication or otherwise, except in the 8-K Filing and as otherwise may be required by applicable law or regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.
(j)   Additional Issuance of Securities.
(i)   The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the thirtieth (30th) calendar day after the Closing Date (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall, directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register or amend any outstanding registration statements or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any preferred stock or any purchase rights). Notwithstanding the foregoing, this Section 4(j)(i) shall not apply during the Restricted Period in respect of (A) the issuance, offer, sale, grant or other disposition of any securities in connection with Project Level Financing, (B) the issuance of shares of Common Stock, Options or Convertible Securities pursuant to existing agreements entered into prior to the date hereof (without giving effect to any amendment thereto made after the date hereof), including issuances pursuant to Options or Convertible Securities outstanding as of the date hereof (without giving effect to any amendment thereto made after the date hereof) or any Approved Stock Plan as in effect as of the date hereof (without giving effect to any amendment thereto made after the date hereof) or grants or awards made under an Approved Stock Plan; provided however, that any offering, issuances or sales of securities pursuant to an ATM Agreement (as defined below) or the Continuous Notes Offering (as defined below) shall not fall within this exception, or (C) the issuances of Note Shares. “Project Level Financing” means all debt (including mezzanine and holdco financings and whether secured or unsecured), equity (including equity-linked), mezzanine financing(s) of any kind entered into by Driftwood LNG Holdings LLC or any of its Subsidiaries to the extent that the proceeds of any such financing will be used for the development, construction, financing, ownership, operation or maintenance of the Driftwood LNG Project. An “Approved Stock Plan” means any security-based compensation plan which has been approved by the Board of Directors of the Company prior to the date hereof, or any security-based compensation plan which is approved by the Board of Directors or the compensation committee thereof and the stockholders of the Company after the date hereof, pursuant to which shares of Common Stock, options to purchase Common Stock and other incentive equity awards may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such, and not for the purpose of raising capital, pursuant to any award agreement, consulting agreement, advisory agreement or independent contractor agreement approved by the Board of Directors or the compensation committee thereof.
(ii)   So long as any Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement directly or indirectly to effect a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights); provided that none of the following shall be considered a “Variable Rate Transaction”: (y) the issuance and sale of shares of Common Stock pursuant to the Distribution Agency Agreement, dated December 17, 2021, between the Company and T.R. Winston & Company, LLC, as amended on April 7, 2022, or the Amended and Restated Distribution Agency Agreement, dated as of January 21, 2020, by and between the Company and Credit Suisse Securities (USA) LLC, or any similar agreement providing for at-the-market sales of Common Stock through a registered broker-dealer, but, for the avoidance of doubt, not an equity line of credit (collectively, the “ATM Agreements”) or (z) any Project Level Financing in which the conversion price of Convertible Securities included in such financing cannot be set and the security cannot be convertible until after the Notes cease to be outstanding through conversion, redemption or otherwise.
(iii)   So long as any Notes remain outstanding, the Company will not, without the prior written consent of the Required Holders (as defined below), issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes.
(iv)   So long as any Notes remain outstanding, the Company will not, without the prior written consent of the Required Holders (as defined below), issue or sell any securities pursuant to the At Market Issuance Sales Agreement, dated December 17, 2021, between the Company and B. Riley Securities, Inc. (the “Continuous Notes Offering”).
(v)   Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any issuance prohibited by this Section 4(j), which remedy shall be in addition to any right to collect damages.
(k)   RESERVED.
(l)   Regulation M.   The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.
(m)   Closing Documents.   After the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Latham & Watkins LLP a complete closing set of the respective executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 6 hereof or otherwise (which may be in photocopies or pdf versions of executed copies).
(n)   Legends.
(i)   Certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.
(ii)   Notwithstanding Section 4(n)(i), the Notes shall bear the legend required by Section 1275(c) of the Internal Revenue Code of 1986, as amended.
(o)   Taxes.
(i)   On the date hereof and as reasonably requested thereafter by the Company or its transfer agent and any subsequent transfer agent (as applicable) (the “Transfer Agent”), each Buyer (or the person that will be treated as owning the Purchased Security for U.S. federal income tax purposes) shall provide the Company and the Transfer Agent with an Internal Revenue Service Form W-9 indicating that such Buyer is a U.S. person that is exempt from U.S. federal backup withholding.
(ii)   Upon assignment of a Note by a Buyer pursuant to Section 8(g) (including by means of a sale or other exchange of the a Note by a Buyer) and as reasonably requested by the Company thereafter, each assignee (or, in each case, the person that will be treated as owning the Purchased Security for

U.S. federal income tax purposes) shall provide the Company and the Transfer Agent with an Internal Revenue Service Form W-9 or the applicable Internal Revenue Service Form W-8 and any accompanying forms as will permit the Company to determine the rate of withholding applicable to payments pursuant to the Note.
(iii)   The Company (and any person acting on behalf of the Company, including the Transfer Agent) shall have the right to deduct and withhold any taxes that it is required to deduct and withhold under applicable law from any payments to be made pursuant to the Notes. To the extent that amounts are so withheld and paid by the Company (or any person acting on behalf of any of the Company, including the Transfer Agent) to the applicable governmental authority, such withheld amounts shall be treated for all purposes of this Agreement and the Notes as having been delivered and paid to the applicable Buyer or any other recipient of payment in respect of which such deduction and withholding was made. The Company and each Buyer (including any assignee of Buyer) agree to cooperate in obtaining any available exemption or reduction of such withholding, including the provision of forms pursuant to Sections 4(o)(i) and 4(o)(ii).
(p)   FAST Compliance.   While any Notes remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.
5.
CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL THE PURCHASED SECURITIES.

(a)   The obligation of the Company hereunder to issue and sell the Purchased Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
(i)   Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.
(ii)   Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Purchased Securities being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.
(iii)   The representations and warranties of such Buyer shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.
6.
CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE THE PURCHASED SECURITIES.

(a)   The obligation of each Buyer hereunder to purchase its Purchased Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof; provided, however, that no Buyer may waive the conditions set forth in (x), (xii) or (xiii) below without the consent of the Company:
(i)   The Company and Investments shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer the Purchased Securities set forth across from such Buyer’s name on the Schedule of Buyers at the Closing pursuant to this Agreement via book entry.
(ii)   Such Buyer shall have received the opinions of each of Davis Graham & Stubbs LLP and Kirkland & Ellis LLP, the Company’s counsel, each dated as of the Closing Date and covering matters customary in similar transactions, in forms reasonably acceptable to such Buyer.

(iii)   The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company, Investments and Production Holdings in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.
(iv)   The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation of the Company as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.
(v)   The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company’s Board of Directors or a committee thereof in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.
(vi)   The representations and warranties of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions (except for covenants, agreements or conditions that are qualified by materiality or material adverse effect, which shall be performed, satisfied and complied with in all respects) required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect in the form reasonably acceptable to such Buyer.
(vii)   The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.
(viii)   The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (1) in writing by the SEC or the Principal Market or (2) by falling below the minimum maintenance requirements of the Principal Market.
(ix)   The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.
(x)   No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(xi)   Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.
(xii)   The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Note Shares and confirmation from the Principal Market that no stockholder vote or other conditions under the rules of the Principal Market shall apply to the sale of the Securities at the Closing.
(xiii)   Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company and agreed upon by such Buyer and the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (a “Flow of Funds Letter”) with respect to the Purchased Securities.

(xiv)   The Company shall have delivered to such Buyer the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Company and its Subsidiaries and such search shall reveal no Liens on any of the Collateral (as such term is defined in the Pledge Agreement) or other assets of the Company and its Subsidiaries except for Permitted Liens and except for Liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Buyer.
(xv)   All amounts due under Section 4(g) shall have been paid or arrangements shall have been made for them to be paid on the Closing Date, in each case, to the extent due and, in the case of expenses of the Buyers that are reimbursable in accordance herewith, invoiced at least one (1) Business Day prior to the Closing Date.
(xvi)   The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.
7.
TERMINATION.

In the event that the Closing shall not have occurred (x) with respect to a Buyer within ten (10) days of the date hereof, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of the terminating party to any other party or (y) within three (3) Business Days after the Company has given written notice to the Buyers that all conditions to the Company’s obligations set forth in Section 5 of the date hereof have been satisfied or waived (other than those that by their nature are to be satisfied at Closing), then the Company shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such third Business Day without liability of the Company to any other party; provided, however, (i) the right to terminate this Agreement under this Section 7 shall not be available to the terminating party if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such party’s breach of this Agreement, (ii) the abandonment of the sale and purchase of the Purchased Securities shall be applicable only to such Buyer with respect to clause (x) hereof; provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above; and (iii) the Company may not provide the written notice referred to in clause (y) hereof unless all conditions to each Buyer’s obligations set forth in Section 6 hereof have been satisfied or waived by the Buyers, if applicable (other than those that by their nature are to be satisfied at Closing). Nothing contained in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
8.
MISCELLANEOUS.

(a)   Governing Law; Jurisdiction; Jury Trial.   All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and each Buyer hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any party from bringing suit or taking other legal action against another party in any other jurisdiction to collect on such party’s obligations to the first party or to enforce a judgment or other court ruling in favor of such first party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
(b)   Counterparts; Electronic Signatures.   This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each party hereto accepts the foregoing and any document received in accordance with this Section 8(b) shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement.
The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the each of the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute the Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
(c)   Headings; Gender; Interpretation.   The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.
(d)   Severability; Maximum Payment Amounts.   If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.
(e)   Entire Agreement; Amendments.   This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer that is disproportionate relative to other Buyers without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer that is disproportionate relative to other Buyers without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the

Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” or words to substantially similar effect, nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. ”Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase Purchased Securities at the Closing and (II) on or after the Closing Date, holders of a majority of the Note Shares in the aggregate as of such time issued or issuable hereunder or pursuant to the Notes.
(f)   Notices.   Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:
If to the Company:
Tellurian Inc.
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone: (832) 962-4000
Attention: Legal
E-Mail: legal.notices@tellurianinc.com
If to the Transfer Agent:
Broadridge Corporate Issuer Solutions, Inc.
51 Mercedes Way
Edgewood, NY 11711
Telephone: (303) 420-8595
Attention: Theresa Henshaw
E-mail: theresa.henshaw@broadridge.com
If to a Buyer, to (i) its e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers and (ii) to [•] (telephone: [•])
with a copy (for informational purposes only) to:
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
Telephone: (858) 523-5400
Facsimile: (858) 523-5450
Attention: Michael E. Sullivan, Esq.
E-mail: michael.sullivan@lw.com
or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i) or (iii) above, respectively.
(g)   Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Purchased Securities; provided, however that a Buyer or holder of the Notes may not assign or otherwise transfer any of its rights or obligations hereunder to any Disqualified Institution (as defined below) or any of their affiliates that are readily identifiable on the basis of such affiliate’s name. A “Disqualified Institution” includes any entity listed on Exhibit D attached hereto; provided further, however, that the preceding limitation shall not apply if an Event of Default (as defined in the Indenture) has occurred and is continuing. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Change (as defined in the Indenture) unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Indenture. Subject to the foregoing, a Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, provided (i) such assignee agrees in writing provided to the Company to be bound by the provisions hereof that apply to Buyers in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights and (ii) a Buyer may not assign its rights under Sections 4(g) and 4(j), in each case, other than to an affiliate, without the prior written consent of the Company. Any purported assignment in violation of the foregoing shall be void.
(h)   No Third Party Beneficiaries.   This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 8(k).
(i)   Survival.   Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is six (6) months after Maturity Date (as defined in the Indenture); provided, that the representations and warranties in (a) Section 3(c), Section 3(d), Section 3(i), Section 3(t) and Section 3(bb) shall survive indefinitely and (b) the representation and warranty in Section 3(cc) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All covenants and agreements of the parties contained herein shall survive the Closing for the period explicitly specified therein, or, if no such period is specified, so long as any Notes remain outstanding. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved. No claim for indemnification may be asserted against either party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim is received by such party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim on or prior to the date on which the representation, warranty, covenant or agreement on which such claim is based ceases to survive as set forth in this Section 8(i).
(j)   Further Assurances.   Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)   Indemnification.
(i)   In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented out-of-pocket attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the Company’s execution, delivery, performance or enforcement of any of the Transaction Documents, or (B) the status of such Buyer either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the Company will not be liable in any such case to a Buyer or its related Indemnitees to the extent that any such claim, loss, damage, liability or expense arise primarily out of or is based primarily upon the inaccuracy of any representations and warranties made by such Buyer herein or the willful misconduct or gross negligence on the part of such Buyer or such related Indemnitee.
(ii)   Promptly after receipt by an Indemnitee under this Section 8(k) of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 8(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent it so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or claim by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, it shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 8(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 8(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the Company or others, and (ii) any liabilities the Company may be subject to pursuant to the law. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
(l)   Construction.   The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty unless otherwise provided for herein. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.
(m)   Remedies.   Each Buyer and in the event of assignment by a Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).
(n)   Withdrawal Right.   Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
(o)   Payment Set Aside; Currency.   To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. ”Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.
(p)   Independent Nature of Buyers’ Obligations and Rights.   The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption, as among the parties hereto, that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. Each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each applicable Subsidiary and a Buyer, solely, and not between the Company, its applicable Subsidiaries and the Buyers collectively and not between and among the Buyers.
(q)   Performance Date.   If the date by which any obligation under any of the Transaction Documents must be performed occurs on a day other than a Business Day, then the date by which such performance is required shall be the next Business Day following such date.
(r)   Enforcement Fees.   The prevailing party or parties in any action to enforce the Transaction Documents shall be entitled to recover all reasonable costs and expenses from the non-prevailing party or parties incurred as a result of enforcement of the Transaction Documents and, as applicable, the collection of any amounts owed hereunder (whether in cash, equity or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.
[signature pages follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.
COMPANY:
TELLURIAN INC.
By:
 Name: Kian Granmayeh
 Title:  Chief Financial Officer
[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.
BUYER:
[ • ]
By:
 Name:
 Title:
[Signature Page to Securities Purchase Agreement]

SCHEDULE OF BUYERS
(1)	(2)	(3)	(4)	(5)
Buyer	Address and E-Mail	Aggregate Principal Amount of Notes	Aggregate Purchase Price of Notes	Legal Representative’s Address and Facsimile Number
[ • ]	[•]	$500,000,000	$500,000,000	Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Telephone: (212) 906-1200 Facsimile: (212) 751-4864 Attention: Michael E. Sullivan
TOTAL		$500,000,000	$500,000,000

PROSPECTUS
Tellurian Inc.
Common Stock
Preferred Stock
Warrants
Units
Debt Securities
We may offer and sell from time to time common stock, preferred stock, warrants to purchase common stock or preferred stock, and debt securities in one or more transactions. We may also offer and sell from time to time, in one or more transactions, such securities as may be issuable upon the conversion, exercise or exchange of preferred stock, warrants or debt securities. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
This prospectus provides you with a description of our common stock and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in our securities.
Our common stock is listed for trading on the Nasdaq Capital Market under the ticker symbol “TELL.” On April 27, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.57 per share. None of the other securities offered under this prospectus are publicly traded.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 28, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on Form S-3. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of our common stock and a general description of the other securities that we may offer. Each time that securities are sold pursuant to the registration statement, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest.
You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
In this prospectus, references to “Tellurian,” the “Company,” the “issuer,” “we,” “us” or “our” refer to Tellurian Inc. (which, until February 10, 2017, was known as Magellan Petroleum Corporation) and its subsidiaries, unless the context suggests otherwise.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and at our website address at http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus.
We have filed with the SEC a registration statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC.

You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 24, 2020;

•
our Current Reports on Form 8-K filed with the SEC on January 21, 2020, February 11, 2020, March 2, 2020, March 9, 2020 and March 23, 2020 (both filings); and

•
the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as the same may be amended from time to time, and as superseded by the disclosures in “Description of Our Capital Stock” herein.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.
We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address, telephone number, facsimile number and e-mail address:
Tellurian Inc.
Attention: Corporate Secretary
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone No.: (832) 962-4000
Facsimile No.: (832) 962-4055
E-mail: CorpSec@tellurianinc.com
Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

ABOUT TELLURIAN INC.
We intend to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide (the “Business”). We are developing a portfolio of natural gas production, liquefied natural gas (“LNG”) marketing, and infrastructure assets that includes an LNG terminal facility (the “Driftwood terminal”) and three related pipelines (the “Pipeline Network”). We refer to the Driftwood terminal, the Pipeline Network and certain natural gas production assets collectively as the “Driftwood Project.” We currently estimate the total cost of the Driftwood Project to be approximately $28.9 billion, including owners’ costs, transaction costs and contingencies but excluding interest costs incurred during construction of the Driftwood terminal and other financing costs. Our Business may be developed in phases.
The proposed Driftwood terminal will have a liquefaction capacity of approximately 27.6 million tonnes per annum and will be situated on approximately 1,000 acres in Calcasieu Parish, Louisiana. The proposed Driftwood terminal will include up to 20 liquefaction trains, three full containment LNG storage tanks and three marine berths. We have entered into four lump sum turnkey engineering, procurement and construction agreements totaling $15.5 billion with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) for construction of the Driftwood terminal.
The proposed Pipeline Network is currently expected to consist of three pipelines, the Driftwood pipeline, the Haynesville Global Access Pipeline and the Permian Global Access Pipeline. The Driftwood pipeline will be a 96-mile large diameter pipeline that will interconnect with 14 existing interstate pipelines throughout southwest Louisiana to secure adequate natural gas feedstock for the Driftwood terminal. The Driftwood pipeline will be comprised of 48-inch, 42-inch and 36-inch diameter pipeline segments and three compressor stations totaling approximately 274,000 horsepower, all as necessary to provide approximately 4 billion cubic feet per day (“Bcf/d”) of average daily natural gas transportation service. We estimate construction costs for the Driftwood pipeline of up to approximately $2.3 billion before owners’ costs, financing costs and contingencies.
The Haynesville Global Access Pipeline is expected to run approximately 200 miles from northern to southwest Louisiana. The Permian Global Access Pipeline is expected to run approximately 625 miles from west Texas to southwest Louisiana. Each of these pipelines is expected to have a diameter of 42 inches and be capable of delivering approximately 2 Bcf/d of natural gas. We currently estimate that construction costs will be approximately $1.4 billion for the Haynesville Global Access Pipeline and approximately $4.2 billion for the Permian Global Access Pipeline, in each case before owners’ costs, financing costs and contingencies. We are also considering the potential development of a fourth pipeline, the Delhi Connector Pipeline, which would run approximately 180 miles from Perryville/Delhi in northeast Louisiana to Lake Charles, Louisiana.
Our upstream properties, acquired in a series of transactions during 2017 and 2018, consist of 10,260 net acres and 67 producing wells (21 operated) located in the Haynesville Shale trend of northern Louisiana.
In connection with the implementation of our Business, we are offering limited partnership interests in a subsidiary, Driftwood Holdings LP (“Driftwood Holdings”), which will own the Driftwood Project. Partners will contribute cash in exchange for equity in Driftwood Holdings and will receive LNG volumes at the cost of production, including the cost of debt, for the life of the Driftwood terminal. We plan to retain a portion of the ownership in Driftwood Holdings and have engaged Goldman Sachs & Co. and Société Générale to serve as financial advisors for Driftwood Holdings. We also continue to develop our LNG marketing activities.
The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments Inc., a Delaware corporation, in February 2017. Our common stock has been trading on the Nasdaq Stock Market since 1972. It currently trades under the ticker symbol “TELL.”
Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.
Resales of our common stock in the public market following an offering may cause the trading price to fall.
Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. An offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following an offering, the trading price of our common stock could fall.
If you purchase our common stock in an offering, you may experience immediate dilution.
Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in an offering. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.
Pandemics or disease outbreaks, such as the currently ongoing COVID-19 outbreak, may adversely affect our efforts to reach a final investment decision with respect to the Driftwood Project.
Pandemics or disease outbreaks such as the currently ongoing COVID-19 outbreak may have a variety of adverse effects on our business, including by depressing commodity prices and the market value of our securities and limiting the ability of our management to travel to meet with partners and potential partners. Prospects for the development and financing of the Driftwood Project are based in part on factors including global economic conditions that have been, and are likely to continue to be, adversely affected by the COVID-19 pandemic. Additional effects of the pandemic on our business may include limits on the ability of our employees, or those of partners or vendors, to provide necessary services due to illness or quarantines and governmental restrictions on travel, imports or exports or financial transactions.
CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:
•
our businesses and prospects and our overall strategy;

•
planned or estimated capital expenditures;

•
availability of liquidity and capital resources;

•
our ability to obtain additional financing as needed and the terms of financing transactions, including at Driftwood Holdings;

•
revenues and expenses;

•
progress in developing our projects and the timing of that progress;

•
future values of our projects or other interests, operations or rights; and

•
government regulations, including our ability to obtain, and the timing of, necessary governmental permits and approvals.

Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the “Risk Factors” section and elsewhere in reports we file with the SEC incorporated by reference in this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement, and include such factors as:
•
the uncertain nature of demand for and price of natural gas and LNG;

•
risks related to shortages of LNG vessels worldwide;

•
technological innovation which may render our anticipated competitive advantage obsolete;

•
risks related to a terrorist or military incident involving an LNG carrier;

•
changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

•
governmental interventions in the LNG industry, including increases in barriers to international trade;

•
uncertainties regarding our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

•
our limited operating history;

•
our ability to attract and retain key personnel;

•
risks related to doing business in, and having counterparties in, foreign countries;

•
our reliance on the skill and expertise of third-party service providers;

•
the ability of our vendors to meet their contractual obligations;

•
risks and uncertainties inherent in management estimates of future operating results and cash flows;

•
our ability to maintain compliance with our debt arrangements and other agreements;

•
the potential discontinuation of the London Inter-Bank Offered Rate (LIBOR);

•
changes in competitive factors, including the development or expansion of LNG, pipeline and other projects that are competitive with ours;

•
development risks, operational hazards and regulatory approvals;

•
our ability to enter into and consummate planned financing and other transactions;

•
risks related to pandemics or disease outbreaks; and

•
risks and uncertainties associated with litigation matters.

The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.
USE OF PROCEEDS
Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering. We will bear all of the expenses of the offering of the securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.
We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.
PLAN OF DISTRIBUTION
We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.
Any person participating in the distribution of common stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.
Offering
We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:
•
the name or names of underwriters, dealers or agents;

•
the purchase price of the securities and the proceeds we will receive from the sale;

•
any underwriting discounts, commissions, and other items constituting underwriters’ compensation;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any commissions paid to agents;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:
•
underwritten offerings;

•
block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers through registered direct offerings or otherwise; and

•
any other method permitted pursuant to applicable law.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.
If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Underwriters, dealers and agents may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.
In addition, we may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.
To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution.
Other than common stock, all securities sold under this prospectus will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
DESCRIPTION OF OUR CAPITAL STOCK
Our amended and restated certificate of incorporation authorizes us to issue 400,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 per share. As of December 27, 2019, 242,207,522 shares of our common stock were issued and outstanding and 6,123,782 shares of Tellurian Series C convertible preferred stock (the “Series C Preferred Shares”) were issued and outstanding.
The rights of the holders of our common stock and Series C Preferred Shares are governed by the Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing the Series C Preferred Shares.
The following is a summary of the material terms of our capital stock, and is qualified in its entirety by reference to the complete text of our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing the Series C Preferred Shares, each of which is incorporated by reference in this prospectus. See “Where You Can Find More Information.”
Common Stock
Voting Rights
Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Under our amended and restated by-laws, unless otherwise provided in our amended and restated certificate of incorporation or the DGCL with respect to a specified action, matters to be voted on by stockholders are generally decided by a majority of the votes cast, except that contested elections of directors will be decided by a plurality vote. Our amended and restated by-laws provide that the presence at a stockholders’ meeting of one-third of the voting power of our outstanding stock entitled to vote at the meeting will constitute a quorum.
Dividend and Distribution Rights
Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends (subject to the restrictions on dividends set forth in the certificate of designations governing the Series C Preferred Shares). As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders.
Preemptive, Conversion and Redemption Rights
Holders of our outstanding common stock have no conversion or redemption rights. In addition, holders of our common stock have no preemptive rights under the DGCL. However, Total Delaware, Inc. (“Total”) has a contractual right to purchase its pro rata portion of any new equity securities that Tellurian may issue to a third party on the same terms and conditions as such equity securities are offered and sold to such party, subject to certain exceptions. Total also has certain anti-dilution rights that will entitle it to purchase additional shares of our common stock under certain circumstances if all or a portion of our acquisition of an interest in Driftwood Holdings LP is financed with securities convertible into our common stock. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then-existing stockholders may be diluted.
Trading Market
Our common stock is listed for trading on the Nasdaq Capital Market under the ticker symbol “TELL.” On April 27, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.57 per share.

Registrar and Transfer Agent
Our registrar and transfer agent for all shares of common stock is Broadridge Corporate Issuer Solutions, Inc.
Preferred Stock Generally
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 100,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.
Series C Convertible Preferred Stock
Voting Rights
Holders of the Series C Preferred Shares are entitled to one vote for each Series C Preferred Share held on matters submitted to a vote of common stockholders.
Conversion
Holders of the Series C Preferred Shares may convert all or any portion of such shares for shares of Tellurian common stock on a one-for-one basis. At any time after “Substantial Completion” of “Project 1,” each as defined in and pursuant to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 1 Liquefaction Facility, dated as of November 10, 2017, by and between Driftwood LNG LLC, a Delaware limited liability company and a subsidiary of Tellurian, and Bechtel, or at any time after March 21, 2028, Tellurian has the right, at its option, to cause not less than all of the Series C Preferred Shares to be converted into shares of Tellurian common stock on a one-for-one basis. The conversion ratio will be subject to customary anti-dilution adjustments.
Dividends
The Series C Preferred Shares do not have dividend rights. Tellurian will be prohibited from paying dividends on its common stock so long as the Series C Preferred Shares remain outstanding.
Liquidation
In the event of any liquidation, dissolution or winding up of the affairs of Tellurian (a “Liquidation Event”), after payment or provision for payment of the debts and other liabilities of Tellurian, holders of the Series C Preferred Shares will be entitled to receive the greater of (i) an amount in cash equal to $8.16489 per share and (ii) the amount that would be received by the holders of the Series C Preferred Shares had such holders converted those shares into Tellurian common stock immediately prior to the Liquidation Event.
Priority
So long as any Series C Preferred Shares remain outstanding, Tellurian may not, without the consent of the holders of at least a majority of the Series C Preferred Shares, authorize the issuance of any class of shares that is pari passu with or senior to the Series C Preferred Shares in the payment of dividends or the distribution of assets following a Liquidation Event, except in limited circumstances.
Anti-Takeover Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws
Our amended and restated certificate of incorporation and amended and restated by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.
Among other things, our amended and restated certificate of incorporation and amended and restated by-laws:
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divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

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provide that all vacancies on the board of directors, including newly created directorships, will, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

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provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days, and not more than 120 days, prior to the first anniversary of the prior year’s annual meeting (or, in the case of a special meeting, not less than 90 days or more than 120 days prior to the date of the meeting). Our amended and restated by-laws specify the information that must be included in a stockholder’s notice. These requirements may prevent stockholders from bringing matters before the stockholders at an annual or special meeting;

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provide that stockholders may not act by written consent in lieu of a meeting unless the action, and the taking of such action by written consent, has been approved in advance by the board of directors;

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provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

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provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of two-thirds of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law
We are subject to the anti-takeover provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
Section 203 defines a “business combination” as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:
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our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or
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the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock and that are favored by the holders of a majority of our then-outstanding stock.
DESCRIPTION OF OUR WARRANTS
The following is a summary of the general terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.
We may issue warrants for the purchase of common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with any other offered securities, and may be attached to or separate from any offered securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into an agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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the price at which the securities issuable upon exercise of such warrants may be acquired;

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the dates on which the right to exercise such warrants will commence and expire;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any; and

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any other terms of such warrants, including terms, procedures, and limitations relating to the exchange or exercise of such warrants.

Exercise of Warrants
Each warrant will entitle its holder to purchase the number of shares of common stock, preferred stock or combination thereof at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise describe in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will describe in the applicable prospectus supplement the place or places where, and the manner in which, warrants may be exercised. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.
Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.
Prior to the exercise of any warrants to purchase the purchased securities, holders of the warrants will not have any of the rights of holders of the common stock or the preferred stock, as applicable, purchasable upon exercise, including the right to vote or to receive any payments of dividends, as applicable.
DESCRIPTION OF OUR UNITS
We may issue units comprised of one or more securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as described in the prospectus supplement relating to units being offered. The prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer, or exchange of the units;

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a discussion of material federal income tax considerations, if applicable; and

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whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not contain all of the provisions of those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant unit agreements, which will be filed with the SEC in connection with the offering of units and will be available as described under the heading “Where You Can Find More Information.”
The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Our Warrants” above and “Description of Our Debt Securities” below, will apply to each unit and to each security included in each unit, respectively.
DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between the Company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
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the title of the series;

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the aggregate principal amount;

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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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any limit on the aggregate principal amount;

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the date or dates on which principal is payable;

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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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the date or dates from and on which interest, if any, will be payable and any regular record date for the interest payable;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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the denominations in which such debt securities may be issuable, if $1,000 or other than a denomination of $1,000, or any integral multiple of that number;

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whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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the currency of denomination;

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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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any covenants applicable to such debt securities;

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the provisions, if any, relating to any collateral provided for such debt securities;

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any events of default;

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the terms and conditions, if any, for conversion into or exchange for shares of common stock;

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any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents;

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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

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any other material terms of such debt securities.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
LEGAL MATTERS
Davis Graham & Stubbs LLP of Denver, Colorado, has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.
EXPERTS
The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Tellurian’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Certain information contained in the documents we include herein and incorporate by reference into this prospectus with respect to the Company’s oil and gas reserves is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, and has been included and incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

Tellurian Inc.
$500 million Senior Secured Convertible Notes and
Shares of Common Stock Issuable Upon Conversion of the Convertible Notes

PROSPECTUS SUPPLEMENT
June 1, 2022

Placement Agents
Roth Capital Partners Citigroup